UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of

The Securities Exchange Act of 1934

(Amendment No.     )

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REGIONS FINANCIAL CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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REGIONS FINANCIAL CORPORATION

PROXY STATEMENT

AND

NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS

REGIONS FINANCIAL CORPORATION

1900 Fifth Avenue North

Birmingham, Alabama 35203

To our Stockholders:

You are cordially invited to attend the 2014 annual meeting of stockholders of Regions Financial Corporation, to be held at 9:00 A.M., local time, on April 24, 2014, in the Upper Lobby Auditorium of Regions Bank, 1901 Sixth Avenue North, Birmingham, Alabama 35203. We hope that you will be able to attend.

The formal notice of the annual meeting setting forth the business expected to come before the meeting follows. Our materials include our proxy statement, including a letter from our Lead Independent Director and form of proxy. If you have elected to receive your proxy statement by mail, then accompanying the proxy statement is our Annual Report on Form 10-K for the year ended December 31, 2013 and Chairman’s Letter. If you have elected to receive your proxy statement electronically, then our Annual Report on Form 10-K for the year ended December 31, 2013 and Chairman’s Letter is available on the Internet with the proxy statement.

We are continuing to use the Securities and Exchange Commission rule that allows us to furnish our proxy materials to stockholders over the Internet. This means most of our stockholders will receive only a notice containing instructions on how to access the proxy materials over the Internet and vote online. We believe this offers a convenient way for stockholders to review the materials and also substantially reduces our printing and mailing expenses. If you receive this notice but would still like to receive paper copies of the proxy materials, please follow the instructions on the notice or on the website referred to on the notice. We ask you to consider signing up to receive these materials electronically in the future by following the instructions after you vote your shares over the Internet. By delivering proxy materials electronically to our stockholders, we reduce the costs of printing and mailing our proxy materials. To enroll for electronic delivery, visit http://enroll.icsdelivery.com/rf.

Your vote is important and in order that we may be assured of a quorum, we urge you to vote as soon as possible, even if you plan to attend the meeting. The notice and the proxy statement contain instructions on how you can vote your shares over the Internet, by telephone, or by mail if you have received a printed copy of the materials and proxy card.

If your shares are held for you by your broker, it is important that you instruct your broker on how you want to vote. Under New York Stock Exchange rules, your broker will not be able to use its discretion to vote your shares for the election of Directors or matters related to executive compensation. Please instruct your broker on how you want to vote by following the instructions on the form sent by your broker.

Thank you for your continued investment in and support of Regions Financial Corporation, and I look forward to welcoming you to our annual meeting.

March 11, 2014

Sincerely,

O. B. Grayson Hall, Jr.

Chairman, President and Chief Executive Officer

REGIONS FINANCIAL CORPORATION

1900 Fifth Avenue North

Birmingham, Alabama 35203

NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS

To be held Thursday, April 24, 2014

TO THE STOCKHOLDERS OF REGIONS FINANCIAL CORPORATION:

The 2014 Annual Meeting of Stockholders of Regions Financial Corporation (“Regions”), a Delaware corporation, will be held:

Date: Thursday, April 24, 2014

Time: 9:00 A.M., local time

Place: Upper Lobby Auditorium of Regions Bank, 1901 Sixth Avenue North, Birmingham, Alabama 35203

The annual meeting is being held for the following purposes:

1.	Election to our Board of Directors of the 13 Director nominees named in the proxy statement, to serve as Directors until the next annual meeting of stockholders or in each case until their successors are duly elected and qualified;

2.	Ratification of the selection of Ernst & Young LLP as Regions’ independent registered public accounting firm for the year 2014; and

3.	Nonbinding stockholder approval of executive compensation.

We also will act on any other business that may properly come before the meeting, although we have not received notice of any other matters that may be properly presented.

The Regions Board of Directors fixed the close of business on March 3, 2014, as the record date for the annual meeting of stockholders. This means that only Regions stockholders of record at such time are entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement of the annual meeting. A complete list of Regions stockholders of record entitled to vote at the annual meeting will be made available for inspection by any Regions stockholder for ten days prior to the annual meeting at the principal executive offices of Regions and at the time and place of the annual meeting.

The annual meeting will begin promptly at 9:00 A.M., local time, and check-in will begin at 8:00 A.M., local time. Please allow ample time for the check-in process. You will need a identification to gain admission.

Your vote is important. Whether or not you plan to attend the annual meeting, you are encouraged to submit your proxy with voting instructions. To vote your shares, please follow the instructions in the notice of Internet availability of proxy materials or the proxy card you received in the mail. If you vote by telephone or via the Internet, you need not return a proxy card. You may revoke your proxy at any time before the meeting by notifying the Corporate Secretary of Regions in writing or by validly submitting another proxy by telephone, Internet or mail. If you are present at the meeting, you may vote your shares in person, which will supersede your proxy. If you hold shares through a broker or other custodian, check the voting instructions provided to you by that broker or custodian.

March 11, 2014

By Order of the Board of Directors

Fournier J. Gale, III

Corporate Secretary

  ï  2014 Proxy Statement    1

REGIONS FINANCIAL CORPORATION

1900 Fifth Avenue North

Birmingham, Alabama 35203

March 11, 2014

PROXY STATEMENT

The Board of Directors (the “Board”) of Regions Financial Corporation (“Regions” or the “Company”) is furnishing you with this proxy statement to solicit proxies on its behalf to be voted at the 2014 annual meeting of stockholders of Regions. The 2014 annual meeting will be held in the Upper Lobby Auditorium of Regions Bank, 1901 Sixth Avenue North, Birmingham, Alabama 35203 on Thursday, April 24, 2014, at 9:00 A.M., local time. The proxies also may be voted at any adjournments or postponements of the annual meeting.

The mailing address of our principal executive offices is 1900 Fifth Avenue North, Birmingham, Alabama 35203. We are first furnishing the proxy materials to stockholders on March 11, 2014.

All properly executed written proxies, and all properly completed proxies submitted by telephone or Internet, that are delivered pursuant to this solicitation will be voted at the 2014 annual meeting of stockholders in accordance with the directions given in the proxy, unless the proxy is revoked prior to completion of voting at the meeting.

Only owners of record of shares of Regions’ common stock as of the close of business on March 3, 2014, the record date, are entitled to notice of, and to vote at, the meeting or at any adjournments or postponements of the meeting. Each owner of record on the record date is entitled to one vote for each share of common stock held. On March 3, 2014, there were 1,378,536,561 shares of common stock issued and outstanding.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 24, 2014:

The Notice of Annual Meeting and Proxy Statement,

Annual Report on Form 10-K for the year ended December 31, 2013 and Chairman’s Letter

are available at www.regions.com or www.proxyvote.com.

2       ï  2014 Proxy Statement

PROXY SUMMARY

PROXY SUMMARY

This summary highlights certain information regarding Regions. This summary does not contain all of the information provided elsewhere in the proxy statement, and therefore you should read the entire proxy statement carefully before voting.

For more complete information regarding the Company’s 2013 performance, review the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

2014 Annual Meeting of Stockholders

• Date and Time:	April 24, 2014, 9:00 A.M. (CDT)

• Location:	Regions Bank Upper Lobby Auditorium 1901 Sixth Avenue North Birmingham, AL 35203

• Record Date:	March 3, 2014

• Voting:	Stockholders as of the record date are entitled to vote. Stockholders of record can vote by proxy several ways:

With your tablet or smart phone, scan the Quick Response Code that appears on your proxy card or Notice to vote with your mobile device (may require free software).

You may vote over the Internet by going to www.proxyvote.com and entering your 12 digit control number that appears on your proxy card, e-mail notification or notice of Internet availability of proxy materials.

You may vote by telephone by calling 1-800-690-6903 and following the recorded instructions. If you vote by telephone, you also will need your control number referenced above.

If you request printed copies of the proxy materials be sent to you by mail, you may vote by proxy by filling out the proxy card and sending it back in the envelope provided to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Additionally, you may vote in person at the meeting.

If you hold your stock in street name or through Regions’ employee benefit plans, see “Questions and Answers About the Annual Meeting and Voting” at page 13 for more information about how to vote your shares.

Proposals Which Require Your Vote

		More Information	Board Recommendation	Votes Required for Approval
PROPOSAL 1	Election of Directors	Page 19	FOR each Director Nominee	Affirmative “FOR” vote of a majority of the votes cast for or against the proposal. Abstentions and broker non-votes have no effect on the vote results.
PROPOSAL 2	Ratification of Selection of Independent Registered Public Accounting Firm	Page 47	FOR
PROPOSAL 3	Nonbinding Stockholder Approval of Executive Compensation	Page 50	FOR

Information About Regions

Regions is a financial holding company headquartered in Birmingham, Alabama which operates in the South, Midwest and Texas. Regions, through its subsidiaries, provides traditional commercial, retail and mortgage banking services, as well as other financial services in the fields of investment banking, asset management, trust, mutual funds, securities brokerage, insurance and specialty financing.

  ï  2014 Proxy Statement    3

PROXY SUMMARY

At December 31, 2013, Regions had total consolidated assets of approximately $117.4 billion, consolidated deposits of approximately $92.5 billion and total consolidated stockholders’ equity of approximately $15.8 billion.

Regions is a Delaware corporation. Regions’ principal executive offices are located at 1900 Fifth Avenue North, Birmingham, Alabama 35203.

Regions conducts its banking operations through Regions Bank, an Alabama chartered commercial bank that is a member of the Federal Reserve System. At December 31, 2013, Regions Bank operated 2,029 ATMs and 1,705 banking offices in 16 states.

2013 Business Highlights

Performance

•	Increased diluted earnings per share by 8 percent compared to prior year.
•	Increased our stock price by 39 percent.
•	Continued disciplined expense management and prudent investments in technology and people.

Capital

•	Increased quarterly dividend on common shares to $.03 per share.
•	Repurchased $340 million in common stock.
•	Maintained strong Tier 1 ratio of 11.7 percent Tier 1 Common ratio of 11.2 percent (Non-GAAP, see Table 2 in Form 10-K for reconciliation).

Customers

•	Increased customer relationships in 15 of 17 businesses.
•	Increased total new and renewed loan production by $4.5 billion, or 8 percent, from the previous year.
•	Achieved top decile in customer loyalty and top 20 percent in customer satisfaction, as measured by Gallup.

Stock Performance Graph

This graph shows the cumulative total stockholder return for Regions common stock in each of the five years from December 31, 2008 to December 31, 2013. The graph also compares the cumulative total returns for the same five-year period with the S&P 500 Index and the S&P Banks Index.

The comparison assumes $100 was invested on December 31, 2008, in Regions common stock, the S&P 500 Index, and the S&P Banks Index and assumes that all dividends were reinvested.

	Cumulative Total Return
	12/31/2008	12/31/2009	12/31/2010	12/31/2011	12/31/2012	12/31/2013
Regions	$100.00	$68.58	$91.26	$56.52	$94.29	$132.21
S&P 500 Index	100.00	126.47	145.52	148.59	172.37	228.17
S&P Banks Index	100.00	93.27	112.95	101.67	126.57	179.78

4       ï  2014 Proxy Statement

PROXY SUMMARY

Director Nominees (page 21)

	Director Since*	Age	Independent	Principal Occupation	Other Boards (1)	Regions Board Committees
George W. Bryan (2)	2004	69	Yes	Chief Executive Officer, Old Waverly Properties, LLC		• Audit Committee • Risk Committee (Chair)
Carolyn H. Byrd (2)	2010	65	Yes	Chairman and CEO, Global Tech Financial, LLC	• AFC Enterprises, Inc. • Federal Home Loan Mortgage Corporation	• Audit Committee (Chair) • Risk Committee
David J. Cooper, Sr.	2006	68	Yes	Vice Chairman, Cooper/T. Smith Corporation	• Alabama Power Company (4)	• Compensation Committee • Nominating and Corporate Governance (“NCG”) Committee
Don DeFosset (2)	2006	65	Yes	Retired Chairman, President and CEO, Walter Industries, Inc.	• Terex Corporation • National Retail Properties • ITT Corporation	• Audit Committee • Compensation Committee
Eric C. Fast	2010	64	Yes	Retired CEO, Crane Co.	• Automatic Data Processing, Inc.	• Compensation Committee • Risk Committee
O. B. Grayson Hall, Jr.	2008	56	No	Chairman, President and CEO, Regions Financial Corporation and Regions Bank	• Zep, Inc. • Vulcan Materials Company
John D. Johns	2011	62	Yes	Chairman, President and CEO, Protective Life Corporation	• Genuine Parts Company • Alabama Power Company (4)	• NCG Committee • Risk Committee
Charles D. McCrary (3)	2006	62	Yes	Retired President and CEO, Alabama Power Company	• Protective Life Corporation • Alabama Power Company (4)	• NCG Committee (Chair)
James R. Malone	2006	71	Yes	Founding and Managing Partner, Qorval LLC	• Ametek, Inc.	• Compensation Committee (Chair) • Risk Committee
Ruth Ann Marshall	2011	59	Yes	Retired President, The Americas, MasterCard International, Inc.	• ConAgra Foods, Inc. • Global Payments, Inc.	• Compensation Committee • NCG Committee
Susan W. Matlock	2004	67	Yes	Retiring President and CEO, Innovation Depot, Inc.		• Compensation Committee • Risk Committee
John E. Maupin, Jr.	2007	67	Yes	President, Morehouse School of Medicine	• LifePoint Hospitals, Inc. • VALIC Company I and II • HealthSouth Corporation	• Audit Committee • NCG Committee
Lee J. Styslinger III (2)	2004	53	Yes	Chairman and CEO, Altec, Inc.	• Vulcan Materials Company	• Audit Committee • Compensation Committee
*	On July 1, 2004, Regions became the successor by merger to Union Planters Corporation and the former Regions Financial Corporation. Several of our Directors were previously members of the boards of directors of either of those companies. On November 4, 2006, AmSouth Bancorporation was merged with and into Regions. Several of the members of the board of directors of AmSouth Bancorporation joined the Regions Board at that time.

(1)	Corporations subject to the registration or reporting requirements of the Securities Exchange Act of 1934 or registered under the Investment Company Act of 1940.

(2)	Audit Committee Financial Expert.

(3)	Lead Independent Director.

(4)	Alabama Power Company is a wholly-owned subsidiary of The Southern Company. Alabama Power Company has no publicly traded common stock.

Director Retirement

Under Regions’ Corporate Governance Principles, Directors should retire from the Board on the eve of the next annual meeting of stockholders after reaching age 72. Therefore, Director John R. Roberts, having reached the Board retirement age, will not stand for re-election at our 2014 annual meeting of stockholders. Our Board extends heartfelt gratitude to Mr. Roberts for over 13 years of service. Mr. Roberts, formerly the Chair of our Audit Committee, has worked diligently throughout his tenure and has consistently provided the Board with judicious and independent insight and guidance. All of us at Regions are immensely grateful for his many contributions to the Company and are confident that our stockholders have benefitted from his wisdom, energetic commitment and unfailing integrity.

  ï  2014 Proxy Statement    5

PROXY SUMMARY

Corporate Governance (page 31)

Regions has a longstanding commitment of providing effective governance of Regions’ business and affairs for the benefit of stockholders. The Board’s Nominating and Corporate Governance (“NCG”) Committee periodically reviews our Corporate Governance Principles to maintain effective and appropriate standards of corporate governance.

Board Leadership Structure

Our Board leadership structure currently consists of a Chairman, who also serves as our President and Chief Executive Officer, a Lead Independent Director, and independent Committee chairs. The Board is presently composed of 14 Directors, 13 of whom are independent.

The Board believes that Regions is currently best served in combining the Chief Executive Officer and Chairman positions, complemented by an independent, strong and effective Lead Independent Director.

Lead Independent Director

Charles D. McCrary serves as Regions’ Lead Independent Director. Both the Board and management believe that strong, independent Board leadership is a critical aspect of effective corporate governance.

Lead Independent Director responsibilities include, but are not limited to:

•	Establishing the agenda and presiding at executive sessions of the independent Directors;

•	Coordinating the activities of the independent Directors, including the authority to call meetings of independent Directors;

•	If requested by major stockholders, ensuring that he or she is available for consultation and direct communication; and

•	Regularly communicating with our Chairman on a variety of issues including business strategy and succession planning.

Strong Board Committees

The four standing committees established by the Board meet on a regular basis and operate under written charters approved by the Board. Each committee performs an annual self-evaluation to determine whether the committee is functioning effectively and fulfilling its duties as proscribed by its charter.

All members of the Audit Committee, the Compensation Committee, the NCG Committee and the Risk Committee are independent. Cross committee membership is considered when the NCG Committee recommends committee member assignment to the Board. For example, the Chairs of the Audit and Risk Committees each serve on the other’s committee. In addition, the Chair of the Compensation Committee serves on the Risk Committee, as well as attends the majority of the Audit Committee meetings. The Chair of the NCG Committee, who also serves as the Lead Independent Director, attends a majority of the majority of all other committee meetings as well. All other Directors serve on at least two committees, providing further opportunities for cross committee membership.

Board Risk Oversight

Our Board has oversight for risk management with a focus on the most significant enterprise risks facing the company, including strategic, reputation, liquidity, market, operational, financial, legal, and compliance risks.

Continuing Education

Regions’ Corporate Governance Principles provide for Directors to receive continuing education in areas that will assist them in discharging their duties, including regular reviews of compliance and corporate governance developments, business-specific learning opportunities through site visits and Board meetings, and briefing sessions on topics that present special risks and opportunities to the Company.

Stock Ownership and Holding Period Requirements

The Board believes that Directors should have a financial stake in Regions so that their interests are aligned with those of the stockholders, and therefore, will more effectively represent Regions’ stockholders. Currently, non-management Directors are expected to own shares of Regions’ common stock with a value equal to or in excess of four times the value of the cash portion of the annual retainer paid to Directors. Directors are required to retain 50 percent of the after-tax net value of any compensatory grant upon vesting until such time as the ownership guidelines are met.

Anti-Hedging and Pledging

Regions believes it is inappropriate for any Director or Executive Officer to enter into speculative transactions in Company securities. In February 2013, the Board amended the Regions General Policy on Insider Trading to prohibit hedging transactions and future pledging of Company equity securities by our Directors and Executive Officers. “Executive Officers” are those officers that perform a policy-making function.

Corporate Social Responsibility

Corporate Social Responsibility at Regions encompasses coordinating, tracking and reporting on our ongoing work around diversity and inclusion, our corporate response when disasters strike, and our economic development, sustainability and associate volunteerism efforts.

Key initiatives and activities include:

•	Annual Social Responsibility Report

•	Annual Sustainability Report

6       ï  2014 Proxy Statement

PROXY SUMMARY

•	External Diversity Advisory Council and Internal Diversity Network

•	Supplier Diversity Program

•	Minority Capital Markets Initiative

•	Partnerships with the United Negro College Fund and Historically Black Colleges and Universities providing scholarships and financial education

•	“What a Difference A Day Makes” program, offering all associates an annual day of Company-paid time to personally volunteer in their community

Policy on Political Contributions

Regions’ Policy on Political Contributions and the Code of Business Conduct and Ethics govern and promote the highest standards of behavior by our Company and our associates with regard to political activities. The policies also ensure compliance with all current applicable federal and state campaign finance laws. Like most public companies, Regions recognizes that decisions made by governmental agencies and lawmakers can have a significant impact on our

Company, our operations, our stockholders, customers and associates. Accordingly, we monitor and track issues that affect our business and express our views to lawmakers and regulators.

Regions also may make corporate political contributions in states where permissible. These contributions may be directed to state party organizations, and candidates for statewide offices, state legislatures, and, in rare instances, local offices.

Also, where legally permitted, Regions may make independent expenditures or corporate contributions in connection with state and local ballot initiatives and referenda on important policy issues that are likely to impact our business and our stakeholders. However, Regions does not make contributions to political entities organized under Section 527 of the Internal Revenue Code or to special interest lobbying groups organized under Section 501(c)(4) of the Internal Revenue Code to support political activities, even when legally permissible.

Regions will disclose annually its independent expenditures and corporate political giving on its website at www.regions.com.

Good Governance Practices

A commitment to strong governance practices is a hallmark of the Board’s stewardship on behalf of stockholders and stakeholders. As such, we regularly review our practices to ensure effective collaboration between management and our Board.

•	Of the Board’s current 14 Directors, 13 are independent, including the Lead Independent Director.

•	Our Board reflects a range of talents, ages, skills, diversity, and expertise.

•	Currently, 21% of our Directors are female.

•	Directors are elected annually by a majority of votes cast in an uncontested election.

•	The Board held 14 meetings in 2013; the Board’s committees held 24 meetings in 2013.

•	Our current Director attendance for Board and committee meetings averaged over 96% in 2013, and each Director attended over 75% of Board and committee meetings on which the Director served (the threshold for disclosure under Securities and Exchange Commission rules). In fact, all but one Director attended over 90% of Director and committee meetings on which the Director served.

•	The Board has four standing committees to assist it in carrying out its work: Audit Committee, Compensation Committee, NCG Committee and Risk Committee. Each of these committees operates under a written charter approved by the Board.

•	The Board has adopted comprehensive Corporate Governance Principles to guide its oversight and independent governance leadership.

•	The Board conducts an annual self-evaluation and each committee conducts an annual self-evaluation.

•	An annual evaluation of the Chief Executive Officer is conducted by the Board.

•	New Directors attend a Board orientation session, including committee-specific orientation sessions, as appropriate.

•	We have stock ownership guidelines for Directors and Executive Officers.

•	We have policies restricting hedging, short sales and pledging of Regions equity securities by Directors and Executive Officers.

•	We have specific policies and practices to align executive compensation with long-term stockholder interests; these policies and practices are routinely reviewed by the Compensation Committee in conjunction with an independent compensation consultant.

•	We have adopted an enhanced clawback policy that applies to our Executive Officers, as well as a number of other senior officers.

•	The Board reviews management talent and succession at least annually.

•	The Chairs of the Audit Committee and Risk Committee serve on each other’s committee.

•	We have a Fair Disclosure Policy applicable to all Company Directors and associates to ensure timely, transparent, consistent and accurate financial and other information is provided to the investing community on a non-selective basis.

•	There is no stockholder rights plan or “poison pill.”

•	No immediate family relationship exists between any of our Directors or Executive Officers and any of our other Directors or Executive Officers.

  ï  2014 Proxy Statement    7

PROXY SUMMARY

Ratification of Auditors (page 47)

We are asking our stockholders to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year 2014. Set forth below is summary information with respect to fees paid by us for the audit and other services provided by Ernst & Young LLP during 2013 and 2012.

	2013	2012
Audit fees	$5,780,074	$6,105,752
Audit related fees	744,900	1,237,409
Tax fees	372,016	597,968
All other fees	319,065	476,569
Total fees	$7,216,055	$8,417,698

Executive Officers

Name	Age	Position
O. B. Grayson Hall, Jr.	56	Chairman, President and Chief Executive Officer
David B. Edmonds	60	Chief Administrative Officer
David J. Turner, Jr.	50	Chief Financial Officer
Fournier J. Gale, III	69	General Counsel and Corporate Secretary
C. Matthew Lusco	56	Chief Risk Officer
John B. Owen	53	Head of Business Groups
John Asbury	48	Head of Business Services Group
Brett D. Couch	50	East Region President
Barb Godin	60	Chief Credit Officer
C. Keith Herron	50	Head of Strategic Planning and Execution
Ellen S. Jones	55	Chief Financial Officer for Business Operations and Support
David R. Keenan	46	Director of Human Resources
Scott M. Peters	52	Head of Consumer Services Group
William D. Ritter	43	Head of Wealth Management Group
Cynthia M. Rogers	57	Head of Operations and Technology Group
Ronald G. Smith	53	Mid-America Region President
John M. Turner, Jr.	52	South Region President

2013 Executive Compensation (page 51)

In 2013, 67 percent of the compensation awarded to our Chief Executive Officer (“CEO”) and 61 percent awarded to our other Named Executive Officers (“NEOs”) was variable and at-risk. Based on our performance for the year the NEOs received:

•	Base Salary comprising 13 percent of our CEO’s compensation and 26 percent for other NEOs.

•	Annual Cash Incentives under our Management Incentive Plan for 2013 based on performance against our business plan as well as our peer group.
•	Performance Share Units and Performance Cash Awards which do not vest for three years and for which the ultimate value and amount is based on the future performance of the Company.

•	Restricted Stock Unit grants which do not vest for three years and are subject to maintaining certain safety and soundness criteria.

  ï  2014 Proxy Statement    8

PROXY SUMMARY

The chart below shows the 2013 compensation for Regions’ Chairman and CEO, O. B. Grayson Hall, Jr. and other NEOs, as a group, in each case expressed as a percentage of total direct compensation.

For 2013, the Compensation Committee did not increase the base salary of our CEO and approved modest base salary adjustments for each of the other NEOs. This being said, Regions’ executive compensation is designed to balance competitive base compensation with incentive compensation that rewards performance over the short- and long-term. Measureable goals and qualitative objectives are based on expectations for our own performance as well as performance relative to peer financial institutions.

The following table shows actual NEO compensation attributable to the 2013 performance year. For details on how each element was determined, refer to the discussion of each compensation element in “2013 Compensation Decisions – What We Paid and Why” of the section titled “Compensation Discussion and Analysis” beginning at page 51.

2013 Compensation Overview Table

Name	Principal Position	Salary ($)	Long-Term Awards ($)	Annual Cash Incentive ($)	Total ($)
O.B. Grayson Hall, Jr.	Chief Executive Officer	975,000	4,500,000	1,918,800	7,393,800
David J. Turner	Chief Financial Officer	607,250	1,000,000	863,024	2,470,274
John B. Owen	Head of Business Groups	618,750	1,000,000	879,368	2,498,118
David B. Edmonds	Chief Administrative Officer	597,250	750,000	765,675	2,112,925
Fournier J. Gale, III	General Counsel	533,750	750,000	700,280	1,984,030

The above table illustrates how the Compensation Committee viewed NEO compensation for 2013. It differs from the Summary Compensation Table required by the Securities and Exchange Commission (“SEC”) and included in the section “Compensation of Executive Officers” beginning on page 68 of this proxy statement. The principal differences can be summarized as follows:

•	The table above provides the entire value of the long-term incentive grants made to NEOs in 2013. The annual grant consisted of three equal parts, Restricted Stock Units, Performance Share Units and a Performance Cash Award. Under rules established by the SEC, the Summary

Compensation Table reports only the portion delivered in the form of stock equivalents in the year granted. Cash awards will not be reflected in the table until the year they are earned, which for 2013 grants will be in 2016.

•	The Summary Compensation Table reports the change in pension value and nonqualified deferred compensation earnings as well as all other compensation.

For more detail, refer to the section “Compensation Discussion and Analysis” (“CD&A”) beginning on page 51 of this proxy statement.

  ï  2014 Proxy Statement    9

PROXY SUMMARY

2013 Annual Meeting Voting Results

At Regions’ annual meeting of stockholders held in 2013, the stockholders re-elected Regions’ 14 Director nominees, approved executive compensation (“Say on Pay”), approved an executive incentive plan, ratified the selection of Ernst & Young LLP as the independent registered public accounting firm for the 2013 fiscal year, and rejected a stockholder proposal regarding posting a report, updated semi-annually, of political contributions.

The following is a summary of the voting on each matter presented to our stockholders last year:

Eligible Votes	1,413,429,806
Total Voted	1,199,680,217	(84.88%	)
Broker Non-Votes	208,245,063	(14.73%	)

Proposal	Votes “For”
George W. Bryan	98.15%
Carolyn H. Byrd	97.71%
David J. Cooper, Sr.	98.43%
Don DeFosset	98.27%
Eric C. Fast	96.55%
O. B. Grayson Hall, Jr.	98.15%
John D. Johns	95.69%
Charles D. McCrary	96.75%
James R. Malone	97.88%

Proposal	Votes “For”
Ruth Ann Marshall	98.45%
Susan W. Matlock	97.90%
John E. Maupin, Jr.	97.71%
John R. Roberts	97.90%
Lee J. Styslinger III	98.40%
Say on Pay	95.55%
Executive Incentive Plan	95.42%
Ratification of Selection of Auditors	98.31%
Stockholder Proposal Regarding Political Contributions	36.94%

Submission of Stockholder Proposals or Nominations for 2015 Annual Meeting of Stockholders (page 79)

Stockholder proposals submitted for inclusion in our 2015 proxy statement pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be received by us by November 12, 2014.

Notice of stockholder proposals to nominate a person for election as a Director or to introduce an item of business at the 2015 Annual Meeting of Stockholders outside Rule 14a-8 must be received by us no later than November 12, 2014.

10       ï  2014 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the meeting?

At our annual meeting, stockholders will act upon the matters outlined in the “Notice of 2014 Annual Meeting of Stockholders” on page 1 and described in this proxy statement.

What matters, or proposals, are scheduled to be presented and what vote is required to approve each proposal?

The matters to be acted upon at the meeting are:

		More Information	Board Recommendation	Votes Required for Approval
PROPOSAL 1	Election of Directors	Page 19	FOR each Director Nominee	Affirmative “FOR” vote of a majority of the votes cast for or against the proposal. Abstentions and broker non-votes have no effect on the vote results.
PROPOSAL 2	Ratification of Selection of Independent Registered Public Accounting Firm	Page 47	FOR
PROPOSAL 3	Nonbinding Stockholder Approval of Executive Compensation	Page 50	FOR

Could other matters be decided at the annual meeting?

We are not aware of any other matters that will be voted on at the annual meeting. However, if other matters properly come before the annual meeting, or at any adjournment or postponement thereof, the persons named as proxies for stockholders will vote on those matters in a manner they consider appropriate.

What is a proxy statement and what is a proxy?

A proxy statement is a document that we are required to give you, or provide you access to, when we are soliciting your vote in accordance with the federal securities laws and the regulations of the SEC.

A proxy is your designation of another person to vote stock that you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. When you designate a proxy, you also may direct the proxy how to vote your shares. We refer to this as your “proxy vote.”

Fournier J. Gale, III, our General Counsel and Corporate Secretary, and Jeffrey A. Lee, our Deputy General Counsel, have been designated as the proxies to cast the votes of our stockholders at our 2014 annual meeting of stockholders.

What is Notice and Access?

Notice and Access is a SEC rule that allows us to furnish our proxy materials over the Internet to our stockholders instead of mailing paper copies of those materials to each stockholder. As a result, beginning on or about March 12, 2014, we will send to most stockholders by mail or e-mail a notice containing instructions on how to access our proxy materials over the Internet and vote online.

This notice is not a proxy card and cannot be used to vote your shares. If you received a notice this year, you will not receive paper copies of the proxy materials unless you request the materials by following the instructions on the notice or on the website referred to on the notice.

  ï  2014 Proxy Statement    11

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Who is entitled to vote at the meeting and what are my voting rights?

The Board has set March 3, 2014, as the record date for the annual meeting. If you were a stockholder of record at the close of business on March 3, 2014, you are entitled to vote at the meeting. As of the record date, 1,378,536,561 shares of our common stock were issued and outstanding and, therefore, eligible to vote at the meeting.

Holders of our common stock are entitled to one vote per share. Therefore, a total of 1,378,536,561 votes are entitled to be cast at the meeting. There is no cumulative voting.

Holders of our Depositary Shares, each representing 1/40th interest in a share of our Non-Cumulative Perpetual Preferred Stock, Series A (the “Depositary Shares”), are not entitled to vote at the meeting.

How many shares must be present to hold the meeting?

A majority of the outstanding shares of Regions common stock must be present, in person or by properly executed or otherwise documented proxy, to constitute a quorum at the annual meeting. Abstentions and broker non-votes will be counted solely for the purpose of determining whether a quorum is present.

We urge you to vote promptly by proxy, even if you plan to attend the meeting, so that we will know as soon as possible that enough shares will be present for us to hold the meeting.

What is the difference between being a stockholder of record and a “street name” holder or “beneficial owner”?

If your shares are registered directly in your name with our transfer agent, Computershare Investor Services, you are considered the stockholder of record with respect to those shares.

If your shares are held in a brokerage account or by another nominee or custodian, you are considered the “beneficial owner” of shares held in “street name.” If you hold your shares in street name, you will have the opportunity to instruct your broker, bank, trustee or other nominee as to how to vote your shares. Street name stockholders may only vote in person if they have a legal proxy as discussed in detail below.

How do I vote my shares as a stockholder of record?

If you are the record holder of your shares, there are several ways you can vote by proxy:

With your tablet or smart phone, scan the Quick Response Code that appears on your proxy card or Notice to vote with your mobile device (may require free software).

You may vote over the Internet by going to www.proxyvote.com and entering your 12 digit control number that appears on your proxy card, e-mail notification or notice of Internet availability of proxy materials.

You may vote by telephone by calling 1-800-690-6903 and following the recorded instructions. If you vote by telephone, you also will need your control number referred to above.

If you request printed copies of the proxy materials be sent to you by mail, you may vote by proxy by filling out the proxy card and sending it back in the envelope provided to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Additionally, you may vote in person at the meeting.

If you have Internet access, we encourage you to record your vote through the Internet to reduce corporate expense. The deadline for voting by telephone or through the Internet is 11:59 P.M., Eastern Time on April 23, 2014.

How do I vote if I hold my stock through my dividend reinvestment plan?

If you are a participant in the Computershare Investment Plan for Regions Financial Corporation (the dividend reinvestment plan), the proxy card or electronic voting instructions covers all shares allocated to your account under the plan. If you do not return your proxy card, or vote by telephone or over the Internet, your shares in the plan will not be voted. To vote your stock held in the dividend reinvestment plan, follow the above instructions.

12       ï  2014 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

How do I vote my shares held in street name?

If your shares are held in nominee or street name, you may vote your shares before the meeting by phone or over the Internet by following the instructions on the notice of Internet availability of proxy materials you received or, if you received a voting instruction form from your brokerage firm, by mail by completing, signing and returning the form you received. You should check your voting instruction form to see if Internet or telephone voting is available to you. Although most brokers and nominees offer telephone and Internet voting, availability and specific processes will depend on their voting arrangements. See the Notice or Voter Instruction Form for available options.

If you have Internet access, we encourage you to record your vote through the Internet to reduce corporate expense. The deadline for voting by telephone or through the Internet for most street name holders is 11:59 P.M., Eastern Time on April 23, 2014.

If you hold your shares through a broker, bank or other nominee and you wish to vote in person at the meeting, you will need to bring a legal proxy to the meeting, which you must request through your broker, bank, or other nominee. Note that if you request a legal proxy, any proxy with respect to your shares of our common stock previously executed by your broker, bank or other nominee will be revoked and your vote will not be counted unless you appear at the meeting and vote in person or legally appoint another proxy to vote on your behalf.

How do I vote if I hold my stock through Regions’ employee benefit plans?

If you are a participant in the Regions 401(k) Plan, the electronic voting instructions constitutes the voting instruction form and covers all shares you may vote under the plan. Under the terms of the plan, the trustee votes all shares held by the plan, but each participant may direct the trustee how to vote the shares of Regions common stock allocated to his or her Regions 401(k) Plan account. If you own shares through the Regions 401(k) Plan and do not submit voting instructions, the plan trustee will vote the shares in favor of Proposals 1, 2 and 3. To vote your stock held in the Regions 401(k) Plan, you must do one of the following:

With your tablet or smart phone, scan the Quick Response Code that appears on your proxy card or Notice to vote with your mobile device (may require free software).

You may vote by telephone by calling 1-800-690-6903 and following the recorded instructions. If you vote by telephone, you will also need your control number referred to above.

If you request printed copies of the proxy materials be sent to you by mail, you may vote by proxy by filling out the proxy card and sending it back in the envelope provided to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

You may vote over the Internet by going to www.proxyvote.com and entering your 12 digit control number that appears on your proxy card, e-mail notification or notice of Internet availability of proxy materials.

Can I change my vote after submitting my proxy?

If you voted over the Internet or by telephone, you can change your vote by voting again over the Internet or by telephone before 11:59 P.M., Eastern Time on April 23, 2014.

You can revoke your proxy at any time before the vote is taken at the annual meeting by submitting to our Corporate Secretary written notice of revocation or a properly executed proxy of a later date, or by attending the annual meeting and voting in person. Written notices of revocation and other communications about revoking Regions proxies should be addressed to:

Regions Financial Corporation

1900 Fifth Avenue North

Birmingham, Alabama 35203

Attention: Fournier J. Gale, III, Corporate Secretary

If your shares are held in street name, you should follow the instructions of your broker regarding the revocation of proxies.

What if I do not specify how I want my shares voted?

If you requested printed copies of the proxy materials and sign and return your proxy card without giving specific voting instructions, your proxy will be voted following the Board’s recommendations.

Our telephone and Internet voting procedures do not permit you to submit your proxy vote by telephone or Internet without specifying how you want your shares voted.

  ï  2014 Proxy Statement    13

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Will my shares be voted if I don’t provide my proxy and don’t attend the Annual Meeting?

If you do not provide a proxy or vote your shares held in your name, your shares will not be voted.

As described above, if you hold your shares through the Regions 401(k) Plan and do not vote your shares, your shares (along with all other shares in the plan for which votes are not cast) will be voted by the plan trustee and in favor of Proposals 1, 2 and 3.

If you are a participant in the Computershare Investment Plan for Regions and do not return your proxy card, or vote by telephone or over the Internet, your shares in the plan will not be voted.

If you hold your shares in street name and do not give your broker instructions on how to vote your shares, see the next question.

What if I am a beneficial owner and do not give voting instructions to my broker?

As a beneficial owner, in order to ensure your shares are voted in the way you would like, you must provide voting instructions to your broker by the deadline provided in the materials you receive from your broker. If you do not provide voting instructions to your broker, whether your shares can be voted by such person depends on the type of item being considered for vote. Brokers may not vote shares held in street name on non-routine matters unless they have received voting instructions from the beneficial owners on how to vote those shares. If you hold your shares in street name and do not give your broker instructions on how to vote your shares, the broker will return the proxy card without voting on proposals not considered “routine.” This is known as a broker non-vote.

Therefore, without instructions from you, the broker may not vote on any proposal other than Proposal 2 (the ratification of selection of Ernst & Young LLP as our independent registered public accounting firm for 2014). Brokers and other nominees will not be able to vote your shares regarding Proposal 1 (election of Directors) or Proposal 3 (nonbinding stockholder approval of executive compensation) unless you return your voting instruction form or submit your voting instructions by telephone or over the Internet.

Has Regions hired a proxy solicitor?

We have made arrangements with Innisfree M&A Incorporated to assist us in soliciting proxies. We may also use several of our regular associates, without additional compensation, to solicit proxies from Regions stockholders, either personally or by telephone, facsimile, e-mail or letter on Regions’ behalf.

If you have any questions or need assistance voting your shares, please contact our proxy solicitor, Innisfree M&A Incorporated:

Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, NY 10022.

Stockholders may call Innisfree toll-free: 1-888-750-5834.

Banks and Brokers may call Innisfree collect: 1-212-750-5833.

Who can attend the annual meeting?

Only stockholders of Regions at the close of business on March 3, 2014, the record date, may attend the annual meeting. No cameras, recording equipment, laptops, tablets, cellular telephones, smartphones or other similar equipment, electronic devices, large bags, briefcases or packages will be permitted in the annual meeting, and security measures will be in effect to provide for the safety of attendees. Admission to the annual meeting will be on a first-come, first-served basis. You will need identification to gain admission. Failure to follow these rules can result in your removal from the meeting.

14       ï  2014 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

How does the Board recommend that I vote?

For the reasons set forth in more detail later in this proxy statement, the Board recommends you vote:

•	FOR all the Director nominees named in this proxy statement (Proposal 1);

•	FOR the ratification of selection of Ernst & Young LLP as Regions’ independent registered public accounting firm for the year 2014 (Proposal 2); and

•	FOR the nonbinding stockholder approval of executive compensation (Proposal 3).

All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with the instructions received.

Who counts the votes?

We have hired Broadridge Financial Solutions, Inc. to count the votes represented by proxies and cast in person by ballot and to act as Inspector of Election. A representative from Broadridge will be present at the annual meeting.

When will the Company announce the voting results?

We will announce the preliminary voting results at the annual meeting. The Company will report the final results in a Current Report on Form 8-K filed with the SEC within four business days of the annual meeting.

How can I access Regions’ proxy materials and annual report electronically?

This proxy statement, the Company’s 2013 Annual Report on Form 10-K, and Chairman’s Letter are being made available to Regions’ stockholders on the Internet in the Investor Relations section of www.regions.com and at www.proxyvote.com through the notice and access process.

Most stockholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. If you already have Internet access, there will be no additional charge for you to have electronic access through the Internet to our proxy materials and annual report.

If you are a registered stockholder, you can choose to receive future proxy statements and annual reports electronically by following the prompt if you choose to vote through the Iinternet. Stockholders who choose to view future proxy statements and annual reports through the Internet will receive an e-mail with instructions containing the Internet address of those materials, as well as voting instructions, approximately four weeks before future meetings.

If you enroll to view our future proxy statements and annual reports electronically and vote your proxy through the Internet, your enrollment will remain in effect for all future stockholder meetings unless you cancel it. To cancel, registered stockholders should access http://enroll.icsdelivery.com/rf and follow the instructions to cancel your enrollment. If you hold your Regions stock in nominee name, check the information provided by your broker or nominee for instructions on how to cancel your enrollment.

If at any time you would like to receive a paper copy of the proxy statement or annual report, please email us at investors@regions.com, call us at 205-326-5807, or write to Investor Relations, Regions Financial Corporation, 1900 Fifth Avenue North, Birmingham, Alabama 35203.

We also encourage you to visit the Investor Relations section of www.regions.com that, among other things, will enable you to learn more about Regions and elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail.

  ï  2014 Proxy Statement    15

OWNERSHIP OF REGIONS COMMON STOCK

OWNERSHIP OF REGIONS COMMON STOCK

As of March 3, 2014, Regions had issued 1,419,569,237 shares of common stock, of which 1,378,536,561 shares were outstanding and 41,032,676 shares were held as treasury stock. Treasury stock cannot be voted.

Stockholders are entitled to one vote for each share on all matters to come before the meeting. Only common stockholders of record at the close of business on March 3, 2014 (the “Record Date”), will be entitled to vote at the annual meeting or any adjournment or postponement thereof.

Holders of the Depositary Shares are not entitled to vote at the annual meeting. As of March 3, 2014, 20,000,000 Depositary Shares were issued and outstanding.

Security Ownership of Certain Beneficial Owners

The following table sets forth the beneficial ownership of our common stock by any stockholder known to us, based on public filings made with the SEC, to own 5% or more of the outstanding shares of our common stock.

	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner	No. of Common Shares	% of Class
BlackRock, Inc. (and subsidiaries) (1) 40 East 52nd Street New York, NY 10022	90,198,679	6.5%
The Vanguard Group, Inc. (and subsidiaries) (2) 100 Vanguard Blvd. Malvern, PA 19355	95,155,585	6.9%
State Street Corporation (and subsidiaries) (3) One Lincoln Street Boston, MA 02111	71,302,339	5.2%
(1)	This information was derived from the Schedule 13G filed on February 10, 2014 by BlackRock, Inc. and subsidiaries, which states that BlackRock has sole voting power over 73,255,520 shares and sole dispositive power over 90,198,679 shares.

(2)	This information was derived from the Schedule 13G filed on February 12, 2014 by The Vanguard Group, Inc. and subsidiaries, which states that The Vanguard Group, Inc. has sole voting power over 2,248,278 shares, shared dispositive power over 2,111,989 shares, and sole dispositive power over 93,043,596 shares.
(3)	This information was derived from the Schedule 13G filed on February 4, 2014 by State Street Corporation and subsidiaries, which states that State Street Corporation has shared voting and shared dispositive power over 71,302,229 shares.

Security Ownership of Directors and Executive Officers

The following table presents information about beneficial ownership of Regions equity securities as of the Record Date by the Directors and certain Executive Officers of Regions. Unless otherwise indicated, each person has sole voting and investment power over the indicated shares. A person is deemed to be a beneficial owner of any security of which that person has the right to acquire beneficial ownership within 60 days from the Record Date. The shares of Regions common stock which are issuable to a person upon exercise of the vested portion of the outstanding options are assumed to be outstanding for the purpose of determining the percentage of shares beneficially owned by that person.

Most of the Directors of Regions have elected to defer receipt of some or all of the cash compensation they are due for services on the Board under the Directors’ Deferred Stock Investment Plan (“DDSIP”). Each Director’s deferred amounts are credited as notional shares of Regions common stock as of the time of deferral and will be settled in actual shares of common stock at the end of the deferral period. Therefore, the ultimate value of the amounts deferred are tied to the performance of Regions stock.

As of March 3, 2014, the Directors as a group were credited with 577,485 notional shares of common stock, which are included in the table as additional information in the column “additional underlying units”, which may include notional shares allocated under the DDSIP, share equivalents held in the Regions Supplemental 401(k) Plan, restricted stock units or performance stock units.

16       ï  2014 Proxy Statement

OWNERSHIP OF REGIONS COMMON STOCK

Name of Beneficial Owner	Shares of Common Stock (1)	Number of Shares Subject to Exercisable Options	Total Number of Shares Beneficially Owned	Percent of Class	Additional Underlying Units (2)	Total Shares Beneficially Owned Plus Additional Underlying Units
Current Directors including Nominees for Director
George W. Bryan (3)	111,280	14,000	125,280	*	4,127	129,407
Carolyn H. Byrd	28,885	0	28,885	*	21,443	50,328
David J. Cooper, Sr.	136,883	21,177	158,060	*	17,750	175,810
Don DeFosset	53,576	21,177	74,753	*	14,253	89,006
Eric C. Fast	40,885	0	40,885	*	55,568	96,453
O. B. Grayson Hall, Jr. (4)	605,245	930,043	1,535,288	*	899,686	2,434,974
John D. Johns (5)	34,074	0	34,074	*	27,060	61,134
Charles D. McCrary	69,780	33,935	103,715	*	116,913	220,628
James R. Malone (6)	77,467	33,935	111,402	*	64,238	175,640
Ruth Ann Marshall	35,800	0	35,800	*	35,730	71,530
Susan W. Matlock	41,100	14,000	55,100	*	67,695	122,795
John E. Maupin, Jr.	50,768	14,000	64,768	*	45,984	110,752
John R. Roberts	71,594	14,000	85,594	*	0	85,594
Lee J. Styslinger III (7)	68,166	14,000	82,166	*	106,723	188,889
Other Named Executive Officers (See Summary Compensation Table)
David J. Turner, Jr. (8)	185,690	141,222	326,912	*	213,264	540,176
John B. Owen (9)	185,129	128,191	313,320	*	212,211	525,531
David B. Edmonds	284,632	286,892	571,524	*	196,246	767,770
Fournier J. Gale, III (10)	45,441	114,065	159,506	*	145,370	304,876
Directors and Executive Officers as a group (30 persons)	3,508,004	5,463,926	8,971,930	*	3,681,319	12,653,249
*	Less than 1%

(1)	Includes share equivalents held in the Regions 401(k) Plan.

(2)	Additional underlying units may include notional shares allocated under the DDSIP, share equivalents held in the Regions Supplemental 401(k) Plan, restricted stock units or performance stock units.

(3)	Includes 18,580 shares held by Mr. Bryan’s spouse.

(4)	Includes 80 shares held for a child.

(5)	Includes 384 shares held by Mr. Johns’ spouse and 1,661 shares held in an IRA.

(6)	Includes 5,382 shares held by Mr. Malone’s spouse. Includes 27,537 shares pledged as collateral for a loan.

(7)	Includes 2,469 shares held by Altec/Styslinger Foundation.

(8)	Includes 1,664 shares held by Mr. Turner’s spouse and 575 shares held for Mr. Turner’s children.

(9)	Includes 6,000 shares held by Mr. Owen’s spouse.

(10)	Includes 7,400 shares held in an IRA.

No change-in-control of Regions occurred during 2013, meaning that no person or group has acquired the ability to direct or cause the direction of management and policies of Regions through the ownership of voting securities, by contract, or otherwise, and no arrangements are known to Regions which may at a later date result in such a change-in-control of Regions.

In February 2013, the Board amended the Regions General Policy on Insider Trading to prohibit hedging transactions and future pledging of Company equity securities by our Directors and Executive Officers.

Under amendments to the Director Stock Ownership Guidelines approved by the Board in February 2013, a Director who currently has pledged Regions equity securities as collateral for a loan must reduce his or her pledged equity securities over time so as to eliminate all pledged Regions equity securities by the 2016 annual meeting of stockholders. Equity securities that are pledged are not counted in determining stock ownership under the Director Stock Ownership Guidelines.

  ï  2014 Proxy Statement    17

OWNERSHIP OF REGIONS COMMON STOCK

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires Regions’ Directors, Executive Officers, Controller and stockholders who own more than 10% of a registered class of Regions equity securities, if any, to file reports of ownership and changes in ownership of Regions stock with the SEC. Directors, Executive Officers, Controller and greater than 10% stockholders are required to furnish Regions with copies of all Section 16(a) forms they file.

Based solely on a review of the forms filed during or with respect to fiscal year 2013 and written representations from the reporting persons, Regions believes that its Directors, Executive Officers and Controller filed all required reports on a timely basis.

18       ï  2014 Proxy Statement

PROPOSAL 1 — ELECTION OF DIRECTORS

PROPOSAL 1 — ELECTION OF DIRECTORS

What am I voting on?

You are voting on a proposal to elect 13 nominees for a one-year term as Directors of the Company.

What vote is required to approve this proposal?

Each nominee requires the affirmative “FOR” vote of a majority of the votes cast for or against the nominee. Abstentions and broker non-votes have no effect on the vote results.

What does the Board recommend?

The Board unanimously recommends that you vote “FOR” each nominee standing for election as Director.

The nominees are: George W. Bryan, Carolyn H. Byrd, David J. Cooper, Sr., Don DeFosset, Eric C. Fast, O. B. Grayson Hall, Jr., John D. Johns, Charles D. McCrary, James R. Malone, Ruth Ann Marshall, Susan W. Matlock, John E. Maupin, Jr., and Lee J. Styslinger III.

What is the makeup of the Board and how often are the members elected?

All Directors are elected at the annual meeting of stockholders each year. Our Board currently has 14 members.

Under the Company’s Corporate Governance Principles, each Director is required to retire on the eve of the next annual stockholders’ meeting of the Company following his or her 72nd birthday. Director John R. Roberts, having reached the Board retirement age, will not stand for re-election at our 2014 annual meeting. Our Board extends heartfelt gratitude to Mr. Roberts for over 13 years of service. Mr. Roberts, formerly the Chair of our Audit Committee, has worked diligently throughout his tenure and has consistently provided the Board with judicious and independent insight and guidance. All of us at Regions are immensely grateful for his many contributions to the Company and are confident that our stockholders have benefitted from his wisdom, energetic commitment and unfailing integrity.

The Board has determined that following the annual meeting of stockholders, and in accordance with the By-Laws, the Board will consist of 13 members, to be elected for a term of one year expiring at the 2015 annual meeting.

Any Director vacancies created between annual stockholder meetings (such as by a current Director’s death, resignation or removal for cause or an increase in the number of Directors) may be filled by a majority vote of the remaining Directors then in office. Any Director appointed in this manner would hold office until the next election.

What if a nominee is unable or unwilling to serve?

This is not expected to occur, as all Director nominees have previously consented to serve for the upcoming one-year term. However, if it does occur and the Board does not elect to reduce the size of the Board, shares represented by proxies will be voted for a substitute nominated by the Board.

What if a Director nominee does not receive a majority of votes cast?

Under our By-Laws, each of the 13 nominees for Director will be elected if a majority of the votes cast at the annual meeting at which a quorum is present are voted in favor of the Director. This means that the number of shares voted “for” a nominee must exceed the number of shares voted “against” the nominee. Shares voting “abstain” and broker non-votes will have no effect on the election.

Under the Corporate Governance Principles, an incumbent Director nominee who fails to receive a majority of the votes cast with respect to the election must submit his or her resignation. The NCG Committee will consider the resignation and any factors they deem relevant in deciding whether to accept the resignation and recommend to the Board the action to be taken. The Director whose resignation is under consideration will abstain from participating in any decision regarding his or her resignation.

The Board will take action within 90 days following certification of the stockholder vote unless such action would cause Regions to fail to comply with requirements of the New York Stock Exchange (the “NYSE”) or of the securities laws, in which event Regions will take action as promptly as practicable while continuing to meet such requirements.

The Board will promptly disclose its decision and the reasons for it in a Current Report on Form 8-K filed with the SEC. If the resignation is not accepted, the Director will continue to serve until the next annual meeting and until the Director’s successor is duly elected and qualified.

  ï  2014 Proxy Statement    19

PROPOSAL 1 — ELECTION OF DIRECTORS

What criteria were considered by the NCG Committee in selecting the nominees?

The NCG Committee is charged with identifying and reviewing individuals to be recommended to the Board believed to be qualified to become Directors. The NCG Committee will consider and assess candidates consistent with criteria established by the Board and set forth in the Corporate Governance Principles and will consider such pertinent issues and factors bearing on the qualifications of candidates in light of such criteria. The NCG Committee may, from time to time, use its authority under its charter to retain a professional search firm to help identify candidates. The NCG Committee did not engage a professional search firm to assist in compiling information concerning potential Director nominees during 2013.

The Corporate Governance Principles affirm that the Board will seek members from diverse professional backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity, such that the Board will maintain an appropriate mix of skills and characteristics to meet the needs of the Company. Directors should have experience in positions with a high degree of responsibility, be leaders in the companies or institutions with which they are affiliated and be selected based upon contributions they can make to the Board and management, regardless of gender or race. There is no formal process for implementing this policy. The Board performs an annual self-evaluation and board diversity is one component of the evaluation about which each Director is asked to make an assessment.

In addition to the items specified in the Corporate Governance Principles, the NCG Committee also considers the technical and professional skills that these nominees possess through performing their leadership roles. Such skills may include, but are not limited to, corporate governance, strategic planning, financial, information technology, business risk assessment, financial modeling, marketing, real estate, regulatory, international, human resources and legal.

Regions’ By-Laws establish the procedures and requirements for a stockholder to nominate candidates for Director. In general, a stockholder must submit to the Corporate Secretary a notice of the nomination not less than 120 days prior to the anniversary of the date of the previous year’s proxy statement. The notice must be accompanied by all information relating to each nominee that is required to be disclosed in solicitations of proxies for election of Directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected. See the section “Submission of Stockholder Proposals” on page 79 for further instructions.

It is the current policy and practice of the NCG Committee to evaluate any qualified candidate for Director under the applicable criteria without regard to the source of the recommendation of the candidate. A stockholder who desires to recommend a candidate for Director should follow the procedure set forth in our By-Laws as described above.

All of the 2014 nominees for Directors being voted upon at the annual meeting are Directors standing for re-election.

In selecting the 2014 nominees for Director, the NCG Committee believes it selected candidates who possess the highest personal and professional ethics, integrity and values, and are committed to representing the long-term interests of Regions’ stockholders. In addition to reviewing a candidate’s background and accomplishments, the NCG Committee reviewed candidates for Director in the context of the current composition of the Board and Regions’ evolving needs. The NCG Committee also considered the number of boards on which the candidate already serves. It is the Board’s policy that at all times at least a substantial majority of its members meet the standards of independence promulgated by the SEC and the NYSE, and as set forth in the Company’s Corporate Governance Principles. The NCG Committee also sought to ensure that the Board reflects a range of talents, ages, skills, diversity, and expertise, particularly in the areas of accounting and finance, management, strategic planning, leadership, and financial related industries, sufficient to provide sound and prudent guidance with respect to Regions’ operations and interests.

The Board seeks to maintain a diverse membership. The Board also requires that its members be able to dedicate the time and resources necessary to ensure the diligent performance of their duties on the Company’s behalf, including attending Board and applicable committee meetings.

The following are some of the key qualifications and skills the NCG Committee considered in evaluating the Director nominees. The individual biographies that follow provide additional information about each nominee’s specific experiences, qualifications and skills.

•	CEO or executive officer experience. We believe that Directors with CEO or executive officer experience provide Regions with valuable insights. These individuals have a demonstrated record of leadership qualities and a practical understanding of organizations, processes, strategy, risk and risk management and the ability to drive change and growth. Through their service as top leaders at other organizations, they also bring valuable perspective on common issues affecting both their company and Regions.

•	Banking and/or financial services industry experience. We seek to have Directors with leadership experience as executives or directors or experience in other capacities in the financial services industry. The financial services industry has issues, risks and opportunities that do not exist or are different from other types of business. Directors with financial services industry experience have valuable perspective on issues specific to Regions’ business.

•	Financial and/or accounting acumen. We believe that an understanding of finance and financial reporting processes is important for our Directors. Regions measures its operating and strategic performance by reference to financial targets. In addition, accurate financial reporting and robust auditing are critical to Regions’ success. We seek to have a number of Directors who qualify as audit committee financial experts, and we expect all of our Directors to be financially knowledgeable.

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PROPOSAL 1 — ELECTION OF DIRECTORS

•	Outside board experience. Directors that sit on other public company boards are able to provide valuable comparisons to Regions’ corporate practices. They often gain significant experience and skills from service on other public boards that prove to be valuable to Regions.

•	Innovator/growth creator. Regions’ future success depends, in part, on its success in growing our business. Our Directors with innovator/growth creator experience provide valued perspective on our ability to grow.

•	Operations acumen. Directors who have significant expertise in operations will often have a better dialog with management on operational issues. They can probe more deeply into potential problems and opportunities with respect to business operations.

•	Corporate governance and/or regulatory acumen. The financial services industry is heavily regulated. Our Directors who have significant corporate governance acumen or experience with regulators are better situated to oversee and advise management on governance and regulatory issues.

•	Risk, compliance and/or legal acumen. Risk management, compliance and the management of legal risk are critical elements of our business. Directors with significant knowledge in these areas are better situated to oversee and advise management with respect to these complex issues.

•	Executive compensation and/or benefits acumen. Directors with a significant understanding of the issues involved with executive compensation are able to understand the various forms of compensation, the purpose of each type and how various elements of compensation can be used to motivate executives and drive performance while not encouraging imprudent risk.

•	Strategic planning or strategy development experience. Directors who understand how to plan for the future of the Company in a strategic fashion are better able to interact, oversee and advise management effectively with respect to the formulation and execution of the Company’s strategic planning.

•	Environmental and/or sustainability acumen. Directors who have a significant understanding of environmental issues or issues involving sustainability are better situated to oversee and advise management with respect to these important issues. For Regions, sustainability is not just an environmental issue; it is also an issue regarding making our business and profits sustainable.

Who are this year’s nominees?

The following biographies show the age and principal occupations during at least the past five years for each Director nominee, the year the Director was first elected to the Board of Regions, and the directorships he or she now hold and have held within at least the last five years with corporations subject to the registration or reporting requirements of the Exchange Act or registered under the Investment Company Act of 1940.

The Board believes that all the nominees named below are highly qualified and each Director’s key experiences, qualifications, attributes or skills that led the Board to conclude that he or she should serve as a Director are also described. There are no family relationships among our Directors and Executive Officers.

On July 1, 2004, Regions became the successor by merger to Union Planters Corporation and the former Regions Financial Corporation. Several of our Directors were previously members of the boards of directors of either of those companies. On November 4, 2006, AmSouth Bancorporation was merged with and into Regions. Several of the members of the board of directors of AmSouth Bancorporation joined the Regions Board at that time.

The Directors of Regions also serve as the Board members of Regions Bank, an Alabama banking corporation and wholly-owned subsidiary of Regions.

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PROPOSAL 1 — ELECTION OF DIRECTORS

George W. Bryan Independent Director Since: 2004 Age: 69

Regions Committees:

•    Audit Committee

•    Risk Committee (Chair)

Former Public Directorships Held During the Past Five Years:

•    Buckeye Technologies Inc.

Mr. Bryan served on the board of directors of Union Planters Corporation from 1986 to 2004. Mr. Bryan is retired from Sara Lee Corporation, a food processing and packaging company, where he was Chief Executive Officer of the Food Division. Since 2002, Mr. Bryan has been the Chief Executive Officer of Old Waverly Properties, LLC, a real estate firm.

Skills and Qualifications:

Mr. Bryan began his business career in 1964 at Bryan Foods, a family-owned meat products manufacturing business. Sara Lee Corporation acquired Bryan Foods in 1968. He became President of Bryan Foods in 1974 and Senior Vice President of Sara Lee in 1983. In addition, Mr. Bryan has developed residential and commercial real estate in Mississippi, Tennessee and Utah since 2002.

At Buckeye Technologies Inc., Mr. Bryan served as Chair of the Nominating and Corporate Governance Committee and as a member of the Compensation Committee. Mr. Bryan serves on Regions Audit Committee and has been determined to be an audit committee financial expert. He earned a degree in business administration from Mississippi State University. As President of Bryan Foods, Senior Vice President of Sara Lee Corporation and Chief Executive Officer of Sara Lee Foods, Mr. Bryan was responsible for key managerial, strategic, financial and operational decisions, providing significant experience to draw upon in his capacity as a Director of Regions, and, together with his other experience, make him well qualified to be a member of Regions’ Board.

Carolyn H. Byrd Independent Director Since: 2010 Age: 65

Regions Committees:

•    Audit Committee (Chair)

•    Risk Committee

Public Directorships:

•    AFC Enterprises, Inc.

•    Federal Home Loan Mortgage Corporation (Freddie Mac)

Former Public Directorships Held During the Past Five Years:

•    Circuit City Stores, Inc.

•    RARE Hospitality International, Inc.

•    RealiStar Financial Corp.

•    The St. Paul Travelers Companies

Ms. Byrd is the Chairman and Chief Executive Officer of GlobalTech Financial (“GlobalTech”), in Atlanta, Georgia, which she founded in 2000. GlobalTech specializes in loan and lease servicing, as well as information technology professional services and consulting.

Skills and Qualifications:

Prior to forming GlobalTech in 2000, Ms. Byrd had a long career with The Coca-Cola Company, where she was ultimately appointed Vice President of the company, Chief of Internal Audits and Director of the Corporate Auditing Department. In this position, she provided leadership for the worldwide audits of The Coca-Cola Company. Before joining The Coca-Cola Company, Ms. Byrd was employed with Citibank, N.A. in New York where she served as a Senior Account Officer.

At AFC Enterprises, Inc., Ms. Byrd serves on the Audit Committee and is Chair of the Corporate Governance Committee. At Freddie Mac, she serves as Chair of the Audit Committee and serves as a member of the Nominating and Governance Committee and Executive Committee. She previously served on the Audit Committee of Circuit City Stores, Inc., RARE Hospitality International, Inc. and The St. Paul Travelers Companies. Ms. Byrd serves on Regions’ Risk Committee and Audit Committee and has been determined to be an “audit committee financial expert.” Ms. Byrd earned her Bachelor of Science degree from Fisk University and a Masters in Finance and Business Administration from the University of Chicago Graduate School of Business. Ms. Byrd has held many positions in which she was responsible for key managerial, strategic, financial and operational decisions, and such positions provide significant experience to draw upon in her capacity as a Director of Regions. Her service on the boards of directors of a variety of large public companies, including Freddie Mac, further augments her experience. All of these qualifications make her well qualified to be a member of Regions’ Board.

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PROPOSAL 1 — ELECTION OF DIRECTORS

David J. Cooper, Sr. Independent Director Since: 2006 Age: 68

Regions Committees:

•    Compensation Committee

•    Nominating and Corporate Governance Committee

Mr. Cooper served on the board of directors of AmSouth Bancorporation from 2005 to 2006. He is currently the Vice Chairman and was previously the President of Cooper/T. Smith Corporation, a privately held corporation which is one of the largest stevedoring and maritime-related firms in the United States. He also serves as a director of Alabama Power Company, a wholly-owned subsidiary of The Southern Company. Alabama Power Company has no publicly traded common stock.

Skills and Qualifications:

After graduating from the University of Alabama School of Commerce and Business Administration, Mr. Cooper joined his family’s stevedoring company, Cooper/ T. Smith Corporation. Under the direction of Mr. Cooper and his brother, the company has grown and diversified and now operates in 37 ports on the East, West and Gulf Coasts of the United States, and has operations in South America. The company has also diversified its business interests, including warehousing, terminal operations, tugboats, push boats, barging and restaurants. Mr. Cooper is active in civic and educational organizations.

Mr. Cooper served on the board of directors of SouthTrust Bank prior to joining the board of AmSouth Bancorporation, which merged with Regions in 2006. Mr. Cooper’s service on the board of Alabama Power Company provides him with insight in dealing with another industry that, similar to banking, is highly regulated. He also brings to our Board extensive knowledge of how to effectively run a large business as evidenced by the diversification and growth of Cooper/T. Smith Corporation under Mr. Cooper’s direction. His experience makes him well qualified to be a member of Regions’ Board.

Don DeFosset Independent Director Since: 2006 Age: 65

Regions Committees:

•    Audit Committee

•    Compensation Committee

Public Directorships:

•    Terex Corporation

•    National Retail Properties

•    ITT Corporation

Former Public Directorships within the Past Five Years:

•    EnPro Industries, Inc.

Mr. DeFosset served on the board of directors of AmSouth Bancorporation from 2005 to 2006. He is the former Chairman, President and Chief Executive Officer of Walter Industries, Inc. (now Walter Energy, Inc.). He served as Chairman from March 2002 to September 2005, and as President and Chief Executive Officer from November 2000 to September 2005. During the time of his service, Walter Industries, Inc. was a diversified public company with businesses in water infrastructure products, metallurgical coal and natural gas, home building and mortgage financing.

Skills and Qualifications:

Throughout his career, Mr. DeFosset held significant leadership positions in major multinational corporations, including Dura Automotive Systems, Inc., Navistar International Corporation and AlliedSignal, Inc. Mr. DeFosset is active in civic and charitable affairs. He serves on Regions’ Audit Committee and has been determined to be an “audit committee financial expert.”

At Terex Corporation, Mr. DeFosset chairs the Governance and Nominating Committee and serves on the Audit Committee. At National Retail Properties, he serves on the Compensation Committee and chairs the Governance and Nominating Committee. At ITT Corporation, Mr. DeFosset serves on the Compensation and Personnel Committee and the Nominating and Governance Committee. In addition, he also served on the Audit and Risk Management, Compensation and Human Resources, and Nominating and Corporate Governance Committees of EnPro Industries, Inc. Mr. DeFosset has an Industrial Engineering degree from Purdue University and a Master of Business Administration degree from Harvard University. Having served as Chairman, Chief Executive Officer and President of Walter Industries, Inc., Mr. DeFosset brings extensive management and business experience to Regions’ Board as well as a deep understanding of complex issues concerning public companies. Mr. DeFosset is also able to draw upon his knowledge of the mortgage industry acquired during his tenure at Walter Industries, Inc. His service on the boards of directors of a variety of large public companies further augments his experience. All of these qualifications make Mr. DeFosset well qualified to be a member of Regions’ Board.

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PROPOSAL 1 — ELECTION OF DIRECTORS

Eric C. Fast Independent Director Since: 2010 Age: 64

Regions Committees:

•   Compensation Committee

•   Risk Committee

Public Directorships:

•   Automatic Data Processing, Inc.

Former Public Directorships Held During the Past Five Years:

•   Crane Co.

From 2001 through January 2014, Mr. Fast served as the Chief Executive Officer for Crane Co., a diversified manufacturer of engineered industrial products. He served as President of Crane Co. from 1999 through January 2013. Mr. Fast serves on the board of directors of the privately held National Integrity Life Insurance Company.

Skills and Qualifications:

Prior to joining Crane Co., Mr. Fast worked for Salomon Brothers and later Salomon Smith Barney, where he ultimately was co-head of Global Investment Banking and a member of the firm’s Management Committee. He previously served as Treasurer of MacMillan Inc. and began his career as a commercial lending officer at Bank of New York.

Mr. Fast earned a political science degree from the University of North Carolina, Chapel Hill and received a Master of Business Administration in Finance degree from the New York University Graduate School of Business. He currently serves as Chair of the Audit Committee of Automatic Data Processing, Inc. and a member of the Audit Committee at the privately-held National Integrity Life Insurance Company. Mr. Fast brings extensive management and business experience to our Board as well as a deep understanding of complex issues concerning public companies. His service as President and Chief Executive Officer of a large public company further augments his experience. All of these qualifications make him well qualified to be a member of Regions’ Board.

O. B. Grayson Hall, Jr. Management Director Since: 2008 Age: 56

Public Directorships:

•   Zep, Inc.

•   Vulcan Materials Company

Mr. Hall has been the Chairman, President and Chief Executive Officer of Regions and Regions Bank since May 16, 2013. He served as President and Chief Executive Officer of Regions and Regions Bank from April 1, 2010, through May 15, 2013. From October 2009 through March 2010, he served as President and Chief Operating Officer of Regions and Regions Bank. From December 2008 to October 2009, he served as Vice Chairman and Head of the General Banking Group of Regions and Regions Bank.

Skills and Qualifications:

Mr. Hall’s banking career started in 1980 as a participant in the management trainee program at AmSouth Bank, which merged with Regions in 2006. He has served in roles of increasing responsibility, including head of the Operations and Technology Group from 1993 to 2004 and manager of all lines of business from 2005 to 2006. Mr. Hall was named head of the General Banking Group in 2006 and in 2008 was elected Vice Chairman and a member of the Board of Regions. The General Banking Group included all banking offices across Regions’ 16-state footprint. His responsibilities also included oversight of several key divisions of Regions. In October 2009, the Board named him President, and, in December 2009, named Mr. Hall Chief Executive Officer effective April 1, 2010. Mr. Hall assumed the additional role of Chairman of the Board effective May 16, 2013. Mr. Hall is active in several civic and leadership organizations.

At Zep, Inc., Mr. Hall serves on the Compensation Committee and the Nominating and Corporate Governance Committee. Mr. Hall was recently elected to the board of Vulcan Materials Company and will serve on the Finance and Governance Committees. In addition to a Bachelor’s degree in Economics from The University of the South and a Master’s degree in Business Administration from the University of Alabama, Mr. Hall is a graduate of the Stonier School of Banking. Mr. Hall’s knowledge of all areas of the Company, together with his years of experience in banking, make him well qualified to be a member of Regions’ Board.

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PROPOSAL 1 — ELECTION OF DIRECTORS

John D. Johns Independent Director Since: 2011 Age: 62

Regions Committees:

•   Nominating and Corporate Governance Committee

•   Risk Committee

Public Directorships:

•   Protective Life Corporation

•   Genuine Parts Company

Since 2003, Mr. Johns has served as the Chairman, President and Chief Executive Officer of Protective Life Corporation, a holding company whose subsidiaries provide insurance and other financial services. Mr. Johns also serves as a director of Alabama Power Company, a wholly-owned subsidiary of The Southern Company. Alabama Power Company has no publicly traded common stock.

Skills and Qualifications:

Prior to joining Protective in 1993, Mr. Johns was Executive Vice President and General Counsel at Sonat, Inc. from 1988 to 1993 and was a founding partner of the Birmingham-based law firm of Maynard, Cooper & Gale from 1984 to 1988.

At Genuine Parts Company, Mr. Johns serves on the Compensation, Nominating and Governance Committee. He currently serves as Chair of Protective Life Corporation’s Finance & Investment Committee. Mr. Johns graduated from the University of Alabama and received his Masters of Business Administration and Juris Doctorate degrees from Harvard University. Mr. Johns’ background and considerable experience as a senior executive of a large insurance corporation, his extensive exposure to complex financial issues at large public companies, his leadership in other business, economic development, civic, educational, and not-for-profit organizations, and his seasoned business judgment are valuable to the Company’s Board and make him well qualified to be a member of Regions’ Board.

Charles D. McCrary Independent Director Since: 2006 Age: 62

Lead Independent Director

Regions Committees:

•   Nominating and Corporate Governance Committee (Chair)

Public Directorships:

•   Protective Life Corporation

Mr. McCrary served on the board of directors of AmSouth Bancorporation from 2001 to 2006. From 2001 through February 2014, Mr. McCrary served as the President and Chief Executive Officer of Alabama Power Company, a public utility company, which is a wholly-owned subsidiary of The Southern Company. Alabama Power Company has no publicly traded common stock. Until May 1, 2014, he serves as the chairman of the board of directors of Alabama Power Company. Mr. McCrary also serves on the board of the privately held Mercedes-Benz U.S. International, Inc.

Skills and Qualifications:

Mr. McCrary’s career at Alabama Power spanned over 30 years, where he held various positions of increasing responsibility within The Southern Company, the parent company of Alabama Power. Mr. McCrary is active in civic, educational and charitable affairs and currently serves as Chairman of the Economic Development Partnership of Alabama.

Mr. McCrary previously served on Regions’ Audit Committee and during such service, was determined to be an audit committee financial expert. In February 2013, the Board named Mr. McCrary as the Nominating and Corporate Governance Committee Chairperson, effective May 16, 2013, and he also became Regions’ Lead Independent Director at that time. Mr. McCrary serves on the Corporate Governance and Nominating Committee and Finance and Investments Committee at Protective Life Corporation. Mr. McCrary holds an engineering degree from Auburn University and a law degree from Birmingham School of Law. As the former President and Chief Executive Officer of Alabama Power Company and his service as a director of Protective Life Corporation, Mr. McCrary brings a valuable understanding of issues that are unique to a company in a regulated industry. Mr. McCrary’s depth of knowledge and experience running a regulated company as well as his other experience make him well qualified to be a member of Regions’ Board.

  ï  2014 Proxy Statement    25

PROPOSAL 1 — ELECTION OF DIRECTORS

James R. Malone Independent Director Since: 2006 Age: 71

Regions Committees:

•    Compensation Committee (Chair)

•    Risk Committee

Public Directorships:

•    Ametek, Inc.

Mr. Malone served on the board of directors of AmSouth Bancorporation from 1994 to 2006. He is the founding and Managing Partner of Qorval LLC, a financial and business restructuring, consulting and advisory firm. As such, he has been Chief Executive Officer of five Fortune 500 companies in as many different industries. Since May, 2013, Mr. Malone has served as Chief Executive Officer and Chairman of the privately held Nautic Global Group, a manufacturer of fiberglass and aluminum boats. Mr. Malone is also founder and partner of Boyne Capital Partners, LLC, a private equity investment firm.

Skills and Qualifications:

Mr. Malone previously served as Chairman of the board of directors for the nation’s third largest underwriter of property insurance, Citizens Property Insurance Corporation, created by the Florida Legislature in 2002 as the state’s property insurer of last resort. Mr. Malone is also active in civic organizations.

At Ameteck, Inc., Mr. Malone serves on the Audit Committee, the Compensation Committee and as Chair of the Corporate Governance/Nominating Committee. He earned his Bachelor of Science degree from Indiana University and attended Northwestern University’s Kellogg School of Management and its Institute in International Management in Burgenstock, Switzerland. Mr. Malone is an experienced leader whose numerous management positions have provided him with an abundance of skills in handling complex financial issues, all of which makes him well qualified to be a member of Regions’ Board.

Ruth Ann Marshall Director Since: 2011 Age: 59

Regions Committees:

•    Compensation Committee

•    Nominating and Corporate Governance Committee

Public Directorships:

•    ConAgra Foods, Inc.

•    Global Payments, Inc.

Ms. Marshall is retired from MasterCard where she served as President of The Americas, MasterCard International, Inc. from 2004 to 2006 and as President, MasterCard North America from 2000 to 2004. She also serves as a director of the privately held Pella Corporation and Trustwave Holdings, Inc.

Skills and Qualifications:

At MasterCard, Ms. Marshall was responsible for building all aspects of MasterCard’s issuance and acceptance business in the United States, Canada, Latin America and the Caribbean. Prior to joining MasterCard International, Inc. in 1999, Ms. Marshall served as Group Executive President of two electronic payment service companies, MAC Regional Network and Buypass Corporation. Upon acquisition of these companies by Concord EFS, Ms. Marshall became Senior Executive Vice President of the combined companies, where she oversaw marketing, account management, customer service and product development. Ms. Marshall started her career at IBM, where, for more than 18 years, she served in managerial and executive positions. In 2004 and 2005, Ms. Marshall was selected by Forbes.com as one of the World’s 100 Most Powerful Women.

At ConAgra Foods, Inc., Ms. Marshall serves on the Human Resources Committee and the Nominating, Governance and Public Affairs Committee. At Global Payments, Inc., she serves on the Compensation Committee and the Risk Oversight, Governance and Nominating Committee. She chairs the Human Resources and Compensation Committee at the privately held Pella Corporation. Ms. Marshall earned her bachelor’s and master’s degrees from Southern Methodist University. Ms. Marshall’s background and broad marketing, account management, customer service and product development experience as well as significant domestic and international experience in growing business at MasterCard and her service as a director for other publicly traded companies all make Ms. Marshall well qualified to be a member of Regions’ Board.

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PROPOSAL 1 — ELECTION OF DIRECTORS

Susan W. Matlock Independent Director Since: 2004 Age: 67

Regions Committees:

•   Compensation Committee

•   Risk Committee

Ms. Matlock served on the board of directors of the former Regions Financial Corporation from 2002 to 2004. She will retire March 31, 2014, as the President and Chief Executive Officer of Innovation Depot, Inc., an emerging business incubation center in Birmingham, Alabama. Innovation Depot, Inc. is a business incubation program that assists in the development of emerging biotechnology/life sciences, information technology and service businesses.

Skills and Qualifications:

Ms. Matlock served for nine years on the board of managers of Ascension Health Ventures, a fund that invests in innovative healthcare businesses. She currently serves on the board of directors of Blue Cross/Blue Shield of Alabama where she is a member of the Compensation Committee. In addition, Ms. Matlock serves on the boards of, and is active in, various civic, educational and leadership organizations. She was also past Chair of the National Business Incubation Association and founding Chair of the Alabama Business Incubation Network.

Ms. Matlock began her career as a banker, lending to small businesses and consumers. She has been recognized by the U.S. Small Business Administration as the Financial Services Advocate of the Year for the State of Alabama. She was named as one of the “Top 25 Most Influential People in the Southeast Technology Community” by TechJournal South in 2007. Ms. Matlock earned a Masters in Public Administration degree from the University of Alabama at Birmingham and completed an Executive in Residence Program at Harvard Business School. Ms. Matlock’s expertise in technology and healthcare entrepreneurship and innovation, combined with her other experience, make her well qualified to be a member of Regions’ Board.

John E. Maupin, Jr. Independent Director Since: 2007 Age: 67

Regions Committees:

•   Audit Committee

•   Nominating and Corporate Governance Committee

Public Directorships:

•   LifePoint Hospitals, Inc.

•   VALIC Company I and II

•   HealthSouth Corporation

Dr. Maupin has served as the President of Morehouse School of Medicine since 2006. His retirement from Morehouse effective June 30, 2014, has been announced. He also serves as Chair of Regions Community Development Corporation, our non-profit corporation dedicated to providing technical assistance for affordable housing, small business, and community development initiatives.

Skills and Qualifications:

Dr. Maupin retired from the U.S. Army Reserves Dental Corps in 1997 with over 28 years of service with the rank of lieutenant colonel. Dr. Maupin has more than 30 years of experience in health-care administration, public health and academic medicine. Prior to becoming the President of Morehouse School of Medicine in 2006, he was the President of Meharry Medical College. His career includes over 16 years serving as a Chief Executive Officer and five years as a Chief Operating Officer. Dr. Maupin is a former director of Pinnacle Financial Partners, Inc., a bank holding company, and Monarch Dental Corporation, a dental care management company. He is past president of the National Dental Association and has participated as a member of numerous state and national healthcare task forces, scientific panels and advisory councils. Dr. Maupin is actively engaged in community service and has received numerous honors and awards.

At HealthSouth Corporation, Dr. Maupin serves as Chair of the Nominating/Corporate Governance Committee and as a member of the Compliance and Quality of Care Committee. At Life Point Hospitals, Inc., he serves on the Audit and Compliance Committee, Compensation Committee, Quality Committee and as Chair of the Corporate Governance and Nominating Committee. At VALIC Company I and II, Dr. Maupin serves on the Audit Committee and Governance Committee. Dr. Maupin attended San Jose State College and received his Doctor of Dental Surgery degree from the School of Dentistry, Meharry Medical College, and a Master of Business Administration degree from Loyola College. Dr. Maupin’s extensive managerial responsibilities and insight gained from his broad range of experience make him well qualified to be a member of Regions’ Board.

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PROPOSAL 1 — ELECTION OF DIRECTORS

Lee J. Styslinger III Independent Director Since: 2004 Age: 53

Regions Committees:

•    Audit Committee

•    Compensation Committee

Public Directorships:

•    Vulcan Materials Company

Mr. Styslinger served on the board of directors of the former Regions Financial Corporation from 2003 to 2004. He currently serves as the Chairman and Chief Executive Officer of the privately held Altec, Inc., a leading equipment and service provider for the electric utility, telecommunications and contractor markets. Altec provides products and services in over 100 countries.

Skills and Qualifications:

Mr. Styslinger actively serves on the boards of many educational, civic and leadership organizations, including Harvard Business School, National Association of Manufacturers and Northwestern University College of Arts and Sciences. He was appointed to the President’s Export Council advising the President of the United States on international trade policy from 2006-2008.

At Vulcan Materials Company, he serves on the Compensation Committee and the Finance Committee. Mr. Styslinger serves on Regions’ Audit Committee and has been determined to be an audit committee financial expert. Mr. Styslinger received his Bachelor of Arts degree from Northwestern University and earned a Master of Business Administration degree from Harvard University. As Chairman and Chief Executive Officer of Altec, Inc., Mr. Styslinger brings a wealth of management and business experience running a large company in today’s global market. All of these qualifications make him well qualified to be a member of Regions’ Board.

How much stock are Directors expected to own?

The Board believes that Directors should have a financial stake in Regions so that their interests are aligned with those of the stockholders, and therefore, will more effectively represent Regions’ stockholders. Under Regions’ current Director Stock Ownership Guidelines, non-management Directors are expected to own shares of Regions’ common stock with a value equal to or in excess of four times the value of the cash portion of the annual retainer paid to Directors.

Until such time as the minimum level of stock ownership is achieved, any Director shall be required to retain 50% of the after-tax net shares acquired as a part of any compensatory arrangement, unless granted an exception by the NCG Committee upon showing a hardship or other special circumstances. The following are taken into consideration in determining share ownership:

•	Shares purchased on the open market;

•	Shares obtained through option exercises;

•	Share equivalents held under any Directors’ deferred stock plan;

•	Restricted shares awarded; and

•	Shares obtained through any other sources.

Each Director currently meets the Director Stock Ownership Guidelines.

As of February 21, 2013, future pledges of Company equity securities are prohibited. Directors who currently have pledged Company equity securities as collateral for a loan must reduce their pledged equity securities over time so as to eliminate all pledged Company equity securities by the 2016 annual meeting of stockholders. Regions equity securities pledged are not counted in determining compliance with the Director Stock Ownership Guidelines.

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PROPOSAL 1 — ELECTION OF DIRECTORS

How are Directors compensated?

The Compensation Committee, along with the NCG Committee, review the compensation of the non-management Directors periodically and recommend changes to the Board. The following table describes the components of the Director compensation program for 2013.

Compensation Element	Director Compensation Program
Annual Cash Retainer	$55,000, which may be deferred, at the Director’s option
Annual Equity Retainer	$90,000 in restricted stock granted three business days following the annual stockholder meeting that vests at the next annual stockholder meeting
Board and Committee Meeting Fees	$1,500 per meeting
Additional Annual Fee for Non-Executive Chairman (1)	$200,000
Additional Annual Fee for Lead Independent Director	$50,000
Additional Annual Fee for Committee Chairs	$20,000 — Audit Committee $20,000 — Compensation Committee $15,000 — NCG Committee (1) $15,000 — Risk Committee $10,000 — Special Committees, as applicable
Additional Annual Fee for Special Committee Members, as applicable	$10,000
(1)	Mr. Deavenport retired as Non-Executive Chairman of the Board and as Chair of the NCG Committee on the eve of the 2013 annual meeting of stockholders and therefore, his annual fees were prorated.

Under the DDSIP, a Director may elect to defer receipt of some or all cash compensation. Deferred amounts are credited to a bookkeeping account for the Director, which is designated in notional shares of Regions common stock. Dividend equivalents, if any, are converted to additional notional shares of common stock in the Director’s account. At the end of the deferral period, the Director’s account is settled in actual shares of common stock, plus cash for any fractional share. Receipt and taxability of benefits are deferred until the time of payment in accordance with the payment election made by the Director at the time of the deferral. Most of the Directors elected to defer receipt of some of their cash compensation.

  ï  2014 Proxy Statement    29

PROPOSAL 1 — ELECTION OF DIRECTORS

The following table contains information about the compensation paid to the non-employee Directors who served during 2013.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	All Other Compensation ($)	Total ($)
Samuel W. Bartholomew, Jr.	35,500	—	—	35,500
George W. Bryan	103,250	90,000	—	193,250
Carolyn H. Byrd	145,250	90,000	—	235,250
David J. Cooper, Sr.	95,750	90,000	—	185,750
Earnest W. Deavenport, Jr.	154,500	—	—	154,500
Don DeFosset	103,250	90,000	—	193,250
Eric C. Fast	108,250	90,000	—	198,250
John D. Johns	91,250	90,000	—	181,250
Charles D. McCrary	161,000	90,000	—	251,000
James R. Malone	121,750	90,000	—	211,750
Ruth Ann Marshall	98,750	90,000	—	188,750
Susan W. Matlock	95,750	90,000	—	185,750
John E. Maupin, Jr.	98,750	90,000	—	188,750
John R. Roberts	124,250	90,000	—	214,250
Lee J. Styslinger III	98,750	90,000	—	188,750

(1)	The amounts presented in this column represent the grant date fair values of the 2013 restricted stock award made to all non-employee Directors in service on May 21, 2013. The grant date fair value of the restricted stock granted May 21, 2013 was $9.16 per share, for a total grant date fair value of $90,000. The shares awarded on May 21, 2013 are scheduled to vest in one lump sum on the date of the 2014 annual meeting of stockholders.

The following table sets forth those non-employee Directors who served during 2013 and who had stock options or restricted stock outstanding as of December 31, 2013, and the number outstanding as of that date:

Name	Outstanding Stock Options (#)	Outstanding Restricted Stock (#)
Samuel W. Bartholomew, Jr.	23,285	—
George W. Bryan	14,000	9,825
Carolyn H. Byrd	—	9,825
David J. Cooper, Sr.	21,177	9,825
Earnest W. Deavenport, Jr.	33,935	—
Don DeFosset	21,177	9,825
Eric C. Fast	—	9,825
John D. Johns	—	9,825
Charles D. McCrary	33,935	9,825
James R. Malone	33,935	9,825
Ruth Ann Marshall	—	9,825
Susan W. Matlock	14,000	9,825
John E. Maupin, Jr.	14,000	9,825
John R. Roberts	14,000	9,825
Lee J. Styslinger III	14,000	9,825

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CORPORATE GOVERNANCE

The following corporate governance documents are available on the Investor Relations section of our website at www.regions.com:

•	Code of Ethics for Senior Financial Officers

•	Code of Business Conduct and Ethics

•	Corporate Governance Principles

•	Audit Committee Charter

•	Compensation Committee Charter

•	Nominating and Corporate Governance (“NCG”) Committee Charter

•	Risk Committee Charter

Also available on our website is information regarding our Executive Officers, our Board members and Board committee composition and instructions for how to contact the Board.

This proxy statement is also available on the Investor Relations section at www.regions.com.

The NCG Committee periodically reviews the Corporate Governance Principles to maintain effective and appropriate standards of corporate governance. The Board adopted the principles to further its longstanding goal of providing effective governance of Regions’ business and affairs for the long-term benefit of stockholders.

Regions’ Corporate Governance Principles address important governance matters adopted by the Board, including:

•	Structure of the Board and its leadership, including the responsibilities and duties of the Lead Independent Director
•	Director qualification standards, including:

•	a description of ordinary course relationships that will not be deemed to impair a Director’s independence

•	a limit on the number of other public company boards and other audit committees on which Directors may serve

•	mandatory retirement age of 72

•	Identification and nomination of potential new Directors

•	Director responsibilities, including, but not limited to:

•	attendance of Directors at Board meetings and stockholder meetings

•	the importance of meeting in executive session

•	compliance with our Code of Business Conduct and Ethics, securities trading policies and confidentiality of Board information and materials

•	Board committees, including number and types of committees

•	Board operations, including scheduling meetings and selecting agenda items for meetings

•	Director access to management and independent advisors

•	Director orientation and continuing education

•	Management succession planning

•	Annual performance evaluation of the Board, committees and individual Directors

•	Board interaction with stockholders, investment managers and the media

•	Communications with the Board

Letter from the Lead Independent Director

It was a privilege when our Board asked me last year to serve as the Lead Independent Director and the Chair of the Nominating and Corporate Governance Committee, roles that I take very seriously and have embraced wholeheartedly. As such, I am honored to write this letter to you on behalf of the members of the Board. I want to assure you that your Board is committed to representing your interests and will continue to facilitate effective corporate governance practices and meaningful transparency.

Both the Board and executive management believe that strong leadership is a critical aspect of effective corporate governance. One of the most important responsibilities of the Board is to take an active role in providing oversight and guidance to Regions’ executive management team. Doing so helps to ensure that Regions is, among other things, appropriately assessing and managing risk and pursuing a safe and sound strategic direction for the Company.

Your Board leadership structure presently consists of a Chairman, who also serves as our President and Chief Executive Officer, a Lead Independent Director and independent committee chairs. Under Regions’ Corporate Governance Principles, the Board designates the Chair of the Nominating and Corporate Governance Committee to also serve as the Lead Independent Director. Currently, Regions has 14 Board members, 13 of whom are independent. Our Board members are highly experienced individuals, carefully selected for their diverse expertise and viewpoints each of them brings to the Board. All members of the Board’s Audit, Compensation, Nominating and Corporate Governance, and Risk Committees are independent and were carefully selected to serve on their various committees.

Your Board also continuously seeks to maintain a fresh perspective on corporate governance and to look for ways to enhance our practices. By way of example, we have redesigned our proxy statement to make it more user-friendly, redesigned the Board and committee self-evaluation process, and established a new process for evaluating the mix of skills represented on the Board. The Board believes that these efforts, among others, will generate long-term value for all of our stockholders. As stewards of the Company, the Board is committed to acting in the best interest of Regions and its stockholders. On behalf of the Board of Directors, I would like to express our appreciation for your continued support of and investment in Regions.

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Our Board Leadership Structure

Corporate governance plays a critical role at Regions, and the Company understands that corporate governance is only as strong as its Board. The Board assumes an active role in providing oversight of and guidance to Regions’ Executive Officers in order to maintain a strong system of checks and balances.

In addition, Regions’ Corporate Governance Principles are comprehensive. They address Board leadership structure; Lead Independent Director’s responsibilities; Director qualification standards and responsibilities; management succession planning; assessment of Board, committees, and individual Directors’ performance; Director compensation; Director orientation and continuing education; direct access of the Board to management and independent advisors; and more.

Furthermore, based on the requirements of the NYSE listing standards, Regions’ Corporate Governance Principles and an assessment of its current needs, the Board believes that an appropriate leadership structure includes a substantial majority of independent Directors, extremely capable committee chairs, and a strong Lead Independent Director with specific duties. The Board’s current leadership structure meets these attributes.

The Board is presently composed of 14 Directors, 13 of whom are independent. Directors are required to stand for election each year, allowing our stockholders the opportunity to express their views on each Director’s individual performance on an annual basis. All Board committees are chaired by independent Directors. In fact, all of the members of the Audit Committee, the Compensation Committee, the NCG Committee, and the Risk Committee are independent. Our Executive Officers benefit from the highly experienced, well-informed, and fully engaged Board members who have experience managing various organizations, both public and private. In addition, many of our Directors have experience in areas such as corporate governance, strategic planning, information technology, business risk assessment and financial modeling. We have not adopted a policy with respect to separating the Chairman and CEO positions. The Board believes that the leadership structure should be flexible enough to accommodate different approaches based on an evaluation of relevant facts and circumstances. The Board considers its structure and leadership each year in conjunction with its NCG Committee.

At the present time, the Board believes that Regions is best served in combining the CEO and Chairman positions, complemented by an independent, strong and effective Lead Independent Director. The Board currently believes that Regions benefits from having a combined CEO and Chairman structure, with a single leader having primary responsibility for managing its operations and who represents the Company to our stockholders, customers, associates, regulators, and the public. This structure also allows the Board to carry out its oversight responsibilities with the full involvement of each independent Director. Additionally, this structure utilizes Mr. Hall’s extensive experience and knowledge regarding the Company and provides for effective leadership of our Board and Company, while simultaneously providing for robust communication between the Board and management. Moreover, this combination also provides clear accountability to the stockholders, customers and associates concerning the performance of the Company.

Mr. Hall has more than 30 years experience with the Company and has been CEO for nearly four years. Under his leadership, the Company has successfully met a number of challenges over the past years. Regions is a large financial institution and Mr. Hall, with over three decades of banking experience, including service on our Board since 2008, and service as President since October 2009, has extensive knowledge, expertise and experience in all aspects of our current business operations. In the Board’s opinion, Mr. Hall is the best person to understand and clearly articulate to the Board the opportunities and challenges facing Regions, and also has the leadership and management skills to promote Regions’ values and execute its strategies. Mr. Hall’s service as Chairman provides clarity of leadership and effectively allows the Company to present its vision and strategy in a unified voice.

Under the Corporate Governance Principles, unless there is an independent Non-Executive Chairman of the Board, the Chair of the NCG Committee, who must be “independent” under the rules of the NYSE, and who is elected by and from the independent Board members, serves as the Lead Independent Director for the Board. Mr. McCrary serves as the Lead Independent Director, and his duties are set out below.

Lead Independent Director Duties:

•	Presides at Board meetings when the Chairman is not present;

•	Establishes the agenda and presides at executive sessions of the non-management and independent Directors;

•	Acts as a liaison and facilitates communication between the Chairman of the Board and the non-management and independent Directors (provided, however, that each Director will also be afforded direct and complete access to the Chairman of the Board at any time as such Director deems necessary or appropriate);

•	Approves information sent to the Board;

•	Approves meeting agendas for the Board;

•	Approves meeting schedules to assure that there is sufficient time for discussion of all agenda items;

•	Coordinates the activities of the non-management and independent Directors including the authority to call meetings of non-management and independent Directors;

•	If requested by major stockholders, ensures that he or she is available for consultation and direct communication;

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•	Communicates, as appropriate, with our regulators;

•	Regularly communicates with our Chairman on a variety of issues including business strategy and succession planning;

•	Maintains close contact with the Chair of each standing committee of the Board, i.e., Compensation, Audit and Risk, and serves as an ex-officio member of each committee where he/she is not a member;

•	Assists the committee Chairs in the establishment of committee agendas and schedules;

•	As Chair of the NCG Committee, provides input, as needed, into the assessment of the Board committees effectiveness, structure, organization and charters, and the evaluation of the need for changes; and

•	With the NCG Committee, coordinates the performance of the annual Board and committees self-evaluations and the evaluation of the CEO by the Compensation Committee.

Director Independence

To be independent under NYSE rules, our Board must make an affirmative determination that a Director does not have a “material relationship” with Regions. Under our Corporate Governance Principles, the Board has determined that a substantial majority of its members must be independent.

Under the rules of the NYSE, no Director qualifies as independent unless the Board affirmatively determines that the Director has no material relationship with Regions (either directly or as a partner, stockholder or officer of an organization that has a material relationship with Regions).

The NYSE bright-line independence tests. The NYSE has bright-line tests that disqualify a Director from being determined to be independent. The following relationships will preclude a Director from being considered independent for a period of three years:

•	The Director is employed by Regions;

•	The Director has an immediate family member who is an Executive Officer of Regions;

•	The Director or an immediate family member has received in a year more than $120,000 in direct compensation from Regions (not including certain permitted payments such as Director and committee fees);

•	Certain relationships with Regions’ external or internal auditors;

•	The Director or an immediate family member is employed as an executive officer of another company and a Regions Executive Officer serves on that other company’s compensation committee; or

•	The Director is a current employee, or an immediate family member is a current executive officer, of a company that made payments to, or received payments from, Regions in an amount that exceeds the greater of $1,000,000 or 2% of the applicable company’s consolidated gross revenues.

Corporate Governance Principles guidance regarding independence. The fact that none of the NYSE’s bright-line tests are applicable to our current Directors does not make a Director independent. The Board must still consider all circumstances surrounding any existing relationship between Regions and a Director to determine whether a material relationship exists outside of the bright-line tests.

To aid in conducting this evaluation, our Corporate Governance Principles contain guidance that, in the absence of unusual facts and circumstances, describe relationships and transactions that would not be considered to impair a Director’s exercise of independent judgment or compromise the oversight role that an independent Director of Regions is expected to perform, and therefore presumptively are not material:

•	The Director or an immediate family member has a customer relationship with Regions that is established and administered by Regions in the ordinary course of business, on terms and conditions not more favorable than those afforded by Regions to other similarly situated customers.

•	If the Director or immediate family member has a loan or extension of credit, and that loan was made or credit was extended on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and involved no more than the normal risk of collectability and presented no other unfavorable features.

•	If Regions employs an adult family member of the Director in the ordinary course of business in a capacity other than as an Executive Officer.

•	The Director’s or immediate family member’s interest in a transaction results solely from service as a director (or comparable position) of another company that is a party to the transaction or from the beneficial ownership of less than 10% of the other entity’s equity.

•	The transaction is one where the rates or charges involved in the transaction are determined by competitive bids, or the transaction involves the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority.

In applying this guidance, an “immediate family member” includes a person’s spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home. If a Director has a relationship that would be deemed non-material under our guidelines for independence, but meets one of the NYSE’s bright-line tests, the NYSE test governs and the Director will not be treated as independent.

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Board independence considerations. The Board has made an affirmative determination as to all 14 current Directors’ independence. The NCG Committee presented to the Board its evaluations of each Director and made a recommendation as to each Director’s independence.

The following specific relationships were also considered while making a determination:

•	All of the Directors except Directors Byrd, DeFosset and Fast, either individually or through an affiliated entity, have a customer relationship with Regions’ subsidiaries, such as a deposit, brokerage, trust or other financial services relationships in the ordinary course of Regions banking and/or brokerage business, on terms and conditions not more favorable than those afforded by Regions or its subsidiaries to other similarly situated customers.

•	Directors Bryan, Cooper, Johns, McCrary, Malone, Matlock, Maupin, Roberts and Styslinger, either individually or through an affiliated entity, have bank loans from Regions’ subsidiaries on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans by Regions’ subsidiaries to unrelated persons, and involving no more than the normal risk of collectability and no other unfavorable features.

•	Directors Bryan, Byrd, Cooper, DeFosset, Johns, McCrary, Malone, Matlock, Maupin and Styslinger serve solely as a member of the board of directors of a charitable organization to which Regions or its subsidiaries made charitable contributions of less than the greater of $1,000,000 or 2% of such organization’s consolidated gross revenues in any of 2011, 2012 or 2013.

•	Director Byrd serves as an outside director of the Federal Home Loan Mortgage Corporation (“Freddie Mac”). The revenue Regions’ subsidiaries receives from servicing loans for Freddie Mac is not a material portion of Regions’ total revenues. Additionally, Regions’ subsidiaries are not dependent solely on Freddie Mac as a purchaser of loans.

•	Director Johns serves as Chairman, President and Chief Executive Officer of Protective Life Corporation (“Protective”), a publicly traded life insurance company located in Birmingham, Alabama. The NCG Committee and the Board have determined that the relationships between Regions and Protective would not impair Mr. Johns’ independence given that the transactions are deemed:

•	not material to Protective in light of its annual income or gross revenues: the payments to or received from Protective were well below 2% of Protective’s consolidated gross revenues and were less than 0.03% in 2013, less than 0.05% in 2012, and less than 0.1% in 2011;

•	the transactions are deemed not material to Regions in light of its annual income or gross revenues;

•	the transactions were conducted at arms’ length in the ordinary course of business of each party to the transactions;

•	the relationship is deemed not material to Mr. Johns as Chairman, President and Chief Executive Officer of Protective;
•	Mr. Johns is deemed not to have a personal stake in the transactions;

•	Mr. Johns was not involved in the negotiations or discussions leading to the transactions; and

•	the transactions are typical of transactions that Protective conducts with other financial institutions.

Mr. Johns does not have a direct or indirect material interest in the transactions arising out of the business relationships between Regions and Protective, and Mr. Johns has no material relationships with Regions that would impair his exercise of independent judgment as a Director.

•	Director Maupin serves as Chair of the Board of Directors of Regions Community Development Corporation, a non-profit corporation sponsored by Regions dedicated to providing technical assistance for affordable housing, small business and community development initiatives.

•	Directors Cooper, Johns and McCrary also serve on the board of directors of Alabama Power Company (a subsidiary of The Southern Company), where Mr. McCrary recently retired as President and Chief Executive Officer but remains as chairman of the board of directors until May 1, 2014. Directors Johns and McCrary also serve on the board of directors of Protective Life Corporation, where Mr. Johns is the Chairman, President and Chief Executive Officer. C. Dowd Ritter, the father of Regions Executive Officer, William D. Ritter, serves on the board of directors of Alabama Power Company and Protective Life Corporation.

In each case, the Board concluded, in light of the applicable independence standards of the NYSE and the description of relationships and transactions contained in the Corporate Governance Principles that such relationship would not be considered to impair a Directors’ exercise of independent judgment or compromise the oversight role that an independent Director of Regions is expected to perform, and therefore are not material.

Director Hall was determined not to be independent because he is employed by Regions, he meets a NYSE bright-line relationship test.

Board independence determinations. The Board has affirmatively determined that each Director is an independent Director, other than O. B. Grayson Hall, Jr., Chairman, President and Chief Executive Officer. The following named current Directors have been determined by the Board to be independent:

George W. Bryan	James R. Malone
Carolyn H. Byrd	Ruth Ann Marshall
David J. Cooper, Sr.	Susan W. Matlock
Don DeFosset	John E. Maupin, Jr.
Eric C. Fast	John R. Roberts
John D. Johns	Lee J. Styslinger III
Charles D. McCrary

Director Roberts, who has reached Regions’ retirement age, is not standing for re-election.

During a portion of 2013, two former Directors, Earnest W. Deavenport, Jr. and Samuel W. Bartholomew, Jr., served on the Board. In early 2013, the Board made the determination that Mr. Deavenport was independent based upon the applicable independence standards of the NYSE, the description of

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relationships and transactions contained in the Corporate Governance Principles, and consideration by the Board of all relevant transactions, relationships and arrangements with respect to Mr. Deavenport. The Board concurrently determined that Mr. Bartholomew was not independent based upon the fact that he served as Of Counsel at Adams and Reese LLP, a law firm which Regions engages for legal services.

Additional determinations made by the Board. The Board has also affirmatively determined that all members of the Audit Committee are “independent” and “financially literate.” Additionally, all members of the Audit Committee have banking or related financial management expertise as defined by the Federal Deposit Insurance Corporation Improvement Act of

1991. Finally, each of Directors Bryan, Byrd, DeFosset, Roberts and Styslinger has accounting or related financial management expertise as described in Section 303A.07 of the NYSE Governance Rules and is an audit committee financial expert as defined in Item 407(d) of Regulation S-K of the SEC. In addition, all members of the Audit Committee are “independent” within the meaning of the independence standards for audit committee members under the Sarbanes-Oxley Act of 2001.

A majority of Regions’ Directors, as well as all members of the Audit Committee, the Compensation Committee, the NCG Committee, and the Risk Committee, are independent directors within the meaning of the listing standards of the NYSE.

Family Relationships

No immediate family relationship exists between any of our Directors or Executive Officers and any of our other Directors or Executive Officers.

Transactions with Directors

This chart reflects transactions, as applicable, between Regions and (i) our outside Directors or their immediate family members; (ii) a company or charitable organization of which the Director or the Director’s immediate family member is, or was during 2013, a partner, officer, employee, or (iii) in which the Director or the Director’s immediate family member holds a significant ownership position. All of these transactions were considered by our Board in making the determination with respect to independence.

	“Ordinary Course” Customer Relationship (1)	Loan or extension of credit (2)	Charitable contributions (3)	Nonmaterial Relationships (4)	Family Relationships (5)
George W. Bryan	—	—	—	None	None
Carolyn H. Byrd	None	None	—	—	None
David J. Cooper, Sr.	—	—	—	—	None
Don DeFosset	None	None	—	None	None
Eric C. Fast	None	None	None	None	None
John D. Johns	—	—	—	—	None
Charles D. McCrary	—	—	—	—	None
James R. Malone	—	—	—	None	None
Ruth Ann Marshall	—	None	None	None	None
Susan W. Matlock	—	—	—	None	None
John E. Maupin, Jr.	—	—	—	—	None
John R. Roberts	—	—	None	None	None
Lee J. Styslinger III	—	—	—	None	None
(1)	“Ordinary Course” customer relationships are transactions or relationships that Regions would enter into on the same terms and conditions with any similarly situated customer.

(2)	A loan or extension of credit that was made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons, and involve no more than the normal risk of collectability and present no other unfavorable features.

(3)	Directors serve solely as a member of the board of directors of a charitable organization to which Regions or its subsidiaries made charitable contributions of less than the greater of $1,000,000 or 2% of such organization’s consolidated gross revenues.

(4)	Nonmaterial relationships include Director Byrd’s service as a Director of Freddie Mac, arms-length business relationships with Protective Life Corporation, Director Maupin’s service as Chairman of Regions’ non-profit corporation, Regions Community Development Corporation, and outside Directors’ service on a board of directors where a Regions Director serves or recently served as President and Chief Executive Officer and/or where C. Dowd Ritter, the father of Regions Executive Officer, William D. Ritter, serves on the board of directors.

(5)	No immediate family relationship exists between any of our Directors or Executive Officers and any of our other Directors or Executive Officers.

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Other Business Relationships and Transactions

Directors and Executive Officers of Regions and beneficial owners of more than 5% of Regions common stock and their affiliates were customers of, and had transactions with, Regions and our subsidiaries in the ordinary course of business during 2013, and additional transactions may be expected to take place in the ordinary course of business. As previously noted, included in such transactions are outstanding loans and commitments from Regions Bank, all of which were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to Regions, and did not involve more than the normal risk of collectibility or present other unfavorable features.

Other business relationships. We have entered into other business relationships with an immediate family member of an Executive Officer and with entities holding more than 5% of our common stock. These relationships are in the ordinary course of business and are described below:

C. Dowd Ritter is the father of Regions Executive Officer, William D. Ritter. At the request of Regions on February 22, 2010, C. Dowd Ritter agreed to provide consulting services to Regions for up to five years following his March 31, 2010, retirement as Chief Executive Officer and as a member of Regions’ Board. In addition to providing the consulting services, Mr. Ritter agreed not to compete with Regions or to solicit any associates of Regions for the duration of the consulting term. Fees paid to Mr. Ritter in 2013 were $265,788. Under the consulting agreement fees paid are reduced annually to $100,000 for the final year of the five year term.

BlackRock, Inc. and subsidiaries (“BlackRock”) are the beneficial owner of more than 5% of our common stock. On October 14, 2011, Regions entered into an amended and restated agreement (the “BlackRock Agreement”) with BlackRock Financial Management, Inc., a subsidiary of BlackRock, for BlackRock to provide risk management and advisory services to Regions’ mortgage servicing rights portfolio and their proprietary trading, portfolio management and risk reporting system for Regions’ investment portfolio. The initial term of the BlackRock Agreement is for five years and upon the expiration of the initial term, the BlackRock Agreement can be renewed for successive 24-month terms unless otherwise terminated. The BlackRock Agreement provides that Regions will pay BlackRock Financial a fee of $2,250,000 per year plus an additional fee depending on the size of the portfolio. Regions paid BlackRock Financial $2,611,523 in 2013. The Regions Financial Corporation Retirement Plan had invested approximately $373 million in BlackRock Funds as of

December 31, 2013 and paid investment management fees of $307,185 in 2013. Trust accounts held at Regions Bank have invested approximately $503.5 million in BlackRock-sponsored securities as of year end 2013. Regions does not receive any revenue share, fees or commissions for client accounts invested in these securities. Additionally, in 2013, affiliates of BlackRock paid Regions fees and interest on credit facilities of approximately $1,370,000. These relationships began before BlackRock became the beneficial owner of more than 5% of Regions common stock and are expected to continue.

The Vanguard Group, Inc. and subsidiaries (“Vanguard”) are the beneficial owner of more than 5% of our common stock. At year end 2013, trust accounts held at Regions Bank have invested approximately $1.050 billion in mutual funds offered by Vanguard entities. Regions does not receive any revenue share, fees or commissions for client accounts invested in these funds. This relationship began before Vanguard became the beneficial owner of more than 5% of Regions common stock and is expected to continue.

State Street Global Advisors and affiliates (“State Street”) are the beneficial owner of more than 5% of our common stock. State Street entities administer rabbi trusts for certain retirement and deferred compensation plans maintained by Regions. Regions pays State Street a nominal monthly administration fee for these services. Additionally, at year end 2013, trust accounts held at Regions Bank have invested approximately $156.9 million in mutual funds offered by State Street entities. Approximately $17.7 million invested in trust accounts have been invested in State Street equities. Regions does not receive any revenue share, fees or commissions for client accounts invested in these funds. These relationships began before State Street became the beneficial owner of more than 5% of Regions common stock and are expected to continue.

Other transactions. Director James R. Malone is and has been a principal of financial and business restructuring and consulting firms. Through his association with these firms, Mr. Malone has occasionally served as an executive officer of companies that retain the firm to assist in their financial restructuring, and as part of the restructuring strategy that occurs when some of these companies file for bankruptcy. Regions does not believe that Mr. Malone’s service as an executive officer with such companies, which arises solely because of his affiliation with the consulting firms, is material to an evaluation of the ability or integrity of Mr. Malone to serve as a Director of Regions.

Policies Relating to Transactions with Related Persons and Code of Conduct

Related Person Transactions Policy. The Board has adopted a written policy titled the “Related Person Transactions Policy.” This policy provides a mechanism for the identification, evaluation, and approval or disapproval of significant transactions involving Regions and persons related to Regions as described below.

For purposes of the policy, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which Regions was, is or will be a participant and the amount involved exceeds $120,000 in any fiscal year, and in which any “related person” (defined below) had, has or will have a direct or indirect material interest. The category of related persons consists generally of Regions’ Directors, Director nominees and Executive Officers, any person or entity who is known to be the beneficial owner of more than 5% of any class of Regions voting securities, and immediate family members of any of the foregoing persons, and “associated entities” of the foregoing persons.

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For the purpose of evaluating whether a related person has an indirect material interest in a transaction, an “associated entity” of a related person means a firm, corporation, or other organization in which the related person is an executive officer or other executive managerial position, or owns a 10% or greater equity interest or the related person engages in a transaction or series of transactions with Regions and the related person receives a measurable financial benefit resulting from the transaction(s).

Certain types of transactions are excluded from the category of related persons transactions and are not subject to the policy even if the amount exceeds $120,000. For example, a related person transaction does not include any transaction that involves services of a public utility at rates or charges fixed in conformity with law or governmental authority.

Each Director and Executive Officer is required to provide the General Counsel, and periodically update, a list of his or her immediate family members, the affiliated entities of his or her immediate family members, and additional information elicited for administration of the policy. The General Counsel maintains a master list of related persons and affiliated entities, and distributes it to the heads of various units within Regions and to the areas of accounts payable and accounts receivable, who will use the information to identify potential related person transactions in order to effectuate the policy.

Any related person transaction is subject to either advance notification procedures (if identified in advance) or ratification procedures. In either case, the related person must provide to the General Counsel notice of the facts and circumstances of the transaction, including: (1) the related person’s relationship to Regions and the person’s interest in the transaction; (2) the significant facts of the potential transaction, including the proposed aggregate value of the transaction without regard to the amount of any profit or loss; (3) the purpose of, and the benefits to Regions of the potential transaction; (4) if applicable, the availability of other sources of comparable products or services; (5) an assessment of whether the potential transaction is on terms that are no less favorable to Regions or are comparable to the terms available to an unrelated third party or to associates generally; and (6) an assessment of whether the potential related person transaction is consistent with Regions’ Code of Business Conduct and Ethics (the “Code of Conduct”).

The General Counsel will assess whether the transaction is subject to the policy. If it is determined that the transaction is a related person transaction, it will be submitted to the NCG Committee for consideration at the next NCG Committee meeting or, if it is not practicable to wait until the next NCG Committee meeting, to the NCG Committee’s Chair for prompt consideration.

The NCG Committee, or its Chair, will consider the relevant facts and circumstances of the related party transaction, including but not limited to: (1) the benefits to Regions; (2) the impact on a Director’s independence in the event the related person is a Director, an immediate family member of a Director or an entity in which a Director is a partner, significant stockholder or executive officer; (3) the availability of other sources for comparable products or services; (4) the terms of the transaction; (5) the terms available to unrelated third parties or to associates generally; and (6) whether the potential related person transaction is consistent with the Code of Conduct. Any

Director or Executive Officer who is or whose family members or affiliated entities are the subject of the related person transaction is not permitted to participate in the review, consideration or approval of the related person transaction.

The NCG Committee, or its Chair, is authorized to approve or ratify those related person transactions that are in, or are not inconsistent with, the best interests of Regions and its stockholders, and that are consistent with the Code of Conduct, as the NCG Committee or its Chair determines in good faith. Other related person transactions should be disapproved by the NCG Committee, or its Chair, and should not be entered into or continued by Regions. The NCG Committee or its Chair will report the decision to the General Counsel, who will report the decision to the appropriate Regions personnel.

The policy also grants the NCG Committee the authority to address situations in which an unauthorized related person transaction subject to the policy is initiated and is subsequently disapproved.

The NCG Committee will annually review and consider any previously approved or ratified related person transaction that remains ongoing.

Regulation O policies and procedures. We design additional policies and procedures to help ensure our compliance with Regulation O. This regulation imposes various conditions on a bank’s extension of credit to Directors and Executive Officers. Any extensions of credit must comply with our Regulation O policies and procedures.

As previously discussed, a Director can meet our guidance for independence if the Director or immediate family member has a loan or extension of credit, and that loan was made or credit was extended on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and involved no more than the normal risk of collectability and presented no other unfavorable features.

Our Regulation O policies and procedures require:

•	Extensions of credit (including interest rates and collateral) to covered individuals or entities must be made on substantially the same terms as those prevailing at the time for comparable transactions with those who are not covered.

•	The covered extension of credit must be made following credit underwriting procedures no less stringent than those prevailing at the time for comparable transactions with non-covered individuals or entities. The extension of credit may not involve more than the normal risk of repayment or present other unfavorable features.

•	The amount of covered extensions of credit do not exceed individual and aggregate lending limits, depending on the identity of the borrower and the nature of the loan.

Our subsidiary bank, Regions Bank, designates a Regulation O Credit Officer to review extensions of credit to determine our compliance with our policies and procedures. If an extension of credit would result in an aggregate credit extension of more than $500,000, the board of directors of Regions Bank must approve it. Reports of all extensions of credit made to Executive Officers under Regulation O are provided to that board.

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All loans to Directors and Executive Officers:

•	comply with our Regulation O policies and procedures;

•	are made in the ordinary course of business;

•	are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Regions; and

•	do not involve more than the normal risk of collectibility or present other unfavorable features.

Code of Conduct. Regions’ Code of Conduct contains several provisions that also serve to regulate transactions with our associates and Directors. For example, the Code of Conduct prohibits self-dealing such as:

•	personally extending credit to a non-relative who applied for and was denied credit by Regions;

•	representing Regions in a relationship or transaction where the associate has a family, financial or other material interest;

•	representing an entity other than Regions in any transaction with Regions;

•	co-signing or otherwise representing a customer (other than a family member) on a Regions account;

•	purchasing any property that the associate understands Regions intends to purchase;

•	using Regions’ property or corporate time for personal gain;

•	processing bank transactions for the associate’s own account or an associate’s family member account; and

•	borrowing from customers, suppliers or other persons or companies that do business with Regions except those that engage in lending in the ordinary course of business on terms offered in the normal course of business.

Additionally, the Code of Conduct requires that if an associate or Director recognizes an opportunity in the course of his or her service, that person must allow Regions to take advantage of that opportunity as opposed to appropriating it.

Among other things, the Code of Conduct is designed to ensure that:

•	Regions and its associates remain in compliance with all applicable laws and regulations;

•	our Company is a safe and nondiscriminatory place to work and do business;

•	confidential and proprietary information is protected;

•	customer privacy is secure;

•	inappropriate gifts or favors are not accepted; and

•	conflicts of interest are avoided.

The Code of Conduct states that it is expected that no one will seek or be given an exception from any provision of the Code of Conduct. Any exception granted to a member of the Executive Council, a Director or a senior financial officer (as defined in the paragraph below) must be approved by the Board, and must be promptly disclosed as required by SEC regulation.

Code of Ethics for Senior Financial Officers. The Board has adopted a Code of Ethics for Senior Financial Officers that applies to Regions’ Chief Executive Officer, Chief Financial Officer, and the Principal Accounting Officer and Controller. This Code of Ethics may be found on the Regions’ website at www.regions.com in the Corporate Governance Section of Investor Relations. Regions intends to disclose any amendments or waivers with respect to its Code of Ethics for Senior Financial Officers on its website.

Director Attendance

Pursuant to Regions’ Corporate Governance Principles, Directors are expected to attend and participate in all Board meetings and meetings of committees on which they serve. Directors are expected to be available for consultation with management as requested from time to time.

In 2013, all incumbent Directors attended at least 75% of the aggregate of the meetings held by the Board and by Committees of which they were members.

Our current Director attendance for Board and Committee meetings averaged over 96% in 2013. In addition, in 2013, Mr. Deavenport attended a majority of the meetings of the Board Committees of which he was not a member prior to his retirement as the Non-Executive Chairman of the Board in May 2013. In his role as Lead Independent Director, Mr. McCrary attends a majority of the meetings of the Board committees of which he is not a member.

Director Attendance at the Annual Meeting

As stated in Regions’ Corporate Governance Principles, Directors are expected to attend all meetings of stockholders.

At the 2013 annual meeting, all incumbent Directors attended in person except Ruth Ann Marshall, who had a conflict due to a commitment made prior to becoming a member of the Board.

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Meetings of Independent Directors

All Directors, as well as the independent Directors meet in executive sessions at each regular meeting of the Board, and have the opportunity to meet in executive sessions at regularly scheduled update conference call meetings held by the Board.

These executive sessions provide the opportunity for discussion of compensation, succession planning, critical strategic matters and other topics that should sometimes be discussed without management being present.

Regions’ independent Directors met 11 times in 2013 in executive session without any management Directors present.

Earnest W. Deavenport, Jr. presided over the executive sessions until his retirement from the Board in May, 2013, as the Non-Executive Chairman of the Board. Thereafter, Mr. McCrary, as the Lead Independent Director, presided over the executive sessions.

Communications Between Stockholders and Other Interested Parties and the Board of Directors

The Corporate Governance Principles adopted by the Board include a mechanism for stockholders and other interested parties to communicate with Directors.

The Board believes questions or concerns related to matters such as financial results, strategic direction, executive compensation, corporate governance and general Board oversight, including accounting, internal accounting controls, auditing and other related matters are appropriately addressed to the Board.

Matters that deal with the Company’s general business operations are more appropriately addressed by management.

The Corporate Secretary will circulate communications to the appropriate Director or Directors, with the exception of those communications that are of a personal nature or not related to the duties and responsibilities of the Board, including without limitation, routine customer service complaints. The Corporate Secretary will maintain a log of any such communications not shared with the Board and such log will be provided to the Board on a quarterly basis. In addition, Directors may review any communication upon request.

Items such as commercial solicitations, opinion survey polls, new product or service suggestions, resumes, job inquiries and mass mailings will not be shared with the Board nor maintained on a log.

Stockholders and other interested parties may send communications directed to the Board, a committee of the Board, the Chairman of the Board, the Lead Independent Director, the independent Directors as a group or an individual member of the Board by sending a letter to:

Regions Financial Corporation

c/o Office of the Corporate Secretary

1900 Fifth Avenue North

Birmingham, Alabama 35203

with clear notation as “Board Communication”

or “Director Communication.”

Board’s Role in the Risk Management Process

The Board oversees the management of risk through its Risk Committee, with guidance from the Audit Committee on major financial risks, while the Compensation Committee oversees risk as it relates to compensation matters. The Board formally establishes the Risk Appetite Statement, which documents the Company’s tolerance for risk and is reviewed and approved annually.

The Risk Committee oversees Regions’ enterprise risk management framework, including policies, procedures, strategies and systems established by management to identify, measure, mitigate, monitor and report major risks, including emerging risks and other enterprise risks, as well as management’s capital planning, management and assessment processes.

The Risk Committee is required to consist of a minimum of three outside members of the Board. Members of the Risk Committee are appointed by the Board on the recommendation of the NCG Committee and serve at the Board’s discretion. Currently, the Risk Committee consists of six Directors, all of whom are independent.

The categories of enterprise risks (including emerging risks) overseen by the Risk Committee currently include legal risk, reputation risk, liquidity risk, credit risk, market risk, strategic risk, compliance risk and operational risk.

The Risk Committee is required to meet at least four times a year or more frequently if it deems necessary. The Risk Committee receives information from Regions’ Risk Management Group and others and recommends the actions or steps to be taken as it deems appropriate. The Risk Committee reports to the Board with respect to any notable risk management issues and coordinates with other Board and management level committees as appropriate regarding risk-related issues. In addition, the Risk Committee, along with the Chief Risk Officer (“CRO”), oversees the Risk Management Group’s responsibilities, budget and staffing. In carrying out its duties, the Risk Committee is authorized to select, retain, terminate and approve fees and other retention terms of independent legal, accounting or other advisors as it deems appropriate, without seeking approval of management or the Board.

The Audit Committee also reviews the guidelines and policies by which risk management and risk assessments are undertaken with respect to Regions’ major financial exposures. The Audit

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Committee discusses these major financial exposures, as well as steps taken to monitor and control such exposures, with Regions’ management.

With respect to risk related to compensation matters, the Compensation Committee considers, in establishing and reviewing the Company’s associate and executive compensation programs, whether these programs encourage unnecessary or excessive risk taking that could threaten the value of or have a material adverse effect on Regions and has concluded that they do not. Like the Risk Committee, the Compensation Committee also receives information from Regions’ Risk Management Group and, in particular, Regions’ CRO.

Compensation Committee Interlocks and Insider Participation

Directors who served on Regions’ Compensation Committee at any time during 2013 were:

James R. Malone, Chairman	John D. Johns
David J. Cooper, Sr.	Ruth Ann Marshall
Don DeFosset	Susan W. Matlock
Eric C. Fast	Lee J. Styslinger III

During 2013, there were no relationships that would create a Compensation Committee interlock as defined under applicable SEC regulations.

Relationship of Compensation Policies and Practices to Risk Management

Regions has long adhered to compensation policies and practices that are designed to support a strong risk management culture. Accordingly, we employ strong and effective corporate governance which includes active oversight and monitoring by the Compensation Committee over our incentive compensation practices.

While we cannot avoid risk, the successful execution of our strategy requires effective management of the risks we decide to take. Our risks may be generated from external or internal sources, and may or may not be within our control. We do not attempt to eliminate all risk, but rather identify, understand, assess, monitor and manage the risk. We want our decisions to reflect a defined risk appetite and a moderate risk profile. It is our responsibility to establish an enterprise risk management framework that facilitates risk management for the benefit of our stockholders.

As we describe in the “Compensation Discussion and Analysis” (“CD&A”) section which begins on page 51, we attempt to align how we manage risk with how we compensate associates. The process of limiting risk starts with the Board in setting the risk appetite for the Company and establishing policies and implementing appropriate limits. Strategic business plans are developed for each business group and unit of the Company, and these plans recognize and account for the risk tolerances supported by the Board. Compensation policies and plans are then designed and periodically reviewed and revised to ensure that they continue to support the strategic direction for the Company.

Consistent with effective risk management principles, base salaries of associates are competitive and represent a significant portion of the compensation of all associates and, therefore, do not encourage excessive risk taking in order to increase compensation levels. Variable compensation payments are made to many, if not most, associates within the Company, and provide an important tool to motivate associates to excel at executing our business plans. However, variable incentive policies and plans by design are aimed at aligning long-term associate and stockholder interests and overall represent a small percentage of total revenue. Compensation decisions also rely on the Compensation Committee’s and management’s discretion to consider other factors, such as effective risk management, compliance with controls and ethical conduct, competition for top talent, market-based pay levels, and the need to attract, develop, grow, and retain the leadership team.

As further discussed in our CD&A, our Compensation Committee continues to monitor the effect changes in the economic environment have on our existing risk management practices.

Some of the practices established by the Company include:

•	A strong clawback policy;

•	Robust compliance, internal control, disclosure review and reporting programs;

•	Long-term compensation awards that are subject to substantial future performance requirements;

•	A robust internal governance process covering the administration of our incentive compensation programs; and

•	A policy that prohibits hedging strategies related to the ownership stakes our key associates have in Regions.

As more fully described in the CD&A, the Compensation Committee oversees our compensation practices, and meets at least on an annual basis with Regions’ CRO to review incentive compensation arrangements for employee compensation plans in order to identify any features that might encourage unnecessary and excessive risk-taking or manipulation of earnings. Based on our approach to enterprise risk management, including the comprehensive risk review and assessment of our incentive compensation plans, our risk assessments for significant businesses and staff functions, and the continued emphasis on incorporating risk mitigating practices and performance requirements within our compensation programs, we believe that the risks arising from our compensation plans, policies, and practices are not reasonably likely to have a material adverse effect on the Company.

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Compensation Consultant Disclosure

Since 2012, the Compensation Committee of the Board has retained Frederic W. Cook & Co., Inc. (“Cook & Co.”) to provide independent advice and information regarding the design and implementation of our executive compensation programs. Cook & Co. is a nationally recognized compensation consulting firm that works exclusively for the Compensation Committee. The duties and services provided by Cook & Co. are more fully described in the CD&A section of this proxy statement.

It is the Compensation Committee’s view that its compensation consultant and any other advisors should be able to render candid and direct advice independent of management’s influence, and numerous steps have been taken to satisfy this objective.

Annually, and most recently in December 2013, the Compensation Committee considered the independence of Cook & Co. in light of new SEC rules and NYSE listing standards. The Compensation Committee requested and received a letter from Cook & Co. addressing its independence, including the following factors: (1) other services provided to us by the consultant; (2) fees paid by us as a percentage of the consulting firm’s total revenue; (3) policies or procedures maintained by the consulting firm that are designed to prevent a conflict of interest; (4) any business or personal relationships between the individual consultants involved in the engagement and a member of the Compensation Committee; (5) any company stock owned by the individual consultants involved in the engagement; and (6) any business or personal relationships between the Executive Officers and the consulting firm or the individual consultants involved in the engagement.

The Compensation Committee discussed these considerations and concluded that the work of Cook & Co. did not raise any conflict of interest.

Committees of the Board of Directors

Our Board has established four standing committees: an Audit Committee, a Compensation Committee, a NCG Committee, and a Risk Committee. Each of these committees meet on a regular basis and operate under a written charter approved by the Board.

In addition, each of these standing committees reviews and reassesses its charter on an annual basis. Moreover, each committee performs an annual self-evaluation to determine whether such committee is functioning effectively and fulfilling its duties as proscribed by its charter. Each committee may form and delegate authority to subcommittees of one or more committee members.

We describe the main responsibilities of the Board’s standing committees on the following pages. The descriptions of the committee functions in this proxy statement are qualified by reference to the charters and our relevant By-Law provisions. The charters for these committees discussed in this section are all available on Regions’ website at www.regions.com in the Corporate Governance section of Investor Relations.

In addition, our By-Laws authorize the Board to create other committees as needed. From time to time the Board has established a special committee to oversee or investigate certain claims made in litigation matters.

Board and Committee Meetings in 2013

The table to the right shows the number of Board and committee meetings held in 2013. Under our Corporate Governance Principles, Board members are expected to attend and participate in all Board meetings and meetings on committees on which they serve and to attend all meetings of stockholders.

Each Director attended at least 75% of the combined total number of meetings of the Board and all committees on which the Director served. Our current Director attendance for Board and committee meetings averaged over 96% in 2013, and each Director attended over 75% of meetings on which the Director served (the threshold for disclosure under SEC rules). In fact, most Directors attended over 95% of Director and committee meetings on which the Director served.

Number of Meetings Held
Board of Directors	14
Audit Committee	9
Compensation Committee	7
Nominating and Corporate Governance Committee	3
Risk Committee	6

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Committee Composition

The table below indicates the current members and Chairs of each standing Board committee. Each Director serving on one of Regions’ standing four Board committees has been determined to be independent. Also identified are the Directors who have been determined by our Board to be an audit committee financial expert, as defined under SEC regulations.

Cross committee membership is a consideration when the NCG Committee recommends committee member assignments to the Board. For example, the Chairs of the Audit and Risk Committees each serve on the other’s committee. In addition, the Chair of the Compensation Committee serves on the Risk Committee, as well as attends the majority of the Audit Committee meetings. The Chair of the NCG Committee, who also serves as the Lead Independent Director, attends the majority of all other committee meetings as well. All other Directors serve on at least two committees, providing further opportunities for cross committee membership.

	Audit Committee	Compensation Committee	NCG Committee	Risk Committee
George W. Bryan	—			C
Carolyn H. Byrd	C			—
David J. Cooper, Sr.		—	—
Don DeFosset	—	—
Eric C. Fast		—		—
John D. Johns			—	—
James R. Malone		C		—
Ruth Ann Marshall		—	—
Susan W. Matlock		—		—
John E. Maupin, Jr.	—		—
Charles D. McCrary *			C
John R. Roberts	—		—
Lee J. Styslinger III	—	—
—	Member

C	Chair

Audit Committee Financial Expert

*	Lead Independent Director

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Audit Committee

The Audit Committee currently consists of Carolyn H. Byrd (Chair), George W. Bryan, Don DeFosset, John E. Maupin, Jr., John R. Roberts and Lee J. Styslinger III.

All of these Directors are independent and were selected for membership on the Audit Committee based on the recommendation of the NCG Committee.

The Audit Committee has a written charter which is posted on our website at www.regions.com and is reviewed and approved on an annual basis.

The purpose of the Audit Committee is to assist the Board in monitoring:

(a)	the integrity of the Company’s financial statements, financial reporting process and financial controls;

(b)	the independent auditor’s qualifications and independence;

(c)	the performance of the Company’s internal audit function and independent auditors; and

(d)	the Company’s compliance with legal and regulatory requirements.

Each member of the Audit Committee must be independent and financially literate as defined by the SEC and NYSE. Additionally, at least one member of the Audit Committee must be an “audit committee financial expert” as that term is defined by the SEC. Pursuant to the Audit Committee’s written charter, members of the Audit Committee may only serve on two other public company audit committees.

The Audit Committee meets at least quarterly, and more often if deemed necessary or advisable. In 2013, the Audit Committee met nine times.

Additionally, pursuant to its charter, the Audit Committee will:

•	appoint or replace the independent auditor;

•	pre-approve all auditing services, internal control-related services and permitted non-audit services to be performed by the independent auditor;

•	retain independent legal, accounting or other advisers as it deems necessary or advisable;

•	discuss with management (i) the Company’s major financial risk exposures and (ii) the steps management has taken to monitor and control such exposures;

•	review and discuss financial statements and disclosure matters that will be filed with the SEC;

•	review and discuss with management all Non-GAAP information;

•	oversee, review and evaluate the Company’s relationship with the independent auditor and the independent auditor’s performance and independence; and

•	oversee the Company’s internal audit function.

The Audit Committee’s responsibility is one of oversight. Management is responsible for preparing the Company’s consolidated financial statements, for maintaining internal controls, and for compliance with laws and regulations. The independent auditors are responsible for auditing the Company’s consolidated financial statements and internal controls.

The Audit Committee regularly meets with Regions’ internal auditors and Ernst & Young LLP, with and without management present, to discuss the results of their examinations, their evaluations of Regions’ internal accounting and financial reporting controls, and the overall quality of Regions’ financial reporting.

The Audit Committee also must prepare the report required to be included in this proxy statement. The Audit Committee has approved such report, which is on page 49.

Audit Committee Financial Experts

The Board believes that all of the members of the Audit Committee have accounting or related financial management expertise under the rules of the NYSE and that the following members qualify as audit committee financial experts within the meaning of the rules of the SEC: Directors Bryan, Byrd, DeFosset, Roberts and Styslinger.

In addition, all Audit Committee members are financially literate, as required by NYSE listing standards, and all members meet the additional criteria for independence of audit committee members as set forth in Rule 10A-3(b)(1) under the Exchange Act.

Accounting or Audit-Related Complaints

The Audit Committee has established procedures for the receipt, retention and evaluation of complaints and submissions concerning accounting and audit-related matters, the features of which include insulation from management, safeguards for protecting anonymity and confidentiality of associate submissions, alternative methods for submissions, dedication of resources for investigations and the recording and preservation of findings.

The procedures are administered by the Audit Committee and a limited number of individuals in Regions’ corporate security, risk, legal and internal audit areas. Regions has notified its associates that the procedures are in place and how to direct a complaint or submission.

In addition, any interested party may communicate concerns regarding accounting, internal accounting controls or auditing matters directly to the attention of the Audit Committee as follows:

Regions Financial Corporation

Attention: Audit Committee Chair

c/o Office of the Corporate Secretary

1900 Fifth Avenue North

Birmingham, Alabama 35203

Chair

Carolyn H. Byrd

Other Members

George W. Bryan

Don DeFosset

John E. Maupin, Jr.

John R. Roberts

Lee J. Styslinger III

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Chair

James R. Malone

Other Members

David J. Cooper, Sr.

Don DeFosset

Eric C. Fast

Ruth Ann Marshall

Susan W. Matlock

Lee J. Styslinger III

Compensation Committee

The Compensation Committee currently consists of James R. Malone (Chair), David J. Cooper, Sr., Don DeFosset, Eric C. Fast, Ruth Ann Marshall, Susan W. Matlock and Lee J. Styslinger III.

Each member of the Compensation Committee must be independent as defined by the NYSE. Accordingly, all of our Directors who serve on the Compensation Committee are independent, qualify as a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, and satisfy the requirement as an “outside director” for the purposes of Internal Revenue Code Section 162(m).

These Directors were selected for membership on the Compensation Committee based on the recommendation of the NCG Committee. The Compensation Committee has a written charter, which is posted on our website at www.regions.com and is reviewed and approved on an annual basis.

The purpose of the Compensation Committee is to assist the Board in:

(a)	fulfilling its responsibilities relating to the compensation of the Executive Officers;

(b)	ensuring that all executive compensation is fair, appropriate, reasonable, and in compliance with all applicable regulations; and

(c)	performing such other duties and responsibilities in accordance with its charter.

The Compensation Committee met seven times in 2013. The Compensation Committee regularly invited certain members of management to its meetings as it deemed appropriate, consistent with the maintenance of the confidentiality of compensation discussions. The CEO did not attend any portion of a meeting where his performance was evaluated or compensation discussed.

The Compensation Committee has the additional authority and responsibilities relating to compensation matters to:

•	approve the Company’s compensation philosophy;

•	supervise and monitor the Company’s compensation plans and programs to determine whether they are properly aligned with the Company’s strategic and financial objectives and ensure that the compensation plans and programs do not encourage Company associates to take excessive risks;

•	review and approve all Company goals and objectives relevant to the CEO’s compensation and evaluate the CEO’s performance in light of those goals and objectives;

•	determine the CEO’s compensation (including base salary, incentive compensation, long-term compensation, executive benefits, and perquisites);

•	approve the compensation of the Executive Officers and such senior officers as the Compensation Committee determines appropriate;
•	review and approve any employment agreement, new hire award or new hire payment proposed to be made with any proposed or current Executive Officer;

•	review and approve any severance, change-in-control or similar termination agreement, award or payment proposed to be made with any current or former member of the Operating Committee;

•	approve the creation, termination and amendment of executive compensation plans;

•	approve any new equity compensation plan or any material change to an existing plan where shareholder approval is not required;

•	periodically review and make recommendations as to the form and amount of Director compensation in connection with the NCG Committee;

•	retain and obtain the advice of any compensation consultant, outside legal counsel, or any such other advisors as it deems necessary or desirable to assist with the execution of its duties and responsibilities; and

•	perform an annual self-evaluation.

The Compensation Committee meets at least on an annual basis with Regions’ CRO to review incentive compensation arrangements for employee compensation plans in order to identify any features that might encourage unnecessary and excessive risk-taking or manipulation of earnings.

The Compensation Committee also must prepare the report required to be included in this proxy statement. The Compensation Committee has approved such report, which is on page 67.

Compensation Philosophy

In determining the long-term incentive award component of compensation for the Executive Officers, the Compensation Committee considers the Company’s performance for the year. The Compensation Committee may also take into consideration such items as relative shareholder return, the award practices of competitive financial institutions, the awards given in past years, the Compensation Committee’s assessment of the current and expected contribution of the considered individuals to the Company’s success, and such other factors as the Compensation Committee considers appropriate.

Compensation Committee Interlocks and Insider Participation

Directors who served on Regions’ Compensation Committee at any time during 2013 were:

James R. Malone, Chair	John D. Johns
David J. Cooper, Sr.	Ruth Ann Marshall
Don DeFosset	Susan W. Matlock
Eric C. Fast	Lee J. Styslinger III

During 2013, there were no relationships that would create a Compensation Committee interlock as defined under applicable SEC regulations.

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Nominating and Corporate Governance Committee

The NCG Committee currently consists of Charles D. McCrary (Chair), David J. Cooper, Sr., John D. Johns, Ruth Ann Marshall, John E. Maupin, Jr., and John R. Roberts. All of these Directors are independent. The NCG Committee has a written charter, which is posted on our website at www.regions.com and is reviewed and approved on an annual basis.

The primary purpose of the NCG Committee is assist the Board by:

(a)	identifying individuals qualified to become Board members, and

(b)	establishing and maintaining effective corporate governance policies and practices.

The NCG Committee has direct access to and open communication with management and may obtain advice and assistance from internal legal, accounting or other advisors to assist it. The NCG Committee is authorized to select, retain, terminate, and approve the fees of independent legal, accounting, or other advisors as it deems appropriate.

Each member of the NCG Committee must be independent as defined by the SEC and NYSE. In the absence of an Non-Executive Chairman of the Board, the NCG Committee Chair serves as the Lead Independent Director.

The NCG Committee meets as frequently as deemed necessary, but not less than three times per year. In 2013, the NCG Committee met three times.

This Committee recommends to the Board the Director nominees for each annual meeting, and may recommend the appointment of qualified individuals as Directors between annual meetings.

In addition to the annual self-evaluation that all Board committees perform, the NCG Committee also oversees the annual evaluation of the performance of the Board, all committees and individual Directors and facilitates discussion of the results with the Board.

The NCG Committee annually reviews and recommends any changes to its charter and the charter of the other standing committees.

Further, the NCG Committee assesses the Board’s leadership structure, recommends the appropriate size of the Board, and makes an annual evaluation of the independence of each Director.

In addition, the NCG Committee will:

•	monitor the Company’s Directors’ service on other boards to ensure that each Director has adequate time to continue to appropriately serve on Regions’ Board;

•	make recommendations as to the appropriate stock ownership and compensation of non-employee Directors, in consultation with the Compensation Committee;

•	review and assess the Company’s Corporate Governance Principles and Code of Conduct;

•	oversee the Company’s management succession plan; and
•	oversee any amendment to the Company’s Certificate of Incorporation or By-Laws.

The NCG Committee recommends to the Board the number, identity and responsibilities of Board committees, including the Chair of each committee and the membership of each committee.

The NCG Committee assesses the skills, qualifications and experience of our Directors and each year recommends a slate of nominees to the Board. From time to time, the NCG Committee also evaluates changes to the composition of our Board. In evaluating existing Directors or new candidates, the NCG Committee assesses the needs of the Board and the qualifications of the individual. See the discussion on pages 21 to 28 for more information on each of our current Director nominees.

In consultation with the Chairman and CEO, the NCG Committee evaluates potential new candidates for Board membership, including candidates recommended by stockholders in compliance with procedures set forth in the By-Laws of the Company. Stockholders who wish to nominate Directors directly at an annual meeting in accordance with the procedures in our By-Laws should follow the instructions in the section entitled “Submission of Stockholder Proposals” on page 79.

The NCG Committee will seek Board members from diverse professional backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity, such that the Board will maintain an appropriate mix of skills and characteristics to meet the needs of the Company. The NCG Committee and the Board assess the qualifications of Director nominees based on criteria such as general business knowledge, an understanding of the financial services industry, experience in positions with a high degree of responsibility, leadership positions in the companies or institutions with which they are affiliated, and the contributions they can make to the Board and management.

Director nominees are evaluated based on their individual merits, taking into account the Company’s needs and the composition of the Board. Although the Board has not adopted a formal policy on diversity, the NCG Committee considers the diversity of Directors in the context of the Board’s overall needs. The NCG Committee evaluates diversity in a broad sense, recognizing the benefits of demographic diversity, but also considering the breadth of diverse backgrounds, skills, and experiences that Directors may bring to our Board.

To assist in its identification of qualified Directors, the NCG Committee reviews key qualifications and skills that are described on pages 20 and 21 of this proxy statement.

The NCG Committee may identify potential Directors in a number of ways, including recommendations made by current or former Directors or members of management, and through contacts in the business, civic, academic, legal and non-profit communities. When appropriate, the NCG Committee may retain a search firm to identify candidates.

Chair

Charles D. McCrary

Other Members

David J. Cooper, Sr.

John D. Johns

Ruth Ann Marshall

John E. Maupin, Jr.

John R. Roberts

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CORPORATE GOVERNANCE

Chair

George W. Bryan

Other Members

Carolyn H. Byrd

Eric C. Fast

John D. Johns

James R. Malone

Susan W. Matlock

Risk Committee

The Risk Committee currently consists of George W. Bryan (Chair), Carolyn H. Byrd, Eric C. Fast, John D. Johns, James R. Malone and Susan W. Matlock.

All of these Directors are independent and were selected for membership on the Risk Committee based on the recommendation of the NCG Committee.

The Risk Committee has a written charter, which is posted on our website at www.regions.com and is reviewed and approved on an annual basis.

The purpose of the Risk Committee is to assist the Board in its:

(a)	oversight of the Company’s enterprise risk management governance and processes; and

(b)	reviewing and approving the Board’s risk appetite parameters to be used by management to operate the Company.

Generally, Regions’ enterprise risks (including emerging risks) can be categorized in the following classifications: legal risk, reputation risk, liquidity risk, credit risk, market risk, strategic risk, compliance risk and operational risk. The Risk Committee considers risk in relation to the potential for growth and increase in stockholder value.

The Risk Committee met six times in 2013. The Risk Committee has direct access to management, with open lines of communication. The Risk Committee meets separately with each of the Chief Risk Officer and the Credit Review Director at least four times a year, or more frequently if the Risk Committee deems advisable.

The Risk Committee oversees Regions’ enterprise risk management framework, including policies, procedures, strategies and systems established by management to identify, measure, mitigate, monitor and report major risks, including emerging risks and other enterprise risks.

The Risk Committee reviews and approves the level and nature of risks that Regions is willing to assume and communicates such approval in the form of a measurable Risk Appetite Statement. The Risk Committee monitors the Company’s performance to ensure alignment with the tolerance levels articulated in the Risk Appetite Statement.

The Risk Committee also has oversight of the Company’s fiduciary activities, including oversight of trust powers exercised by Regions Bank.

The Risk Committee receives information from the Risk Management Group and other management groups, and advises management on the following items:

•	asset and liability management

•	trading activities

•	compliance with asset/liability policies, limits, activities, and procedures

•	operational risk, including information technology activities

•	risks associated with the Company’s technology infrastructure

•	business continuity planning and non-credit losses

•	credit risk, including the level and adequacy of the allowance for loan and lease losses

•	the credit risk rating system

•	compliance risk

•	reputational risk

•	legal risk

•	strategic risk

•	market risk, including the oversight of funding activities and liquidity risk

The Risk Committee has oversight of the Company’s Credit Review function, including approving the appointment of the Credit Review Director and reviewing his or her performance and compensation on an annual basis.

In addition, the Risk Committee has direct access to and open communication with management. The Risk Committee has complete authority to obtain advice and assistance from internal legal, accounting or other internal advisors. In the course of performing its duties and responsibilities, the Risk Committee is also authorized to select, retain, and terminate independent legal, accounting or other advisors as it deems appropriate, without seeking approval of management or the Board.

The Risk Committee coordinates with other Board committees as appropriate concerning risk management matters within the other committees’ respective areas of responsibility. The Risk Committee makes regular reports to the Board, communicates with the Company’s regulators when appropriate, and performs such other activities that it deems necessary or advisable to fulfill its purpose.

46       ï  2014 Proxy Statement

PROPOSAL 2 — RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL 2 — RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

What am I voting on?

You are voting on a proposal to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the year 2014.

The Audit Committee has selected Ernst & Young LLP as Regions’ independent registered public accounting firm for the 2014 fiscal year. The Board recommends that the stockholders ratify the selection of Ernst & Young LLP. In the event the selection is not ratified by our stockholders, it is anticipated that no change in auditors would be made for the current year because of the difficulty and expense of making any change during the current year. However, the vote results would be considered in connection with the engagement of independent auditors for 2015.

What vote is required to approve this proposal?

Approval of this proposal requires the affirmative “FOR” vote of a majority of the votes cast for or against the proposal. Abstentions and broker non-votes have no effect on the vote results.

What does the Board recommend?

The Board unanimously recommends that you vote “FOR” this proposal.

What services are provided by Ernst & Young LLP?

Ernst & Young LLP has been engaged to provide auditing services and also to provide tax services. The Audit Committee considered and determined that the engagement by Regions of Ernst & Young LLP for those services other than auditing services does not impair Ernst & Young LLP’s independence.

How much was Ernst & Young LLP paid for 2013 and 2012?

The aggregate fees paid to Ernst & Young LLP by Regions for 2013 and 2012 are set forth in the following table:

	2013	2012
Audit fees (1)	$5,780,074	$6,105,752
Audit related fees (2)	744,900	1,237,409
Tax fees (3)	372,016	597,968
All other fees (4)	319,065	476,569
Total fees	$7,216,055	$8,417,698
(1)	Audit fees include fees associated with the annual audit of Regions’ consolidated financial statements and internal control over financial reporting, reviews of Regions’ quarterly reports on Form 10-Q, SEC regulatory filings, statutory audits, and financial audits of subsidiaries.

(2)	Audit related fees include fees associated with audits of employee benefit plans and certain non-registered funds, as well as service organizations controls reports.

(3)	Tax fees include fees associated with tax compliance services, tax advice, and tax planning.

(4)	All other fees include fees associated with advisory services related to regulatory reporting. No financial information systems implementation and design services were rendered by Ernst & Young LLP during 2013 or 2012.

In accordance with the Audit Committee Charter, the Audit Committee must pre-approve any engagement of Ernst & Young LLP for audit or non-audit services. The Audit Committee has delegated to its Chair the authority to pre-approve permissible non-audit services. Any such approval of non-audit services pursuant to this delegation of the full Audit Committee’s authority must be presented to the Audit Committee at its next regular meeting.

  ï  2014 Proxy Statement    47

PROPOSAL 2 — RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Will a representative of Ernst & Young LLP be present at the meeting?

Ernst & Young LLP served as Regions’ independent auditors for the year ended December 31, 2013, and a representative of the firm will be present at the annual meeting to make a statement if he or she so desires and to respond to appropriate questions from stockholders.

How long has Ernst & Young LLP been Regions’ independent auditor?

Ernst & Young LLP (or its predecessors) has served as Regions’ independent auditors since 1971.

A new lead audit partner is designated at least every five years to provide a fresh perspective. Consistent with this practice, a new lead audit partner was designated for 2013.

In determining whether to reappoint the independent auditor, the Audit Committee considers the independent auditor’s qualifications, its independence and the length of time the firm has been engaged, in addition to considering the quality of the work performed by the independent auditor and an assessment of the past performance of both the lead audit partner and Ernst & Young LLP.

48       ï  2014 Proxy Statement

AUDIT COMMITTEE REPORT

AUDIT COMMITTEE REPORT

The consolidated balance sheets of Regions Financial Corporation and subsidiaries as of December 31, 2013 and 2012, and the related consolidated statements of operations, other comprehensive income (loss), changes in stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2013, are included in Regions’ Annual Report on Form 10-K for the 2013 fiscal year. Regions, acting through its management and Board of Directors, has the primary responsibility for the financial statements and the reporting process, including the systems of internal accounting controls. Ernst & Young LLP, independent auditors engaged by Regions, are responsible for planning and conducting the annual audit, for expressing an opinion on the conformity of Regions’ audited financial statements with U.S. generally accepted accounting principles and for annually auditing the effectiveness of Regions’ internal controls over financial reporting.

The Audit Committee oversees Regions’ financial reporting process on behalf of the Board of Directors. In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited financial statements with Regions management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and the effectiveness of internal controls over financial reporting.

The Audit Committee has reviewed with Ernst & Young LLP their judgments as to the quality, not just the acceptability, of Regions accounting principles and such other matters as are required to be discussed with the Audit Committee under auditing standards generally accepted in the United States, including the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young LLP their independence in relation to Regions.

The Audit Committee has discussed with Regions’ internal auditors and Ernst & Young LLP the overall scope and plans for their respective audits. The Audit Committee regularly meets with Regions’ internal auditors and Ernst & Young LLP, with and without management present, to discuss the results of their examinations, their evaluations of Regions’ internal accounting and financial reporting controls, and the overall quality of Regions’ financial reporting.

In reliance on the reviews and discussions referred to above, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee Charter, the Audit Committee approved including the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2013, for filing with the SEC.

Submitted by the Audit Committee:

Carolyn H. Byrd, Chair

George W. Bryan

Don DeFosset

John E. Maupin, Jr.

John R. Roberts

Lee J. Styslinger III

  ï  2014 Proxy Statement    49

PROPOSAL 3 — NONBINDING STOCKHOLDER APPROVAL OF EXECUTIVE COMPENSATION

PROPOSAL 3 — NONBINDING STOCKHOLDER APPROVAL OF EXECUTIVE COMPENSATION

What am I voting on?

The Board is providing stockholders with the opportunity to cast an advisory vote on the Company’s executive compensation at the 2014 annual meeting as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”) and Section 14A of the Exchange Act.

At the Company’s 2012 annual meeting, stockholders were asked to recommend how often they should be given the opportunity to cast this advisory vote. The stockholders overwhelmingly voted for an annual advisory vote on executive compensation and the Board affirmed its recommendation and has currently elected to hold future Say on Pay advisory votes on an annual basis.

This proposal gives you as a stockholder the opportunity to vote for or against the following resolution:

“RESOLVED, that the stockholders of Regions Financial Corporation (the ‘Company’) approve the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion contained in the Company’s 2014 Proxy Statement.”

Because your vote is advisory, it will not be binding upon the Board and may not be construed as overruling any decision by the Board. However, the Compensation Committee will consider the outcome of the vote when considering future executive compensation arrangements.

Stockholders are encouraged to carefully review the “Compensation Discussion and Analysis” and “Compensation of Executive Officers” sections of this proxy statement for a detailed discussion of the Company’s executive compensation program.

Our overall executive compensation policies and procedures are described in the Compensation Discussion and Analysis and the tabular disclosure regarding NEO compensation (together with the accompanying narrative disclosure) in this proxy statement. Our compensation policies and procedures are centered on a pay for performance culture and are strongly aligned with the long-term interests of our stockholders, as described in the Compensation Discussion and Analysis.

The Compensation Committee, which is comprised entirely of independent Directors, in consultation with Cook & Co, oversees our executive compensation program and continually monitors the Company’s policies to ensure they continue to emphasize programs that reward executives for results that are consistent with stockholder interests.

The Board and Compensation Committee believe that Regions’ commitment to these responsible compensation practices justifies a vote by stockholders FOR the resolution approving the compensation of our Named Executive Officers (“NEOs”) as disclosed in this proxy statement.

What vote is required to approve this proposal?

Approval of this proposal requires the affirmative “FOR” vote of a majority of the votes cast for or against the proposal. Abstentions and broker non-votes have no effect on the vote results.

What does the Board recommend?

The Board unanimously recommends that you vote “FOR” the advisory approval of the compensation of the Company’s NEOs.

What is the effect of this resolution?

Because your vote is advisory, it will not be binding upon the Compensation Committee and the Board. However, the Compensation Committee and the Board will take the outcome of the vote into account when considering future executive compensation arrangements.

50       ï  2014 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION DISCUSSION AND ANALYSIS

How Pay is Tied to Company Performance

Our compensation and benefit programs operate under the guidance and oversight of the Compensation Committee (the “Committee”) of the Board. The Committee is responsible to the Board for approving Regions’ executive compensation objectives and ensuring that the compensation programs and policies of the Company support the business goals and strategic plans approved by the Board. Throughout the following pages, we describe our executive compensation philosophy and the decisions we made in 2013. In this Compensation Discussion and Analysis (“CD&A”) we focus on the compensation of our Named Executive Officers (“NEOs”) for 2013 who were:

Name	Principal Position
O. B. Grayson Hall, Jr.	Chief Executive Officer (“CEO”)
David J. Turner, Jr.	Chief Financial Officer
John B. Owen	Head of Business Groups
David B. Edmonds	Chief Administrative Officer
Fournier J. Gale, III	General Counsel

One of the central principles of our executive compensation program is tying pay to Company performance. During 2013, we delivered strong results in spite of the challenging economic environment. In fact, we experienced our third most profitable year ever. We successfully executed our key business priorities of growing loans and expanding customer relationships while prudently managing expenses. Much of this growth can be attributed to the launch of Regions360, our unique approach to building a strong relationship banking culture. Our success in 2013 with respect to our five main strategic initiatives, as described below, both supports our positive momentum and provides a solid foundation for future growth:

Strengthen Financial Performance

•	Net income from continuing operations available to common stockholders increased to $1.1 billion for 2013, representing a 5% increase over 2012.

•	Diluted earnings per common share from continuing operations available to common stockholders increased to $0.78 in 2013.

•	Our stock price increased from $7.13 per share as of December 31, 2012 to $9.89 per share as of December 31, 2013, an increase of 39%.

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COMPENSATION DISCUSSION AND ANALYSIS

Enhance Risk Management

•	Credit quality improved significantly in 2013 as net charge-offs declined $323 million or 31%.

•	Loan loss provision declined $75 million or 35%.

•	Non-performing assets declined by $619 million or 32% and criticized commercial and consumer loans[1] declined $1.6 billion or 30%.

Focus on the Customer

•	Retail customer service scores and brand loyalty scores as measured by Gallup remained in the top quartile and decile, respectively.

•	Regions was a National Winner of the 2013 Greenwich Associate awards for Excellence in Middle Market Banking in several categories.
•	Regions Mortgage division achieves consistently high customer service ratings for both origination and servicing.

Build the Best Team

•	For the second consecutive year, all associates were asked to tell us how they feel about working at Regions. Associates responded and engagement scores increased substantially. Every manager received training on how to measure, understand, and drive associate engagement with their teams.

•	We entered new business lines and strengthened our teams with important hires in these new areas. We also increased our emphasis on sound risk management with the addition of experienced and talented associates throughout our risk management disciplines.

Manage Performance

•	We continued to improve our compensation programs to better align rewards with superior performance in keeping with our strategy of attracting, retaining, and motivating a highly qualified and performance-driven workforce.

•	We developed a robust measurement program around the Regions360 relationship model to evaluate how each of our regions and business units are progressing in meeting their goals to build a strong relationship banking culture.

•	We implemented new programs to evaluate low performing associates and provided programs and tools for managers to utilize in improving performance where needed.

Summary of our Pay for Performance Decisions for 2013

As discussed in more detail on page 55, the Committee made modest changes to the target compensation levels and structure for our NEOs, limiting those changes to increases of 4% or less. The increase in target compensation for our CEO was made in the form of an increase to his long-term incentive opportunity while changes for other NEOs were to base salary. In addition, after taking into account both corporate as well as individual performance, the annual incentive payment for our CEO for 2013 was earned at 131% of target while the incentives for other NEOs ranged from 128% to 131% of target.

[1]	See Reconciliation in Appendix A.

52       ï  2014 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

The following illustrates a high level review of the compensation program in place for 2013:

In summary, we believe Regions is a much stronger organization at the end of 2013 as a result of strong leadership and a clear path to building sustainable performance, and our compensation programs and decisions were designed and in fact operate to support our commitment to creating long-term growth and building stockholder value through disciplined execution of our strategic priorities and business plans.

Compensation Philosophy and Objectives

A well-designed executive compensation program serves to attract, motivate and retain talented executives who can lead the Company in achieving strategic objectives that increase stockholder value as well as protect the safety and soundness of the Company. This section discusses the principles that guide the Committee in making pay decisions for our Executive Officers.

Compensation targets should be set at competitive levels. In order to attract, motivate and retain highly capable individuals at

Regions, we strive to design our compensation programs so that they are competitive with other financial institutions in both their design and in the total compensation opportunity they offer. We have generally targeted compensation levels to approximately the 50th percentile level of regional bank peers and other nationwide financial institution comparisons, with variations to those targets being determined based on Regions’ specific needs for talent from time to time as well as individual and institutional performance, experience and other individual factors.

  ï  2014 Proxy Statement    53

COMPENSATION DISCUSSION AND ANALYSIS

Actual compensation levels should be related to performance with incentive or “at risk” compensation playing a greater role in the total compensation for more senior and more highly compensated associates. Regions is committed to providing superior compensation in return for superior performance while at the same time protecting against undue risk. As we will reward associates for superior performance, we also will provide below market compensation for performance that is below expectations or unjustifiably risky.

Compensation should be aligned with the long-term interests of stockholders and consistent with the safety and soundness of the Company. Recognizing that the ultimate success of Regions is measured by the long-term value created for our stockholders, compensation programs are intended to be aligned with these interests and consistent with the safety and soundness of the Company. Goals and performance metrics are set so that no compensation plan inappropriately encourages short-term results at the expense of the long-term success of the Company, and improvements to our plans, policies and processes continue to be made.

The following tables set forth some of the practices we have adopted that we believe are consistent with our compensation principles and some practices we do not engage in because they may be inconsistent with the goals of our compensation program.

What We Do

✓	Pay for Performance (pgs 55-60)	The majority of executive pay is not guaranteed. For example, over 85% of our CEO’s target compensation is performance-based with 74% of that pay subject to deferral with performance-based vesting hurdles.
✓	Evaluate Performance using a Combination of Balanced Performance Metrics (pgs 56-57)	We evaluate corporate performance in our annual incentive plans using a number of diverse performance metrics. Using a variety of metrics helps ensure that no one measure can inappropriately impact the level of compensation we pay. We evaluate our performance compared to internal expectations, budgets and plans, but also balance that evaluation with the results of our performance on a relative basis as compared to other financial institutions. Plans also include a degree of discretion allowing for the exercise of sound business judgment by the Committee when assessing performance and corresponding pay decisions.
✓	Mitigate Undue Risk in Compensation Programs (pgs 62-64)	Protecting against undue risk is a central pillar of our compensation philosophy and is demonstrated in numerous ways, including our balanced design, the use of multiple and competing performance measures, the adoption of a clawback and other risk-related policies, as well as robust governance and oversight processes to identify and manage risk. We do not believe that any of our compensation programs create risks that are reasonably likely to have a material adverse impact on the Company, as validated through our robust risk assessment of incentive-based compensation plans.
✓	Require Strong Stock Ownership and Retention of Equity (pgs 64-65)	Our stock ownership guidelines are strong, and each of our NEOs is complying with our guidelines and either meets the ownership requirement or has a strong ownership stake in the Company and is in compliance with the required retention provisions of our guidelines.
✓	Provide for a Strong Clawback Policy (pg 63)	In the event previously paid compensation is determined to be based on materially inaccurate performance metrics, or it is determined an executive has engaged in excessively risky or other detrimental conduct, the Committee has wide latitude to cancel or otherwise reduce any current or future compensation as well as potentially recapture compensation that has already been paid if determined to be in the best interests of the Company and our stockholders.
✓	Ensure Perquisites are Reasonable (pg 61)	The Committee has eliminated most perquisites and those we continue to provide are monitored to ensure they continue to be based on sound business rationale.
✓	Require Double Trigger Change-in-Control Provisions	Our change-in-control agreements as well as our long-term incentive awards require both a change-in-control and termination of employment to trigger vesting and/or payment.
✓	Utilize an Independent Compensation Consultant (pgs 62-63)	Our compensation consultant has been determined to be independent under the SEC and NYSE guidelines.
✓	Listen to and Engage with Our Stockholders	We include an annual advisory Say on Pay vote as recommended by stockholders and actively consider any stockholder feedback we receive. In 2013, stockholders voiced substantial support for our executive compensation plans and programs, with more than 95% of votes cast to approve plans and programs.

What We Don’t Do
X	No Tax Gross-Ups on Perquisites	We do not provide tax gross-ups to our NEOs for any taxable perquisites provided to them. In addition since 2011, we have not entered into any new agreements that permit excise tax gross-ups on change-in-control.
X	No Repricing of Underwater Options	We do not reprice stock options that are out-of-the-money.
X	No Hedging, Pledging or Short Sales	We do not permit our associates or Directors to hedge Regions securities or sell them short.
X	No Dividends or Dividend Equivalents on Unearned Grants	We do not pay dividends or dividend equivalents on shares or units that are not earned. We issue dividend/dividend equivalent payments at the end of the performance period only on shares and units that ultimately vest.

54       ï  2014 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

2013 Compensation Decisions — What We Paid and Why

The Committee has designed a balanced compensation program that provides competitive fixed base compensation as well as incentive compensation opportunities for performance over the short- and long-term. The incentive program rewards achievement against measurable goals and qualitative objectives compared to expectations for our own performance and also on a relative basis as measured against the performance of other financial institutions. In making our decisions each year, we consider market competitive pay and practices in establishing our target pay levels, and we make use of formulaic determinations as well as discretionary decisions in determining the actual compensation paid for the year.

Establishment of Compensation Targets. The first step in our process each year is the determination of compensation targets for our Executive Officers. With the assistance of its independent compensation consultant, the Committee regularly reviews compensation targets against those of the Company’s compensation peer group as well as the financial services industry in general. In making its determinations, the Committee evaluates both the total direct compensation of executives as well as each component of pay.

At the beginning of 2013, the Committee considered each aspect of fixed and target compensation for each of our NEOs and made minimal changes to the compensation structure as highlighted in the following table:

Name	Base Salary	Annual Incentive Opportunity as a Percentage of Pay	Long-Term Incentive Target
O. B. Grayson Hall, Jr.	No Change	No Change	Increased by $	200,000 to $4,500,000
David J. Turner, Jr.	3.90% Increase	No Change		No Change
John B. Owen	4.17% Increase	No Change		No Change
David B. Edmonds	3.97% Increase	No Change		No Change
Fournier J. Gale, III	4.85% Increase	No Change		No Change

The resulting level of 2013 compensation targets are summarized below:

Name	Annualized Base Salary	Annual Incentive Target as a Percentage of Base Pay		Long-Term Incentive Target	Total Target Compensation
O. B. Grayson Hall, Jr.	$975,000	150% of Base Pay - $	1,462,500	$4,500,000	$6,937,500
David J. Turner, Jr.	$613,000	110% of Base Pay - $	674,300	$1,000,000	$2,287,000
John B. Owen	$625,000	110% of Base Pay - $	687,500	$1,000,000	$2,312,500
David B. Edmonds	$603,000	100% of Base Pay - $	603,000	$750,000	$1,956,000
Fournier J. Gale, III	$540,000	100% of Base Pay - $	540,000	$750,000	$1,830,000

After establishing target pay levels, the Committee considers the various components of pay and structures each to ensure that the majority of compensation paid is performance-based. In addition, supporting the principle that compensation be aligned with the long-term interests of stockholders and consistent with the safety and soundness of the Company, the Committee structures the pay components so that a significant amount of performance-based pay is at risk and subject to deferral and sustained performance requirements over a multi-year period.

Cash Base Salary. After reviewing the total compensation targets for our NEOs against industry and specific peer values, the Committee establishes a base salary for each individual as the first step of the compensation approval process. Base salaries are paid primarily to attract the level of talent we need and should be paid at a competitive level sufficient to meet the ongoing financial needs of the executive. Base salaries are adjusted as needed based on individual position, responsibilities, experience and contribution of the individual executive, as well as internal equity and taking into consideration market competitiveness and cost of living changes. Because base salaries impact other items of compensation such as the value of target annual incentives as well as benefits such as pension and life insurance, the Committee also considers the impact of changes on these items before approving extraordinary changes in base salary compensation.

As noted above, in 2013 after review of all of these considerations, the Committee did not increase the base salary of the CEO and approved modest salary adjustments for each of the other NEOs.

Annual Cash Incentive Payments. Corporate performance must first meet a basic earnings requirement before any incentive is paid. For 2013, the Committee established a minimum threshold of $500 million in net income in order to fund the incentive pool. Net income for 2013 was $1.1 billion, and therefore, the potential incentive pool for our NEOs was funded at the maximum incentive opportunity, giving the Committee the latitude to determine actual incentive amounts based on other quantitative and qualitative performance objectives established at the beginning of the year.

Annual cash incentives were earned by each of our NEOs under a performance plan that considers corporate performance as well as individual performance. For our NEOs, 80% of the annual bonus is based on corporate performance results as described below. The remaining 20% is based on a qualitative evaluation of the individual’s performance with respect to our five main strategic priorities: Strengthen Financial Performance, Enhance Risk Management, Focus on the Customer, Build the Best Team, and Manage Performance.

  ï  2014 Proxy Statement    55

COMPENSATION DISCUSSION AND ANALYSIS

Corporate performance is evaluated based on the achievement of goals in the areas of profitability, credit management, and customer service on an absolute basis compared to internal goals and expectations as well as on a relative basis as compared to the performance of individual banks within the S&P Banks Index. Seventy-five percent of the bonus determination is based on absolute results while 25% of the determination is based on peer comparisons on the same metrics.

Each year, the Committee weights each of the three main performance categories and establishes the targets based on our financial plans, budgets and expectations for the year. At the beginning of 2013, the three major categories received performance weights as follows: (1) Profitability – 50%; (2) Credit Management – 25%; and (3) Customer Service – 25%. Within each major performance category, the Committee also considers various measures that are important to demonstrating our performance within the category and establishes sub-metrics including specific goals for each.

Although set targets are established for each sub-metric within the major performance categories, the Committee has discretion over the final influence (or weighting) of each of the sub-metrics within each category. The Committee believes that blending the clarity provided by predetermined targets and expectations together with the thoughtful application of discretion provides the flexibility and judgment that is critical to the Committee’s ability to deliver incentive compensation that reflects both near-term performance results and progress towards longer-term objectives. This combination of fixed formulas for major performance categories combined with latitude in assessing performance among the sub-metrics based on the Committee’s informed judgment, allows for consideration of unanticipated market conditions and events that may impact operating performance. We believe that this latitude is important in mitigating risk as it reduces the potential that our executives may be encouraged to take actions with respect to unanticipated items based on the effect the actions may have on their incentive compensation, rather than based on the merits and impact that the actions may have on achieving our long-term goals and objectives.

Based on the results of Company performance as described above, the plan provides that the Committee assess performance against the following scale with straight line interpolation between points, except that there is no interpolation for below threshold performance:

• Unacceptable	- 0%
• Threshold	- 50%
• Making Progress	- 75%
• Target	- 100%
• Outperforming	- 150%
• Superior	- 200%

Once the Committee makes its assessment of performance as described above, incentive results also are subject to certain safety and soundness hurdles which are established at the beginning of the year. Compensation guidance issued by the Board of Governors of the Federal Reserve (the “Federal

Reserve”) to all banking institutions instructs companies that compensation plans should consider the “full range of current and potential risks including the cost and amount of capital and liquidity needed to support risks”. To address this principle, the Committee included two modifiers in the plan design that can reduce bonus payments in the event important safety and soundness measures are not achieved for the year. In the event Regions does not maintain liquidity and capital at the levels determined to be important to the safety and soundness of the organization, deductions (20% for each measurement) will be applied to the measured achievement of goals in the corporate factor performance component of the plan. In other words, even if overall corporate performance meets the financial goals set by the Board, if that performance comes at the expense of capital and/or liquidity requirements, the portion of incentive compensation based on corporate performance may be reduced by up to 40%.

Following the end of 2013, the Committee met with members of executive management and its independent compensation consultant to review corporate and individual performance results for the year. In assessing corporate performance, the Committee exercised the discretion afforded in the plan design in two areas. First, the Committee elected to review performance based on the financial results of the Company excluding certain positive and negative “Adjusted” items, as reported to our stockholders in earnings releases and related annual reports and filings because the Committee believes these results most accurately reflect the performance of the Company as it relates to stockholder value. The Committee believes that excluding these adjusted items from performance measures provides a more meaningful basis for comparisons to Regions’ internal goals as well as to the performance of peers within the S&P Banks Index. The exclusion of these items impacts the Return on Average Assets, Return on Average Tangible Common Equity and Net Income sub-metrics within the Profitability category as well as the Net Charge offs as a percentage of Loans metric within the Credit Management category. Appendix A to this proxy statement provides more detailed information with respect to the adjustments including a complete reconciliation of GAAP to Non-GAAP measurements.

The second area of discretion exercised by the Committee was the weighting of sub-metrics within the performance categories of Profitability and Credit Management. With respect to profitability, instead of applying equal weight to each sub-metric, the Committee determined to apply greater weight to both Return on Average Assets and Return on Average Tangible Common Equity. These two metrics received higher weight because they are believed to be the most closely correlated to stock performance and driving stockholder value. In evaluating our credit management effectiveness, the Committee elected to weight performance based on the measurements of Criticized Loans as a percentage of Loans and Non Performing Assets as a percentage of Loans more heavily than the Net Charge Off as a percentage of Average Loans metric. In evaluating credit management performance, the Committee reasoned that improvement of these two balance sheet metrics is most reflective of the Company’s progress towards the long-term credit improvement needed to sustain financial performance.

56       ï  2014 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

The following table outlines the performance metrics and goals as well as the results achieved according to the Committee’s determination for the 80% of the annual cash incentive calculation that reflects corporate performance:

Performance Metrics and Weightings			Absolute Performance Scores						Relative Performance Scores
			Weighted 75% (Customer Service - 100%)						Weighted 25% (Customer Service -0%)
	Performance Metric	Sub - Metric Weight	2013 Goal Achievements			2013 Performance Achieved			2013 Performance Achieved
			Threshold	Target	Superior	Attainment	% of Goal		S&P Banks	% of Goal
50%	Profitability Metrics (1)
	Return on Average Assets (2)	25%	0.72%	0.85%	1.11%	1.00%	158.8%		8/15
	Return on Average Tangible Common Equity (2)	25%	8.58%	10.09%	13.12%	11.71%	153.5%		8/15
	PPI/Risk Weighted Assets (2)	16.67%	1.79%	1.95%	2.27%	1.85%	68.4%	}126.3%	8/15	}100.0%
	Net Income ($ millions) (2)	16.67%	$ 880.5	$ 1,035.9	$ 1,346.7	$ 1,181	146.7%
	Efficiency Ratio (3)	16.67%	66.3%	64.5%	60.9%	65.4%	74.4%		9/15
25%	Credit Metrics
	Criticized Loans/Loans (4)	37.50%	7.48%	5.47%	3.83%	5.21%	115.8%		8/15
	Net Charge Offs/Average Loans (2)	25%	1.30%	1.13%	0.79%	0.75%	200.0%	}135.8%	15/15	}47.6%
	NPA’s/Loans + OREO + NPLs Held For Sale (5)	37.50%	2.59%	1.81%	1.27%	1.74%	112.9%		11/15
25%	Customer Service Metrics
	Gallup KDS Score (50% Score)		62nd Percentile	75th Percentile	100th Percentile	89.6th Percentile		}162.6%	N/A
	Gallup Loyalty Score (50% Weight)		62nd Percentile	75th Percentile	100th Percentile	91.7th Percentile			N/A

			Absolute Performance (Performance vs. Plan)		Relative Performance (Performance vs. Peers)		Total Calculated Performance
	Metric	Metric Weighting	Results	Weighting	Results	Weighting	Absolute Performance Results	Relative Performance Results
		(W)	(APR)	(APW)	(RPR)	(RPW)	(W)x(APR)x(APW)	(W)x(RPR)x(RPW)
	Profitability	50%	126.3%	75%	100.0%	25%	47%	13%
	Credit	25%	135.8%	75%	47.6%	25%	25%	3%
	Customer Service	25%	162.6%	100%	—	—	41%	—
							Sum of Results	129%
Potential Negative Modifiers	Goal			Result			Negative modifier indicated?
Primary Liquidity Risk Factor	Low Risk or Better			Low Risk			No
Capital Action Status	Monitoring or Deploy			Deploy			No
(1)	From continuing operations on an adjusted basis. For Non-GAAP measures see the reconciliation in Appendix A unless otherwise indicated.

(2)	Non-GAAP measure - see reconciliation in Appendix A.

(3)	Non-GAAP measure - see reconciliation in Regions’ Annual Report on Form 10-K for the year ended December 31, 2013 on page 44.

(4)	See reconciliation in Appendix A.

(5)	See Regions’ Annual Report on Form 10-K for the year ended December 31, 2013 on page 71 for detail.

As previously noted, our NEO annual bonuses are based 80% on corporate performance and 20% on a qualitative assessment of individual performance. With respect to our CEO, Regions utilizes a formal process for the assessment of performance through which independent Board members provide a complete evaluation in the areas of leadership, strategic planning, financial performance management, customer relations, management of personnel, communications and Board relations. In its performance deliberations, the Committee had access to the input from the full Board and independently assessed the CEO’s performance achievement at 140% of target based on Board evaluations. In making their determination, the Committee particularly noted the Company’s financial performance in light of the slowness of the economic recovery and the extended and extraordinary low interest rate environment. The Board also cited the CEO’s leadership in rebuilding regulatory and investor confidence.

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COMPENSATION DISCUSSION AND ANALYSIS

With respect to other NEOs, the Committee conferred with the CEO regarding his assessment of performance and determined that the individual level of achievement for each was as follows:

Name	Individual Performance Rating	Comments
David J. Turner, Jr.	130%

•       Led the finance division of the Company throughout difficult economic conditions and focused on adjusted non-interest expenses[2] reducing them below 2012 levels.

•       Enhanced the capital planning process and improved regulatory and investor confidence.

•       Successfully executed stock repurchases maintaining an average price at appropriate levels.

•       Successfully executed numerous liability management strategies.

John B. Owen	130%

•       Led the business group teams in the growth of average low cost deposits by $2.4 billion in 2013 while reducing deposit cost to 12 basis points in the fourth quarter.

•       Led the business group teams to successfully grow loan balances for the first year since 2008.

•       Together with the Chief Risk Officer, launched the Risk Ownership and Awareness initiative to drive effective risk management decisions throughout the organization.

•       Successfully led the organization in the achievement of multiple Customer Service and Satisfaction awards and recognitions.

David B. Edmonds	125%

•    Successfully led the establishment and rollout of the strategic plan for Regions360, our unique approach to building a strong relationship banking culture.

•       Led the organizational efforts in year two of our initiative to improve employee engagement utilizing Gallup tools and internal plans and programs for improvement in engagement.

•       Created and rolled out a Six-Sigma team and a training program to raise the level of our effectiveness in the implementation of strategic initiatives throughout the organization.

Fournier J. Gale, III	140%

•       Led the internal legal team in reducing outside legal fees by approximately 12% year over year.

•       Led substantial progress in reduction of the litigation case load by more than 32%.

•       Increased the breadth and depth of internal legal talent adding staff with over 115 years of legal experience.

•       Implemented numerous best practices for corporate governance in working with the Board as well as Federal and State regulatory bodies.

In connection with all of the decisions discussed above, the following cash bonuses for our CEO and each of our other NEOs were certified by the Committee and paid in early 2014:

Name	2013 Target Incentive	Total Incentive Received
O. B. Grayson Hall, Jr.	$1,462,500	$1,918,800
David J. Turner, Jr.	$667,975	$863,024
John B. Owen	$680,625	$879,368
David B. Edmonds	$597,250	$765,675
Fournier J. Gale, III	$533,750	$700,280

[2]	Non-GAAP measure. See Regions Annual Report on Form 10-K for the year ended December 31, 2013 at page 44 for a GAAP to Non-GAAP reconciliation.

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COMPENSATION DISCUSSION AND ANALYSIS

Long Term Incentive Plan Grants. The Committee understands that deferring a large part of compensation plays an important role in linking incentives to risk outcomes or aspects of performance that become apparent only with the passage of time. The responsibilities of our NEOs are largely strategic in nature and risk outcomes may not be known for extended periods. Therefore, when making the decision to grant long-term incentive compensation to our NEOs, in addition to traditional continued service requirements, the Committee also elected to subject these awards to future safety, soundness and performance-based requirements.

The approach is simple and balanced in order to drive long-term performance, enhance retention, create alignment with stockholders and address longer-term risk concerns. Grants to NEOs in 2013 include three different vehicles: (1) restricted stock unit awards (“RSUs”) subject to vesting hurdles based on adherence to important safety and soundness measures, (2) performance-based restricted stock units (“PSUs”), and (3) performance-based cash awards.

The time-vested RSUs represent one-third of the entire award and include a three-year time-based vesting requirement, which means that the awards will generally not vest unless the executive remains employed until April 2016, the third anniversary of the grant. In addition, up to 40% of the award may be forfeited if Regions does not continually meet standards for liquidity and capital deployment designed to protect the safety and soundness of the Company.

The remaining two-thirds of the award is represented by performance-based awards which also include a three-year time-based vesting requirement and are additionally subject to specific performance criteria to determine the ultimate value. The performance-based awards are split equally between PSUs and a performance-based cash award.

As previously noted, the Committee determined to issue the grants split equally among RSUs, PSUs and performance-based cash awards. The following table presents the total economic value of the grant (at target) and the division of the grant between each long-term vehicle. These values differ from the values listed in the Summary Compensation Table on pages 68 and 69 and the Grants of Plan-Based Awards table on page 70 due to the way we determine the number of shares each NEO will receive. To determine the number of PSUs and RSUs, we take the target value and divide it by the 30-day average closing price of Regions stock for the 30 calendar days preceding the grant date. This value for 2013 was $8.21. The Summary Compensation Table and the Grants of Plan-Based Awards table require us to report the grant date value of shares, which is the closing price of Regions stock on the date of the grant. For 2013, the grant date value of shares was $8.02 per share, resulting in a lower value being reported in the tables than as considered by the Committee.

Name	Total Target LTIP Economic Value	Value of PSUs	Value of Performance-Based Cash	Value of Time-vested RSUs
O. B. Grayson Hall, Jr.	$4,500,000	$1,500,000	$1,500,000	$1,500,000
David J. Turner, Jr.	$1,000,000	$333,334	$333,333	$333,333
John B. Owen	$1,000,000	$333,334	$333,333	$333,333
David B. Edmonds	$750,000	$250,000	$250,000	$250,000
Fournier J. Gale, III	$750,000	$250,000	$250,000	$250,000

Vesting of both PSUs and performance-based cash is based on two measures: cumulative compounded Earnings Per Share (“EPS”) growth and Return on Average Tangible Common Equity (“ROATCE”). Each measure will carry a 50% weight in determining the final value of the performance award. These operating measures were chosen for a number of reasons: (i) they are critical to the long-term success of the Company, (ii) they are transparent to stockholders and NEOs, and (iii) when used together, they create healthy tension between profitability and the quality of earnings which is important in protecting the safety and soundness of the organization.

Each metric is weighted equally and is measured based upon both absolute performance against Company goals over the next three years as well as an evaluation of our performance relative to our peers. We do this through the use of the matrix where the “X” axis represents our performance against the absolute goals we set for ourselves over the next three years, and the “Y” axis represents our performance against banks within the S&P 500 Banks Index on these same measures. The rationale for this approach is to have a balanced look at performance.

Absolute EPS and ROATCE goals provide NEOs with a goal to strive for, but given ongoing marketplace volatility and a changing regulatory environment, establishing absolute goals and targets for a multi-year time period is challenging. We set the goals for this portion of the matrix measurement by considering financial and operational expectations set through our strategic planning process over the performance period of January 1, 2013 to December 31, 2015. In the opinion of the Committee, these goals and expectations represent challenging yet achievable levels of performance that both create stockholder value and protect the safety and soundness of the Company.

In addition to absolute performance, we also chose to consider our EPS and ROATCE performance relative to other banking competitors. Relative measurement mitigates the problems inherent with setting long-term goals in a volatile and uncertain environment, but if used as the single measurement could allow for the outcome of being the “best of the worst”. By establishing absolute goals within a range of outcomes, coupled with performance against banks within the S&P Banks Index, a matrix mitigates some of the challenges associated with setting precise goals that could incent imprudent risk taking on behalf of executives and avoids the “best of the worst” outcome that is possible with the exclusive use of relative measurement.

The design of our LTIP grant program in 2013 is similar to the program in place in 2012 with three major differences. First, in 2013, the Committee elected to reduce the maximum payout

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COMPENSATION DISCUSSION AND ANALYSIS

opportunity in our performance-based awards from 200% to 150%. In addition, in assessing the performance of Regions against other banking competitors, the impact of this relative measurement is lessened by comparing our performance to competitors grouped into three ranges rather than the four ranges utilized for 2012. Finally, in addition to the safety and soundness hurdles that must be met in order for any grant to be earned, the Committee added an absolute earnings hurdle that must be met before any amount can be earned.

The following chart sets forth the matrices used for measuring performance and the ultimate payout level of the PSUs and performance-based cash awards granted in 2013:

Earnings Per Share Growth Metric — 50% Weight						Return on Average Tangible Common Equity Metric — 50% Weight
		Payout Opportunity for EPS Goal						Payout Opportunity for ROATCE Goal
Relative EPS Growth (percentile)	Top 3rd of Peer Group	75%	100%	125%	150%	Relative ROATCE Growth (percentile)	Top 3rd of Peer Group	75%	100%	125%	150%
	Middle 3rd of Peer Group	50%	75%	100%	125%		Middle 3rd of Peer Group	50%	75%	100%	125%
	Bottom 3rd of Peer Group	0 - 25%*	50%	75%	100%		Bottom 3rd of Peer Group	0 - 25%*	50%	75%	100%
		Below Target minus 2%	Target minus 2% to Target	Regions’ Target Range	Above Target Range			Below Target minus 1%	Target minus 1% to Target	Regions’ Target Range	Above Target Range
		Regions’ Absolute EPS Growth (3 year cumulative compounded growth rate)						Regions’ Absolute ROATCE (3 year average)
*	Award will be zero in the event a minimum level of net income is not earned over the performance period.

We do not disclose the internal targets set for the three-year performance period in the above matrix as such disclosure could be construed as earnings guidance. As previously noted, we believe the target levels set represent challenging yet achievable levels of performance. Additionally, for awards granted in 2013, we also subject them to a minimum cumulative Net Income threshold before any payment is made. While we do not disclose the actual threshold level, the requirement is approximately one-half of the cumulative amount we projected for the three year period ending December 31, 2015 as a part of our strategic planning process.

Other Benefits and Perquisites

In addition to the compensation elements described above, we also provide our executives with retirement benefits and certain perquisites.

Regions Retirement Plans. Regions sponsors both a defined benefit and a defined contribution (401(k)) retirement program. In addition to the descriptions below, the operation of these benefit plans and the value of the benefits that NEOs accrue under these plans are more fully described in the discussion of the plans that accompany the Pension Benefits and Nonqualified Deferred Compensation tables on pages 72 through 74 of this proxy statement as well as in the Summary Compensation Table on pages 68 and 69.

(1) Regions Financial Corporation Retirement Plan and Supplemental Executive Retirement Plan (“SERP”). These plans are traditional defined benefit plans. The Regions Financial Corporation Retirement Plan (the “Retirement Plan”) represents the merger of the tax-qualified retirement plans previously operated by predecessor companies. The Regions SERP is a nonqualified plan that provides for benefits using the same general formula for benefit determination as is used in the qualified plan with three main differences: (1) the SERP definition of eligible compensation counts compensation that exceeds qualified plan limits and includes annual cash bonus payments that are not included in the qualified plan’s definition of compensation, (2) the SERP also averages compensation over a consecutive three-year period rather than the consecutive five-year period utilized in the qualified plan, and (3) the SERP counts service up to 35 years while the qualified plan counts service up to only 30 years.

A limited number of Executive Officers are eligible for an alternative target retirement formula in the SERP as a result of a previously grandfathered arrangement. The alternative target benefit includes a more generous formula for determining retirement benefits, but was designed to be highly retentive since it includes significant vesting requirements. A participant must work for the Company for a minimum of 10 years and must reach age 60 before the alternative target benefits vest. Any termination of employment (except in the case of death, disability or a change-in-control) prior to reaching age 60 with a minimum of 10 years of service will result in a forfeiture of amounts attributable to the alternative target benefit in excess of the regular benefit.

While participation requirements were impacted over time due to several corporate transactions, these plans were generally closed to new participants after the Company’s last merger in November of 2006. Several of our executives participate in these plans and continue to accrue benefits under the plans.

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As noted in the Pension Benefits table on page 73, all of our NEOs with the exception of Mr. Gale are eligible for a pension benefit. Mr. Hall, Mr. Edmonds, and Mr. Owen are entitled to receive the alternative target formula under the SERP, however, only Mr. Edmonds is currently vested in the benefit. Mr. Hall has accrued the minimum years of service required to vest in the benefit, but is not yet age 60. Mr. Owen has neither accrued the minimum number of years of service nor reached the minimum vesting age at this time. SEC rules require us to report the value of the benefit although it may not yet be vested, therefore, the numbers included in the Pension Benefits table (page 73) and in the column of the Summary Compensation Table relating to increases in pension benefits (page 69) include amounts not yet earned for Mr. Hall and Mr. Owen. Although Mr. Hall is not vested in the alternative target formula, he has accrued vested benefits in the qualified plan and the SERP utilizing the regular formula. Mr. Owen is only entitled to the alternative target benefit, and will receive no pension type benefit from the Company unless he meets the vesting requirements for the alternative target benefit in the future.

Mr. Turner participates in both the qualified plan and the SERP, but is not eligible for the alternative target formula and his benefits are determined using the qualified plan benefit formula applied to his average monthly earnings (which includes both base salary and cash bonus as averaged over three years). Mr. Gale was hired after the plans were closed to new associates and has already reached full retirement age, therefore he is not included in the plans and will not receive any pension benefits from the Company.

The Pension Benefits description and table on pages 72 and 73 include a more detailed description of retirement benefits and a calculation of the value of pension benefits for each NEO. In addition, the Summary Compensation Table on pages 68 and 69 provides a figure that represents the change in the lump sum value of pension benefits from 2012 to 2013. Several factors influence the calculation of this change. First, as a result of the limitations of TARP on base and bonus opportunity, average pay as utilized in the formula has been lower than normal for a portion of the averaging period. After returning to profitability and more normalized pay practices, average pay as calculated for plan benefit purposes increased in 2012 and 2013, therefore increasing the average pay taken into account in calculating the benefit. Further, additional years of service earned, the passage of time, and discount rates lower than historical averages have all played a role in producing a higher than normal change in pension benefit.

(2) Regions Financial Corporation 401(k) Plan and Supplemental 401(k) Plan. These plans are defined contribution plans and generally allow eligible associates to contribute on a pre-tax basis a portion of their total base and annual incentive compensation into investment accounts that are held and invested on a tax-deferred basis until termination of employment or retirement age. The Regions 401(k) Plan is a tax-qualified 401(k) savings plan in which all eligible associates can participate, while the Regions Supplemental 401(k) Plan is a nonqualified plan for associates whose participation in the 401(k) Plan is generally limited due to tax-qualified plan wage and contribution limits. The Company makes a contribution to the plans equal to the deferral rate elected by the participant up to a maximum of 4% of pay. In addition to the Company matching contribution, the Company also provides a non-contributory 2% allocation to the plan for any associate who does not participate in the Retirement Plan described above. In 2013, all of our NEOs participated in these plans and received the Company matching contribution of 4% of pay. In addition, because Mr. Gale is not a participant in the Retirement Plan described above, he also was eligible for and received the additional non-contributory 2% allocation.

Perquisites. Our NEOs are eligible to participate in employee benefit programs generally available to all associates. While we generally do not offer a broad range of perquisites (“perks”) to our Executive Officers, we have provided certain personal benefits that are not generally available to the rest of our associates. The Committee periodically reviews the perks available to Executive Officers to determine whether these programs continue to serve the purpose of providing benefit to the Company. The Committee has historically discontinued any program that it determines is not based on sound business rationale.

In General. In 2013, NEOs continued to be eligible for financial planning services, Company-provided security coverage for private residences, certain relocation benefits and enhanced coverage for annual physicals. Any special benefits our NEOs received are included in the Summary Compensation Table on pages 68 and 69 of this proxy statement.

Use of Corporate Aircraft. It has long been our policy to require that our CEO use Company-owned or other non-commercial aircraft for all business travel. In addition, it is our policy to allow our CEO to travel for personal reasons up to a maximum value of $100,000 per year. In the event the value of personal use (as measured based on the incremental cost of operating the aircraft) exceeds $100,000 in any year, the policy requires the CEO to reimburse the Company the full incremental cost of operating the aircraft.

Mr. Hall is subject to an Aircraft Time Sharing Agreement with the Company that governs the terms and conditions of personal use of the aircraft related to this policy. Although the policy and the Agreement allow for personal use without cost up to $100,000 per year, Mr. Hall’s use in 2013 was very limited and represented incremental cost to the Company of less than $10,000. The Board also has authorized the CEO to make corporate-owned aircraft available for the personal travel of other Company associates on a limited basis such as in the event of emergency or when personal use may be in the best interest of the Company due to efficiency and/or safety concerns.

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation Framework, Policies, Processes and Risk Considerations

As previously noted, our compensation and benefit programs operate under the guidance and oversight of the Compensation Committee of the Board. The Committee is composed of independent Directors who are not eligible to participate in any of the management compensation programs or other employee benefit or compensation plans of the Company, except for grants of equity compensation under the 2010 Long Term Incentive Plan. Board members who served as members of the Committee for all of 2013 include: James R. Malone — Chair, David J. Cooper, Sr., Don DeFosset, Eric C. Fast, Susan W. Matlock, and Lee J. Styslinger III. John D. Johns served as a Committee member for a portion of the year attending two Committee meetings in January and February of 2013. After the 2013 annual meeting, Ruth Ann Marshall was added as a member of the Committee. Each of the Committee members has been determined to be independent as defined by NYSE rules and applicable SEC rules and regulations. The Committee operates under a written charter adopted by the Board. A copy of the charter is available at www.regions.com under Investor Relations/Corporate Governance.

Committee Meetings. The Committee holds meetings as often as it deems necessary to perform its duties and responsibilities. Although many compensation decisions are made in the first quarter of the year, the decision-making process is continuous and neither ends nor begins with any one meeting. During 2013, the Committee met seven times to review, discuss and approve compensation decisions for the Company.

Prior to the start of each year, the Board members meet with members of executive management to discuss the business plans and goals for the Company for the coming year. Members of the executive management team advise the Board regarding business plans, business risks, expected financial results and stockholder return expectations. Subsequently, there are a series of Committee meetings, including executive sessions (without executive management present), to review and approve all of the compensation plans and performance measures to be used to evaluate the CEO’s and other members of executive management’s performance for the coming year. The Committee consults with executive management on business plans and budgets in establishing performance targets and objectives. The Committee also consults with its independent compensation consultant and then sets the base pay amount and incentive opportunities for the CEO. For other Executive Officers, the CEO reviews the performance of each officer and makes recommendations on base pay and annual and long-term incentive opportunities considering job performance, scope of responsibilities, and influence as well as internal equity considerations and the competitive market information provided by the consultant. The Committee discusses the CEO’s recommendations, usually in executive session, and approves the agreed upon results. The Committee also meets with the Chief Risk Officer (“CRO”) of the Company at least on an annual basis to review the Company’s incentive compensation programs in order to ensure that these programs do not encourage our associates to take unnecessary and excessive risks that may threaten the value of Regions.

The Committee asks its independent compensation consultant to attend all regularly scheduled meetings, as well as some of the Committee’s special meetings. Other outside advisors, including legal counsel, also may attend meetings when the members feel additional guidance on specialized topics is needed. Meetings are typically attended by the Chairman/CEO, the Director of Human Resources, and the Head of Compensation and Benefits for the Company. The Chief Financial Officer attends meetings at which Company budget and performance information is presented and representatives from the risk management function, including the Company’s CRO, attend meetings as needed and at least once a year to review risk assessments of the Company’s incentive plans. On an annual basis, the Committee also will hear from each of the heads of the business groups of the Company with respect to details about the operation and effectiveness of incentive compensation programs in place within the business groups. From time to time, the Committee also may ask to hear presentations from other leaders about various parts of the Company’s business groups. Every Committee meeting, however, includes an executive session without the participation of any member of the executive management team. The independent compensation consultant typically participates in a portion of these executive sessions.

Independent Compensation Consultants. During 2013, the Committee engaged the firm of Frederic W. Cook & Co., Inc. (“Cook & Co.”) as the independent compensation consultant to the Committee for advice relating to Regions’ executive compensation programs and practices.

As one of the largest independent compensation consulting firms in the country serving as a consultant to a large number of Fortune 500 companies, the Committee believes that the consultants at Cook & Co. can advise the Committee about best practices for compensation governance, including practices outside of the financial services industry. The Committee has reviewed the independence of Cook & Co. as required under standards adopted by the NYSE as required by the SEC under Dodd-Frank. The Committee discussed these considerations and concluded that the work of the consultant did not raise any conflict of interest.

While the independent compensation consultant reports directly to the Committee, the Committee has instructed the consultant to work together with Regions’ management to obtain information and further the goals of the Committee. Cook & Co. performs no work for executive management and provides no other services to Regions.

The scope of services provided by the independent compensation consultant for the Committee during 2013 included:

•	Attending all Committee meetings;

•	Providing the Committee with competitive market data to assist in establishing appropriate target levels for compensation components, such as base salary levels, annual incentives, and long-term performance awards, as well as benefit levels for executive management;

•	Assisting the Committee with the review of and enhancements to existing annual incentive and long-term incentive programs;

•	Advising the Committee in connection with year-end compensation determinations;

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•	Advising the Committee regarding regulatory and compliance issues and on the development of new best practices and market competitive information with respect to compensation guidelines established by the Federal Reserve and other banking regulatory bodies; and

•	Providing current trend information on industry and executive compensation issues.

Other Policies and Practices Impacting Compensation Decisions

The use of peer groups for benchmarking purposes. In determining market competitiveness for compensation, the Committee, with the assistance of its independent compensation consultant, regularly reviews the compensation of Regions’ Executive Officers against that of the Company’s compensation peer group as well as the financial services industry in general. The compensation peer group we use for reviewing pay levels is not the same as the group of companies that make up the S&P Banks Index which is the index we use for measuring performance and is also the peer group included in the stock performance chart presented in Regions’ Annual Report on Form 10-K for the year ending December 31, 2013. The Committee believes that the S&P Banks Index is an appropriate peer group for the measurement of our performance. However, because it represents a larger sample of financial institutions including some significantly smaller and larger than Regions, the Committee believes that a smaller customized peer group is more appropriate for benchmarking levels of pay. Our compensation peer group represents a smaller group of financial institutions tailored primarily by asset size and core business services. The Committee believes that the companies listed below have executive positions that are most similar in breadth and scope to Regions and represent the financial institutions that primarily compete with us for our top executive talent. Included in our compensation peer group are the following financial institutions:

• BB&T Corporation	• KeyCorp

• Capital One Financial Corp.	• M&T Bank Corp

• Comerica Inc.	• PNC Financial Services Group Incorporated

• Fifth Third Bancorp	• SunTrust Banks, Inc.

• Huntington Bancshares	• U.S. Bancorp

In addition to annually reviewing specific information with respect to the selected peer group, the Committee’s independent compensation consultant also periodically reviews the Company’s total compensation program against broader financial services industry survey data compiled by other sources (including compensation surveys prepared for the financial services industry by McLagan, a leading compensation consulting firm focused specifically on the financial services industry).

Say on Pay. Regions understands that investors, regulators and other interested parties have a strong interest in executive compensation and attempts to balance the interests of these constituencies. In accordance with the vote of our stockholders, we provide an annual Say on Pay advisory vote regarding executive compensation. This year’s proposal is included as Proposal 3 on page 50 of this proxy statement.

In last year’s Say on Pay vote, we received majority approval of our executive compensation programs, with more than 95% of the votes cast being in favor of our pay programs. While we made enhancements to our pay programs in 2013 to enhance our risk management objectives and further strengthen corporate governance and the link to stockholder interests, none of the changes were as a direct result of stockholder concerns. Although none of the changes were a direct result of this vote or any particular issues raised by stockholder groups, we believe these enhancements promote our continued goal of raising the bar with respect to ensuring that we have a robust pay-for-performance culture. The Committee will monitor the results of future advisory votes and will take them into consideration when assessing compensation matters in the future.

Clawbacks. It has long been the Committee’s practice to review past awards in light of any material restatement of our financial results, and we continue to review and seek to strengthen our policies with respect to the recoupment of prior awards and/or adjustment of future awards in these events. A formal clawback policy applies to each of our NEOs as well as a number of other Officers of the Company (each a “Covered Officer”). The policy provides that in the event the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under either generally accepted accounting principles or federal securities law, or subsequently finds that the financial information or performance metrics used to determine the amount of incentive compensation for a prior period is materially inaccurate, the Company may seek repayment of compensation or require the forfeiture or reduction of outstanding or future compensation as may be determined by the Committee.

In addition to allowing for clawback in the case of financial restatement or materially inaccurate performance metrics, the policy also allows the Company to recoup compensation in the case of misconduct of a Covered Officer, whether or not there is an accompanying financial restatement. For purposes of the policy, misconduct is defined as (i) a knowing violation of federal, state or local law, rule or regulation; (ii) the material breach of any written Company policy or covenant between Regions and the Covered Officer; (iii) the disclosure of the Company’s confidential information or trade secrets; or (iv) the commission of an act of fraud, dishonesty or recklessness in the performance of the Covered Officer’s duties, which is not in good faith and which subjects the Company to excessive risk, financial loss or materially disrupts, damages, impairs or interferes with the business of the Company and its affiliates.

Regulatory Oversight. As a bank holding company, we must comply with various regulatory requirements. On June 21, 2010, the Federal Reserve adopted final guidelines on incentive compensation for financial institutions that include the following three main principles:

•	Incentive compensation arrangements should balance risk and financial results in a manner that does not provide employees incentives to take excessive risks on behalf of the Company.

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•	A banking organization’s risk-management processes and internal controls should reinforce and support the development and maintenance of balanced incentive compensation arrangements.

•	Banking organizations should have strong and effective corporate governance to help ensure sound compensation practices.

In response to these guidelines, we established a comprehensive governance and oversight process for the design, operation and monitoring of our incentive plans which we believe improves our ability to evaluate and reduce risk or to risk-adjust payouts under the plans. We created an internal cross-functional oversight committee with representation from risk management, finance, human resources, legal and our strategic alignment function to approve plans, monitor performance, and evaluate and mitigate compensation risk. This cross functional oversight committee works with business group leadership to ensure that our incentive plans include features and metrics that are designed to discourage inappropriate risk-taking and meets on a quarterly basis to review the effectiveness of our incentive plans.

As a part of our oversight process, the internal oversight committee provides a quarterly report to the Compensation Committee with respect to the activities around incentive compensation management. In addition, at least once each year, the Committee meets with our CRO and other members of the risk management team and receives a thorough risk analysis of each of our material incentive plans. In preparation for the review during 2013, the risk management team enhanced the analysis tool to include additional risk factors assessments including a review of the use of discretion, goal setting, performance measurement and plan monitoring.

In presenting the risk assessment to the Committee, the CRO noted that the process of limiting risk starts with the Board in setting the risk appetite of the Company, establishing policies, and implementing appropriate limits and continues with management’s role in developing the policies and practices to ensure that the Company operates within its risk appetite and to avoid unnecessary or excessive risk. As we shared in our discussion of “Relationship of Compensation Policies and Practices to Risk Management” on page 40, we believe that the risks arising from our compensation plans, policies and practices are not reasonably likely to have a material adverse effect on the Company. In making this determination, we consider the impact of: (i) the Board’s role in the determination of the overall risk profile and appetite; (ii) entity level controls in place; (iii) the incentive policies, procedures, and governance activities we follow; as well as (iv) the changes implemented in our compensation programs during 2013.

Management and the Committee acknowledge that compensation practices are important components of our approach to risk management. Therefore, we are committed to working with the Federal Reserve as well as other regulatory bodies to achieve our objectives. We strive for clarity and transparency in our compensation structure and as we continue the ongoing evaluation of our compensation policies and programs, we will take any steps deemed advisable to further strengthen our compensation risk management framework.

Equity Grant Policies and Practices. A grant of equity compensation to eligible key associates is generally made on an annual basis. Although the Company does not currently issue stock option grants under the 2010 Long Term Incentive Plan, in the event this practice resumes, the plan requires that the exercise price for options be based on the closing price of our common stock on the date of the grant. The Committee has adopted a schedule and process of reviewing the program provisions and grant levels in the first quarter of the year to coincide with the annual performance management compensation review process established by the Company for all of its associates. As a part of that process each year, the Committee will pre-establish a grant date for grants to eligible associates subject to the needs and business considerations of the Company. The equity grants to all eligible key associates in 2013 occurred in April.

The Committee specifically approves all grants of equity compensation to Executive Officers of Regions, as well as other officers covered by Section 16(a) of the Exchange Act, including the determination of the grant date for those awards. The Committee has delegated authority to the CEO to determine and approve annual grants to other key associates within the limits and budgets established each year as part of the Committee’s consideration of the annual grant program guidelines.

From time to time, the Company may find it necessary to issue special grants to non-Section 16(a) new hires or key officers outside of the normal grant process. The Committee also has delegated authority to the CEO to determine the need for and value of these grants. For these grants, the Committee’s policy provides that grants will be made on the first business day of the calendar quarter following the hire date or the determination for the need to grant an award for retention purposes. This timing was chosen to prevent even an appearance that either management or the recipient could manipulate the pricing date and also to reduce the administrative and accounting burden for Regions’ personnel that would be created by multiple grant dates. Any grants made by the CEO are reported to the Committee on a regular basis each year.

Policy on Cash versus Non-cash and Current versus Future Compensation. The Committee does not maintain a stated policy which dictates cash versus non-cash compensation or current versus future compensation. However, the allocation of cash and non-cash compensation for each of the NEOs is reviewed by the Committee annually and reflects the Committee’s best efforts to balance short- and long-term objectives of the Company.

Stock Ownership Guidelines and Stock Retention Requirements. Regions has adopted stock ownership guidelines for its Executive Officers and members of the Board to ensure that they have a meaningful economic stake in Regions. These guidelines are designed to maintain stock ownership levels high enough to ensure our Executive Officers’ and Directors’ commitment to creating stockholder value.

64       ï  2014 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

The equity stake of our NEOs and Directors is reflected in the beneficial ownership information contained in this proxy statement on pages 16 and 17. The table below summarizes the stock ownership guidelines for our CEO and each of the NEOs (including their compliance with the guidelines):

Name	Ownership Requirement	Approximate Stock Value Required to be held	In Compliance with Guideline	Percent of Guideline Owned
O. B. Grayson Hall, Jr.	5 X Base Pay	$4,875,000	Yes	244%
David J. Turner, Jr.	3 X Base Pay	$1,839,000	Yes	181%
John B. Owen	3 X Base Pay	$1,875,000	Yes	176%
David B. Edmonds	3 X Base Pay	$1,809,000	Yes	246%
Fournier J. Gale, III	3 X Base Pay	$1,602,000	No*	91%*
*	As a new hire in 2011, Mr. Gale currently does not meet the requirement in full but still maintains a significant equity stake in the Company and is adhering to the strict retention requirements in place with respect to equity received under compensatory plans of the Company.

For purposes of meeting the guidelines, the following types of stock ownership are counted: shares directly owned by the Executive Officer or Director without restriction, restricted stock, stock units (except for those that may be subject to future performance requirements), stock equivalents allocated through any deferred stock investment plan, as well as an Executive Officer’s shares held in a 401(k) Plan account and notionally held in a Supplemental 401(k) Plan account. Any Executive Officer who does not meet the ownership guidelines must retain at least 50% of the after-tax value of any compensatory equity grant upon vesting until such time as the ownership guidelines are met.

Other policies related to stock ownership; prohibitions against insider trading, hedging and pledging of Regions stock. The Company has long maintained a General Policy on Insider Trading to guard against improper securities trading by our associates using material nonpublic information and to help avoid the severe consequences associated with violations of the insider trading laws. Under the policy, no Director, officer or other associate of Regions who is aware of material nonpublic information relating to the Company may, directly or through family members or other persons or entities buy or sell securities of the Company (other than pursuant to a pre-approved trading plan that complies with SEC Rule 10b5-1), or engage in any other action to take personal advantage of that information.

In addition, consistent with our compensation philosophy of rewarding the NEOs based on the long term success of the Company, our insider trading policy prohibits all associates from speculative trading in our equity securities including prohibitions on short-selling stock, buying call options and selling put options or from entering into hedging strategies that protect against downside risk of Regions stock ownership. Our policies also prohibit Directors and Section 16 Officers from purchasing Company securities on margin or holding them in a margin account, and, after February 2013, prohibit borrowing against any account in which any Company equity securities are held, or pledging Company equity securities as collateral for a loan. Any Executive Officer or Director with pledged shares has until the stockholders’ meeting in 2016 to eliminate any pledging situations. Until that time, pledged shares do not count toward meeting the stock ownership requirements.

Accounting for Stock-Based Compensation. Regions accounts and reports for stock-based compensation under its long term incentive plans in accordance with the requirements of Financial Accounting Standards Board’s (FASB) Accounting Standards Codification (ASC) Topic 718, Compensation — Stock Compensation. For further disclosure of Regions’ accounting for stock-based compensation, refer to Note 16 “Share-Based Payments” to the consolidated financial statements included in Regions’ Annual Report on Form 10-K.

Internal Revenue Code Section (“IRC”) 162(m) (“IRC 162(m)”). As part of its role, the Committee has historically reviewed and considered the deductibility of executive compensation under IRC 162(m), which provides that public companies generally may not deduct compensation of more than $1,000,000 of non-“performance-based” compensation paid to certain NEOs. While the Committee believes that compensation awarded in 2013 meets the requirements of IRC 162(m), it has reserved the right to pay executives compensation that is not deductible under IRC 162(m).

  ï  2014 Proxy Statement    65

COMPENSATION DISCUSSION AND ANALYSIS

Change-in-Control, Post-Termination and Other Employment Arrangements

Due to continuing consolidation in the financial services industry and for competitive and fairness reasons, we believe it is important to protect key associates (including the NEOs) in the event of certain terminations of employment during a transition period following a change-in-control of Regions. We believe that stockholders will be best served if the interests of our senior management are aligned with them. The occurrence or potential occurrence of a change-in-control could create uncertainty regarding the continued employment of our NEOs and providing employment protection should eliminate, or at least significantly reduce, any potential reluctance of our executives to pursue potential transactions that may be in the best interests of stockholders. As a result, we have entered into agreements with all NEOs that govern some of the terms of their employment and compensation in the event of a qualifying termination after a change-in-control of Regions.

Change-in-Control Agreements. The change-in-control agreements entered into with Executive Officers generally provide that during the two-year period following a change-in-control of Regions, if an executive’s employment is terminated other than for “cause”, or if the executive resigns for “good reason”, he or she would be paid accrued compensation and benefits, plus an amount equal to a specified multiple of base salary and average annual bonus during the three years preceding the year in which the change-in-control occurs. Mr. Hall, Mr. Edmonds, Mr. Owen and Mr. Gale all are entitled to a three times multiple of pay, while Mr. Turner is entitled to a two times multiple of pay upon termination following a change-in-control. If employment is terminated for “cause”, or due to death, disability or resignation other than for “good reason”, payments would be limited to accrued compensation and benefits. New agreements issued after February 2011 do not include any income tax gross up payments under the excise tax provisions of IRC Section 4999. Mr. Hall, Mr. Edmonds, Mr. Owen and Mr. Turner have change-in-control agreements issued in 2007 that provide in the event any payment or benefit would cause the executive to become subject to the excise tax imposed under IRC Section 4999, then additional payments may become due to the extent necessary to avoid a negative tax consequence to the executive. Mr. Gale’s agreement was issued after February 2011, and therefore, does not include any gross up for excise taxes. None of the agreements provided to NEOs provide any type of severance benefits in connection with termination of employment at any other time. For additional information, including definitions of “cause”, “good reason” and “change-in-control”, see the section entitled “Potential Payments by Regions Upon Termination or Change-in-Control” on pages 75 through 78 of this proxy statement.

66       ï  2014 Proxy Statement

COMPENSATION COMMITTEE REPORT

COMPENSATION COMMITTEE REPORT

Compensation Discussion and Analysis

Regions has the primary responsibility for the Compensation Discussion and Analysis (“CD&A”) which is included in this proxy statement.

On behalf of the Board of Directors, the Compensation Committee oversees the development and administration of Regions’ compensation program for officers and key associates of senior management. As part of this responsibility, the Compensation Committee has reviewed and discussed with

Regions’ management the contents of the CD&A. Based on its review and discussion, and subject to the limitations on the role and responsibility of the Compensation Committee, the Compensation Committee recommended to the Board of Directors that the CD&A be included in this proxy statement and incorporated into Regions’ Annual Report on Form 10-K for the year ended December 31, 2013.

THE COMPENSATION COMMITTEE

James R. Malone — Chair

David J. Cooper, Sr.

Don DeFosset

Eric C. Fast

Ruth Ann Marshall

Susan W. Matlock

Lee J. Styslinger III

  ï  2014 Proxy Statement    67

COMPENSATION OF EXECUTIVE OFFICERS

COMPENSATION OF EXECUTIVE OFFICERS

The following tables, narratives and footnotes contain compensation information about our Chairman, President and Chief Executive Officer, our Chief Financial Officer and our three other most highly paid executive officers at the end of 2013.

Summary Compensation Table

The Summary Compensation Table below contains information with respect to our NEOs. Based on the amounts for 2013 in the following table, salary accounted for approximately 16.3% of total compensation (excluding the change in pension value and nonqualified deferred compensation amounts) for our CEO and 28.7% on average among all other NEOs, reflecting our performance-based pay philosophy.

In the “Salary” column, the amount represents base salaries paid to each of the NEOs for the fiscal year indicated. Since Regions does not generally issue non performance-based or discretionary bonuses, the “Bonus” column does not include any such payment made in 2013.

Equity awards granted in 2013 were composed of PSUs and RSUs and are reported in the stock awards column as the grant date fair value of the awards. The grant date fair value amounts for the awards made in 2013 do not correspond with the amounts that may be eventually realized relative to these awards. Any benefit from these awards depends on the future value of Regions stock. For more detail regarding the stock awards for NEOs, see pages 59 through 60 of the CD&A and the 2013 Grants of Plan-Based Awards table on page 70 of this proxy statement.

The amounts in the “Non-Equity Incentive Plan Compensation” column represent annual bonuses earned for 2013 performance by each of the NEOs as approved by the Compensation Committee and described in the annual income section of the

CD&A beginning on page 55. In the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column, the change in pension value for each NEO is the difference in the total present value of accrued benefit on December 31, 2013, minus the total present value of accrued benefit on December 31, 2012. For more information about pension benefits, refer to pages 60 and 61 in the CD&A and to the Pension Benefits section and table on pages 72 and 73. As for nonqualified deferred compensation earnings, none of the NEOs receive above-market or preferential earnings on their nonqualified deferred compensation accounts. More information regarding the provisions of the nonqualified deferred compensation plans in which the NEOs participate can be found on page 74.

The amount in the “All Other Compensation” column represents the aggregate dollar amount for each NEO for perquisites and other personal benefits. Items may include the value of: excess group liability insurance coverage, group term life insurance coverage, financial planning services, personal use of corporate aircraft, an enhanced executive physical, home security, as well as matching charitable gift contributions for all of our NEOs. It also includes the value of Company contributions to the Regions Financial Corporation 401(k) Plan and the Regions Financial Corporation Supplemental 401(k) Plan.

Finally, the “Total” column amount represents the sum of all columns for each of the NEOs, all of which includes amounts paid and amounts deferred.

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COMPENSATION OF EXECUTIVE OFFICERS

Name & Principal Position (1)	Year		Salary ($)	Bonus ($)	Stock Awards ($) (2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($) (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (4)	All Other Compensation ($) (5)	Total ($)
O. B. Grayson Hall, Jr.	2013		975,000	—	2,930,572	—	1,918,800	4,328,165	161,888	10,314,425
Chief Executive Officer	2012		922,917	—	4,726,367	—	1,437,750	4,714,352	95,698	11,897,084
	2011		850,000	—	3,605,000	—	—	1,758,611	167,864	6,381,475
David J. Turner, Jr.	2013		607,250	—	651,240	—	863,024	261,825	85,515	2,468,854
Chief Financial Officer	2012		583,750	—	1,253,688	—	640,705	522,080	53,620	3,053,843
	2011		575,000	—	876,600	—	—	199,605	69,336	1,720,541
John B. Owen	2013		618,750	—	651,240	—	879,368	1,142,999	87,144	3,379,501
Head of Business Groups	2012		581,250	—	1,090,553	—	666,586	787,391	58,888	3,184,668
	2011	(1)	555,000	—	1,044,400	—	—	480,884	69,597	2,149,881
David B. Edmonds	2013		597,250	—	488,434	—	765,675	2,036,173	97,708	3,985,240
Chief Administrative Officer	2012		567,500	—	835,099	—	788,825	1,355,999	52,978	3,600,401
	2011	(1)	550,000	—	935,000	—	—	424,157	70,093	1,979,250
Fournier J. Gale, III	2013		533,750	—	488,434	—	700,280	NA	92,866	1,815,330
General Counsel	2012		508,750	—	600,933	—	515,342	NA	67,826	1,692,851
	2011		416,667	500,000	282,496	468,807	—	NA	29,693	1,697,663
(1)	Mr. Owen and Mr. Edmonds were not NEOs in 2011; however, compensation information is provided for 2011 in accordance with SEC rules.

(2)	Amounts in this column reflect the grant date fair value of awards computed in accordance with FASB ASC Topic 718. The value of stock awards made as PSUs is at target and can range from 0% to 150% of target based on performance metrics of absolute and relative EPS growth and ROATCE established at grant. These amounts also include the grant date fair value of time vested RSUs that cliff vest at the end of the three-year vesting period ending June 2016.

	2013 Equity Grants (PSUs & RSUs)				Total Stock Awards Value ($)
	PSUs		RSUs
Name	($)	(#)	($)	(#)
O. B. Grayson Hall, Jr.	1,465,286	182,704	1,465,286	182,704	2,930,572
David J. Turner, Jr.	325,620	40,601	325,620	40,601	651,240
John B. Owen	325,620	40,601	325,620	40,601	651,240
David B. Edmonds	244,217	30,451	244,217	30,451	488,434
Fournier J. Gale, III	244,217	30,451	244,217	30,451	488,434

(3)	This amount represents annual cash incentives for 2013 performance as approved by the Compensation Committee.

(4)	This amount includes benefits under a grandfathered targeted alternative benefit for Mr. Hall and Mr. Owen described on pages 61, 72 and 73. Benefits under the alternative formula are subject to significant vesting requirements (completion of a minimum 10 years of service and attainment of age 60), and therefore, while accrued, part of the change in benefit is not yet vested. Mr. Edmonds is vested in the entire amount shown in the table.

(5)	All other compensation consists of the following:

Name	Perquisites and Other Personal Benefits ($) (a)	Matching Contributions under Qualified Savings Plans ($) (b)	Matching Contributions under Nonqualified Savings Plans ($) (b)	Non-Elective Contributions to Qualified and Nonqualified Savings Plans ($) (b)	Total All Other Compensation ($)
O. B. Grayson Hall, Jr.	65,378	10,200	86,310	—	161,888
David J. Turner, Jr.	35,597	10,200	39,718	—	85,515
John B. Owen	30,630	10,200	41,214	5,100	87,144
David B. Edmonds	42,265	10,200	45,243	—	97,708
Fournier J. Gale, III	29,920	10,200	31,764	20,982	92,866
(a)	The 2013 amount includes the value of items such as group term life insurance coverage, excess group liability coverage, financial planning services, personal use of the corporate aircraft, an enhanced executive physical, home security, matching charitable gift contributions and Healthmiles Reward. The total value of home security services provided for Mr. Hall in 2013 was $27,099. In addition to the cost of on-going monitoring throughout the year, the amount for 2013 includes one-time costs incurred during the year for the replacement of equipment installed at his home, the value of which was included in Mr. Hall’s taxable income in 2014.
(b)	These amounts include the value of Company contributions to the Regions Financial Corporation 401(k) Plan and the Regions Financial Corporation Supplemental 401(k) Plan as follows: Mr. Hall—$96,510, Mr. Turner—$49,918, Mr. Owen—$56,514, Mr. Edmonds—$55,443, and Mr. Gale—$62,946.

  ï  2014 Proxy Statement    69

COMPENSATION OF EXECUTIVE OFFICERS

2013 Grants of Plan-Based Awards

Equity grants issued during 2013 were issued under the Regions Financial Corporation 2010 Long Term Incentive Plan (“Regions 2010 LTIP”). The Regions 2010 LTIP was approved by stockholders at the 2010 annual meeting and permits grants of awards in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, performance-based awards, dividend equivalents, or other stock-based awards, or any other right or interest relating to stock or cash. Awards under the Regions 2010 LTIP may vest over time or upon the achievement of pre-established performance goals. In addition, awards generally vest on termination of employment within 24 months after a change-in-control of Regions (as defined in the Regions 2010 LTIP to exclude certain merger-of-equals transactions).

The Grants of Plan-Based Awards table provides details on incentive plan awards made in 2013 for the 2012 performance year to the NEOs which include PUs, PSUs and RSUs. The PUs and PSUs will be issued based on the Company’s absolute and relative EPS and ROATCE over the three-year period from January 1, 2013, through December 31, 2015. The value at vesting can be reduced to zero in the event achievement of certain performance criteria is not met. The RSUs vest three years from the date of grant subject to up to 40% forfeiture if capital and liquidity performance thresholds are not met. Dividends and dividend equivalents accrued on both the PSUs and RSUs will be paid out in cash at vesting based on the number of units actually earned.

For more detail regarding the grants of plan-based awards for NEOs, see pages 59 through 60 of the CD&A.

The following table details all equity and non-equity plan-based awards in the Summary Compensation Table granted to each of the NEOs in 2013.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
		(1)			(1)
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#) (2)	(#)	($/sh)	($)
O. B. Grayson Hall, Jr.	04/01/13	—	1,500,000	2,250,000	—	182,704	274,056	182,704	—	—	2,930,572
David J. Turner, Jr.	04/01/13	—	333,333	500,000	—	40,601	60,902	40,601	—	—	651,240
John B. Owen	04/01/13	—	333,333	500,000	—	40,601	60,902	40,601	—	—	651,240
David B. Edmonds	04/01/13	—	250,000	375,000	—	30,451	45,677	30,451	—	—	488,434
Fournier J. Gale, III	04/01/13	—	250,000	375,000	—	30,451	45,677	30,451	—	—	488,434
(1)	The performance cash awards and performance stock unit awards included in this column have equally weighted performance requirements based on absolute and relative EPS growth and ROATCE. In addition, in the event the achievement of the performance criteria for EPS growth is less than 0% on an absolute basis and is in the bottom one-third of the peer group on a relative basis, the payout will be zero if cumulative net income from continuing operations is less than a number that is approximately one-half of the projection for the three-year performance period. Also, in the event the achievement of the performance criteria for ROATCE is less than 8% on an absolute basis and is in the bottom one-third of the peer group on a relative basis, the payout will be zero if cumulative net income from continuing operations is less than a number that is one-half of the projection for the three-year performance period. The performance period for these awards is January 1, 2013, through December 31, 2015, with a vest date of April 1, 2016.

(2)	In addition to service vesting requirements, the RSUs included in this column have performance-vesting requirements based on satisfying the Company’s achievement of the capital and liquidity performance thresholds during each of the periods from January 1, 2013, to December 31, 2013; January 1, 2014, to December 31, 2014; and January 1, 2015, to December 31, 2015. To the extent that (i) the capital performance threshold has not been satisfied for each performance threshold period, 20% of the RSUs awarded will be forfeited, and (ii) the liquidity performance threshold has not been satisfied for each performance threshold period, 20% of the RSUs awarded will be forfeited. For purposes of this award, the Company’s performance will be measured relative to the following capital and liquidity performance thresholds as certified by the Compensation Committee:

(i)	“Capital Performance Threshold”: Capital Action Decision Tree Status as defined in the Capital Policy must remain in either “Monitor Capital” or “Capital Deployment” status; and

(ii)	“Liquidity Performance Threshold”: Risk for Primary Liquidity Level must remain at “Moderate” or better as established in the Market & Liquidity Risk Framework document.

Notwithstanding the achievement of the Capital and Liquidity Performance Thresholds, in order to be eligible to receive any shares of stock under this award, employment must continue through the third anniversary of the grant date, which is April 1, 2016.

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COMPENSATION OF EXECUTIVE OFFICERS

Outstanding Equity Awards at December 31, 2013

Awards in this table include:

•	Grants of stock options made over time, that are exercisable and unexercisable.

•	Grants of restricted stock and restricted stock units.

•	Grants of performance stock units made in 2012 and 2013 that may pay out if Regions achieves specific performance criteria as measured on an absolute and relative basis.

•	Grants of restricted stock units made in 2013 that will payout in full only if Regions meets certain capital and liquidity thresholds. If the capital and/or liquidity performance thresholds are not satisfied for any year of the three years of the performance threshold periods, 20% of the restricted stock units awarded will be forfeited for either or both of those measures.

The following table sets forth outstanding equity-based awards held by each of the NEOs as of December 31, 2013.

		Option Awards					Stock Awards
		(1)					(2)
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: # of Securities Underlying Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (a) (#)	Market Value of Shares or Units of Stock That Have Not Vested (a) ($)	Equity Incentive Plan Awards: # of Unearned Shares, Units or Other Rights That Have Not Vested (b) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (b) ($)
O. B. Grayson Hall, Jr.	02/04/04	70,649	—	—	30.55	02/04/14	—	—	—	—
	02/08/05	115,065	—	—	32.02	02/08/15	—	—	—	—
	04/03/06	83,966	—	—	34.46	04/03/16	—	—	—	—
	04/24/07	85,715	—	—	35.07	04/23/17	—	—	—	—
	02/28/08	282,019	—	—	21.94	02/27/18	—	—	—	—
	02/24/09	363,278	—	—	3.29	02/23/19	—	—	—	—
	02/23/11	—	—	—	—	—	156,504	1,547,825	—	—
	02/22/12	—	—	—	—	—	241,810	2,391,501	—	—
	06/01/12	—	—	—	—	—	221,878	2,194,373	332,817	3,291,560
	04/01/13	—	—	—	—	—	182,704	1,806,943	182,704	1,806,943
David J. Turner, Jr.	05/02/05	27,590	—	—	33.21	05/02/15	—	—	—	—
	04/03/06	33,810	—	—	34.46	04/03/16	—	—	—	—
	04/24/07	20,000	—	—	35.07	04/23/17	—	—	—	—
	02/28/08	59,822	—	—	21.94	02/27/18	—	—	—	—
	02/23/11	—	—	—	—	—	51,030	504,687	—	—
	02/22/12	—	—	—	—	—	78,845	779,777	—	—
	06/01/12	—	—	—	—	—	51,599	510,314	77,399	765,471
	04/01/13	—	—	—	—	—	40,601	401,544	40,601	401,544
John B. Owen	02/28/08	128,191	—	—	21.94	02/27/18	—	—	—	—
	02/24/09	171,598	—	—	3.29	02/23/19	—	—	—	—
	02/23/11	—	—	—	—	—	56,152	555,343	—	—
	02/22/12	—	—	—	—	—	51,724	511,550	—	—
	06/01/12	—	—	—	—	—	51,599	510,314	77,339	765,471
	04/01/13	—	—	—	—	—	40,601	401,544	40,601	401,544
David B. Edmonds	02/04/04	60,602	—	—	30.55	02/04/14	—	—	—	—
	02/08/05	55,180	—	—	32.02	02/08/15	—	—	—	—
	04/03/06	47,844	—	—	34.46	04/03/16	—	—	—	—
	04/24/07	42,858	—	—	35.07	04/23/17	—	—	—	—
	02/28/08	141,010	—	—	21.94	02/27/18	—	—	—	—
	02/24/09	156,904	—	—	3.29	02/23/19	—	—	—	—
	02/23/11	—	—	—	—	—	52,168	515,942	—	—
	02/22/12	—	—	—	—	—	65,517	647,963	—	—
	06/01/12	—	—	—	—	—	38,699	382,733	58,049	574,100
	04/01/13	—	—	—	—	—	30,451	301,160	30,451	301,160
Fournier J. Gale, III	03/01/11	76,043	38,022	—	7.43	02/28/21	38,021	376,028	—	—
	06/01/12	—	—	—	—	—	38,699	382,733	58,049	574,100
	04/01/13	—	—	—	—	—	30,451	301,160	30,451	301,160

  ï  2014 Proxy Statement    71

COMPENSATION OF EXECUTIVE OFFICERS

(1)	Stock options are granted to vest in equal annual installments on each of the first three anniversaries of the date of grant.

(2)	The vesting of unvested restricted stock awards/units is as follows:

Grant Date	Vesting Schedule	Restrictions
February 23, 2011	- 3rd anniversary of grant date	(a) Time vested restricted stock
February 22, 2012	- 3rd anniversary of grant date	(a) Time vested restricted stock
June 1, 2012	- 3rd anniversary of grant date

(a)   Time vested restricted stock units

(b)   Performance vested restricted stock units may be earned between 0% and 200% subject to absolute and relative equally weighted EPS growth and ROATCE for the period January 1, 2012, through December 31, 2014.

April 1, 2013	- 3rd anniversary of grant date

(a)   Time vested restricted stock units subject to capital and liquidity thresholds

(b)   Time and Performance vested restricted stock units may be earned between 0% and 150% subject to absolute and relative equally weighted EPS growth and ROATCE for the period January 1, 2013, through December 31, 2015.

Option Exercises and Stock Vested During 2013

The Option Exercises and Stock Vested table is excluded due to the fact that no NEO exercised any stock options nor did any stock awards vest for any of the NEOs during 2013.

Pension Benefits

The Regions Financial Corporation Retirement Plan (the “Regions Retirement Plan”) is a tax-qualified non-contributory defined benefit plan providing for a lifetime monthly annuity following retirement. Benefits earned by our NEOs under the Regions Retirement Plan are generally based on the following formula:

1.3% of Average Monthly Earnings up to Covered Compensation	+	1.8% of Average Monthly Earnings in excess of Covered Compensation	X	Years of Service up to a maximum of 30 total years

Average Monthly Earnings is defined as the average of the highest five consecutive years of base compensation within the last 10 years of service, and Covered Compensation is defined as the estimated average maximum amount of a participant’s earnings on which Social Security benefits will be based assuming that each year of the participant’s working career the participant’s wages equaled the Social Security Taxable Wage Base.

The Regions Financial Corporation Post 2006 Supplemental Executive Retirement Plan (the “Regions SERP”) provides benefits that would otherwise be denied participants under the qualified Regions Retirement Plan because of tax code limitations on qualified plan benefits, as well as additional benefits that serve to attract and retain high quality senior executive talent for the organization. There are two types of retirement benefits in the Regions SERP: a regular benefit and a targeted benefit.

The regular benefit is available to all eligible Regions SERP participants, and calculates benefits on the same formula as the Retirement Plan with the following differences: (1) instead of averaging pay over five years of service, it is averaged over the highest three consecutive years of service out of the last 10 years of service; (2) in addition to base pay, it includes annual cash incentives as well as 50% of any salary stock granted during the period of TARP participation; and (3) the maximum years of service used in the calculation of the regular benefit is 35 years of service instead of 30.

The targeted Regions SERP retirement benefit is available only to a select group of senior officers. This targeted Regions SERP benefit provides a benefit using the following formula:

4% of Average Monthly Earnings for the first 10 years of service	+

1% of Average Monthly

Earnings for every year in

excess of 10 years of

service up to a maximum of

an additional 25 years of

service (for a maximum

benefit of 65% of Average

Monthly Earnings with

35 years of service)

For purposes of this formula, Average Monthly Earnings has the same definition as the regular SERP benefit.

Regions’ targeted benefit is offset by both the benefit under the Retirement Plan as well as Social Security. The targeted benefit is subject to significant retentive vesting requirements. Participants will receive the benefit following termination of employment after reaching age 60 and completing a minimum of 10 years of service, except in the case of death, disability or

72       ï  2014 Proxy Statement

COMPENSATION OF EXECUTIVE OFFICERS

change-in-control. Termination of employment for any other reason prior to age 60 and completion of 10 years of service will result in forfeiture of the targeted benefit. If a participant who is eligible for both the regular benefit and the targeted benefit retires prior to meeting these vesting requirements, he or she will receive a regular benefit.

The following 2013 Pension Benefits table reflects the actuarial present value benefit from the Regions Retirement Plan and Regions SERP.

			Pension Benefits
Name	Plan Name	Number of Years Credited Service (#) (1)	Present Value of Accumulated Benefit ($) (2)	Payments During Last Fiscal Year ($)
O. B. Grayson Hall, Jr.	Regions Financial Corporation Retirement Plan	30	1,186,638	—
	Regions Financial Corporation Post 2006 SERP	32	18,820,686	—
David J. Turner, Jr.	Regions Financial Corporation Retirement Plan	8	223,336	—
	Regions Financial Corporation Post 2006 SERP	8	1,098,896	—
John B. Owen	Regions Financial Corporation Retirement Plan	NA	NA	NA
	Regions Financial Corporation Post 2006 SERP	6	2,978,479	—
David B. Edmonds	Regions Financial Corporation Retirement Plan	18	846,103	—
	Regions Financial Corporation Post 2006 SERP	18	7,066,248	—
Fournier J. Gale, III	NA	NA	NA	NA
	NA	NA	NA	NA
(1)	The Regions Retirement Plan (a tax-qualified pension plan) caps the number of years of participant service for purposes of benefit accrual under the plan at 30 years. The Regions SERP (a nonqualified plan) caps participant service at 35 years. Mr. Owen does not participate in the qualified pension plan and Mr. Gale does not participate in the qualified or non-qualified pension plans of the Company.

(2)	In 2009, future benefit accruals under the Regions Retirement Plan and Regions SERP were suspended for all participants. Even during the suspension, participants continued to earn service toward vesting and eligibility for early retirement benefits. Effective January 1, 2010, benefit accruals were restarted for Regions Retirement Plan and Regions SERP participants.

The present value of the accumulated Plan benefits reflects the present value as of December 31, 2013, and was determined using a 5.0% discount rate and the separate static annuitant/nonannuitant mortality tables for males and females issued by the IRS for 2014 funding purposes. The present value of the accumulated Regions SERP benefits reflects the present value as of December 31, 2013, and was determined using a 4.0% discount rate and the 2014 Pension Protection Act lump sum mortality table. For purposes of the present value calculation, no pre-retirement mortality was assumed and the payment date was assumed to be the earliest unreduced retirement date under the plan. The payment age of 62 (life only) was assumed for the Regions Retirement Plan and the payment age was assumed to be age 60 for the Regions SERP for Mr. Hall, Mr. Edmonds and Mr. Owen and age 62 for Mr. Turner.

  ï  2014 Proxy Statement    73

COMPENSATION OF EXECUTIVE OFFICERS

Nonqualified Deferred Compensation

Regions maintains the following nonqualified deferred compensation plans in which our NEOs participate.

Regions Financial Corporation Supplemental 401(k) Plan. Regions sponsors an excess contribution plan for certain executives and other 401(k) plan participants whose compensation exceeds the annual tax code limit on compensation that can be taken into account for purposes of contributions to the 401(k) plan. Under this plan, participants may continue to make contributions on a nonqualified basis. In 2013, Regions contributed up to 4% of base and incentive compensation, provided the executive had elected a deferral rate on his or her base or annual incentive compensation of at least 4% for the year. All of the NEOs participated in the Regions Supplemental 401(k) Plan during 2013. Mr. Gale is also eligible for a non-qualified 2% non-elective Company contribution.

Regions Financial Corporation Salary Stock Unit Award Program. Salary stock is a form of compensation permitted to be paid under TARP. Because the salary stock unit award is vested at grant, but not payable until a later date, and the payment date may not be accelerated, this program is a form of deferred compensation. While Regions was no longer a TARP participant by the end of April of 2012, Salary Stock Unit Award Agreements were outstanding with all of the NEOs for 2011 and/or 2012. NEOs who participated in this program did not make any elections with regard to degree of participation nor time or manner of distribution. Salary stock units were fully vested at grant and were not subject to forfeiture. Salary stock units awarded through April 13, 2012 were payable in a single installment as of January 1, 2013, at the stock price on that date. The January 1, 2013, effective payment marked the final payment of any outstanding salary stock unit awards made during Regions’ TARP participation.

The following table sets forth the NEOs’ contributions, Regions contributions and the aggregate earnings, withdrawals and balances during 2013 under the nonqualified deferred compensation plans maintained by Regions.

		Nonqualified Deferred Compensation
Name		Executive Contributions in 2013 ($) (1)	Company Contributions in 2013 ($) (2)	Aggregate Earnings in 2013 ($) (3)	Aggregate Withdrawals / Distributions ($) (4)	Aggregate Balance at December 31, 2013 ($) (5)
O. B. Grayson Hall, Jr.	Supplemental 401(k)	91,635	86,310	291,186	—	2,100,569
	Salary Stock Units	—	—	—	2,512,971	—

					Total:	2,100,569
David J. Turner, Jr.	Supplemental 401(k)	46,968	39,718	122,195	—	501,949
	Salary Stock Units	—	—	—	563,691	—

					Total:	501,949
John B. Owen	Supplemental 401(k)	99,284	41,214	95,673	—	564,254
	Salary Stock Units	—	—	—	643,415	—

					Total:	564,254
David B. Edmonds	Supplemental 401(k)	52,543	45,243	199,523	—	854,187
	Salary Stock Units	—	—	—	367,737	—

					Total:	854,187
Fournier J. Gale, III	Supplemental 401(k)	39,389	47,646	15,980	—	109,239
	Salary Stock Units	—	—	—	174,076	—

					Total:	109,239
(1)	This column represents amounts deferred from the applicable NEO’s base salary and annual bonus (if applicable) and are reported in the “Salary” and “Non-Equity Incentive Plan Compensation” (if applicable) columns of the Summary Compensation Table.

(2)	This column includes Company contributions under the Regions Financial Corporation Supplemental 401(k) Plan plus a non-elective contribution for Mr. Gale. These amounts are also reflected in the “All Other Compensation” column of the Summary Compensation Table.

(3)	This column includes earnings/losses from the Regions Financial Corporation Supplemental 401(k) Plan.

(4)	There were no distributions from the Regions Financial Corporation Supplemental 401(k) Plan to any of the NEOs during 2013.

Amounts of salary stock in this column represent the final installment distribution of the balance as of December 31, 2013, of the 2011 and 2012 salary stock grants that became payable as of January 1, 2013.

(5)	The December 31, 2013, balances do not include true-up Company contributions that were made in early 2014 based on executive deferral elections from 2013 pay. These contributions are included, however, in the column “Company Contributions at December 31, 2013”. The aggregate balance at December 31, 2013, includes the balance in the Regions Financial Corporation Supplemental 401(k) Plan.

74       ï  2014 Proxy Statement

COMPENSATION OF EXECUTIVE OFFICERS

Potential Payments by Regions Upon Termination or Change-in-Control

Regions maintains a variety of agreements, plans and programs under which our NEOs would be eligible to receive severance payments and other benefits upon termination of employment or a change-in-control of Regions.

Change-in-Control Agreements. All of our NEOs hold a change-in-control agreement. Under the change-in-control agreements, certain severance benefits are due if, during the two-year period following a change-in-control, Regions terminates employment without “cause” or the NEO terminates employment with “good reason”.

For Mr. Hall, Mr. Owen, Mr. Edmonds and Mr. Gale, if Regions terminates their employment other than for “cause”, or if they resign for “good reason” during the two-year period, they are entitled to receive accrued compensation and benefits, plus severance in an amount equal to three times base salary and average annual bonus during the three years prior to the year in which the change-in-control occurred and benefit continuation for three years following termination. Mr. Turner is covered by a similar change-in-control agreement, but his severance multiple is equal to two times and his benefit continuation period is two years following termination. If any of the NEO’s employment is terminated by Regions for “cause”, or by reason of death, disability, or resignation other than for “good reason” during the two-year period, Regions’ liability is limited to accrued but unpaid compensation and benefits.

If any payment under the agreement causes all NEOs except Mr. Gale to become subject to the excise tax imposed under Section 4999 of the IRC, then Regions would also make an additional payment covering the excise tax, any income tax on the excise tax payment and any penalty and interest. However, if the payments and benefits provided following a change-in-control do not exceed 110% of the greatest amount that could be paid without triggering the excise tax (the “Safe Harbor Amount”), then those payments and benefits will be reduced to that amount. Mr. Gale’s agreement stipulates that in the event he would be subject to the excise tax, amounts payable to him (under his change-in-control agreement or otherwise) would be reduced to the Safe Harbor Amount if that reduction would result in him receiving a greater after tax amount.

Equity-Based Award Plans. Under the terms of the Regions Financial Corporation 2010 Long Term Incentive Plan, equity-based awards generally vest at retirement, death, disability and if employment is terminated without “cause” or for “good reason” within the 24 month period following a change-in-control.

Under the terms of performance-based equity grant award agreements, the performance period lapses at death and release/payment is equal to the target performance value. At retirement and disability, the award continues to vest on schedule and is released/paid subject to performance at the end of the performance period. For termination without “cause”, the award continues to vest on schedule and is released/paid subject to performance at the end of the performance period and is prorated for the portion of the performance period between the grant date and the date employment terminated. Upon the occurrence of a change-in-control, the award is locked in at the target value and releases/pays at the end of the original service vesting period assuming employment continues. If upon the occurrence of a change-in-control, employment is terminated within a 24 month period following the change-in-control, vesting and release/payment are immediate.

Pension and Deferred Compensation Plans. As described previously in the CD&A and under the “Pension Benefits” and “Nonqualified Deferred Compensation” sections, Regions maintains a number of tax-qualified and nonqualified retirement and deferred compensation plans under which certain employees, including certain of the NEOs, may receive benefits upon retirement or other terminations of employment. Upon termination of employment for any reason, each NEO would be entitled to receive the amounts set forth under the “Aggregate Balance at December 31, 2013” column of the Nonqualified Deferred Compensation table on page 74 of this proxy statement.

Welfare and Other Insurance Benefits. Regions sponsors a number of broad-based health, life, and disability benefit programs for its associates, in which NEOs also participate, such as short- and long-term disability coverage and group term life insurance coverage.

  ï  2014 Proxy Statement    75

COMPENSATION OF EXECUTIVE OFFICERS

The following table quantifies certain amounts that would be payable to NEOs upon various types of separation circumstances and that are described previously. The table also quantifies certain additional payments and benefits not described previously that are payable on certain terminations of employment. The amounts reflected in the table assume a December 31, 2013, termination of employment.

Name	Voluntary ($)	Involuntary Without Cause ($)	Early Retirement ($)	For Cause ($)	Involuntary or for Good Reason Following a CIC ($) (8)	Death ($)	Disability ($)
O. B. Grayson Hall, Jr. (1)
Compensation:
Cash Severance	—	—	—	—	8,681,400	—	—
Long Term Incentive
Restricted Stock/Units (2)	3,278,539	3,278,539	3,278,539	—	7,940,641	7,940,641	7,217,864
Performance Stock Units (2)	—	—	—	—	4,001,316	4,001,316	—
Performance Cash	—	—	—	—	2,933,333	2,933,333	—
Perquisites:
Financial Planning (3)	28,610	28,610	28,610	—	28,610	28,610	28,610
Outplacement (4)	—	—	—	—	60,000	—	—
280G Tax Gross-up (5)	—	—	—	—	11,883,770	—	—
Benefits:
Value of continued welfare benefits (6)	—	—	—	—	28,536	—	—
Value of additional retirement benefits (7)	—	—	—	—	5,934,426	—	—

Total:	3,307,149	3,307,149	3,307,149	—	41,492,032	14,903,900	7,246,474
David J. Turner, Jr.
Compensation:
Cash Severance	—	—	—	—	2,952,048	—	—
Long Term Incentive
Restricted Stock/Units (2)	—	53,539	—	—	2,196,322	2,196,322	2,035,704
Performance Stock Units (2)	—	—	—	—	911,858	911,858	—
Performance Cash	—	—	—	—	666,666	666,666	—
Perquisites:
Financial Planning (3)	—	28,610	NA	—	28,610	28,610	28,610
Outplacement (4)	—	—	—	—	60,000	—	—
280G Tax Gross-up (5)	—	—	—	—	2,903,909	—	—
Benefits:
Value of continued welfare benefits (6)	—	—	—	—	18,900	—	—
Value of additional retirement benefits (7)	—	—	—	—	574,189	—	—

Total:	—	82,149	NA	—	10,312,502	3,803,456	2,064,314
John B. Owen
Compensation:
Cash Severance	—	—	—	—	4,513,104	—	—
Long Term Incentive
Restricted Stock/Units (2)	—	53,539	—	—	1,978,752	1,978,752	1,818,134
Performance Stock Units (2)	—	—	—	—	911,858	911,858	—
Performance Cash	—	—	—	—	666,666	666,666	—
Perquisites:
Financial Planning (3)	—	28,610	NA	—	28,610	28,610	28,610
Outplacement (4)	—	—	—	—	60,000	—	—
280G Tax Gross-up (5)	—	—	—	—	5,943,834	—	—
Benefits:
Value of continued welfare benefits (6)	—	—	—	—	28,536	—	—
Value of additional retirement benefits (7)	—	—	—	—	4,625,079	—	—

Total:	—	82,149	NA	—	18,756,439	3,585,886	1,846,744

76       ï  2014 Proxy Statement

COMPENSATION OF EXECUTIVE OFFICERS

Name	Voluntary ($)	Involuntary Without Cause ($)	Early Retirement ($)	For Cause ($)	Involuntary or for Good Reason Following a CIC ($) (8)	Death ($)	Disability ($)
David B. Edmonds (1)
Compensation:
Cash Severance	—	—	—	—	4,106,025	—	—
Long Term Incentive
Restricted Stock/Units (2)	563,429	563,429	563,429	—	1,847,798	1,847,798	1,727,334
Performance Stock Units (2)	—	—	—	—	683,894	683,894	—
Performance Cash	—	—	—	—	500,000	500,000	—
Perquisites:
Financial Planning (3)	28,610	28,610	28,610	—	28,610	28,610	28,610
Outplacement (4)	—	—	—	—	60,000	—	—
280G Tax Gross-up (5)	—	—	—	—	2,670,896	—	—
Benefits:
Value of continued welfare benefits (6)	—	—	—	—	22,044	—	—
Value of additional retirement benefits (7)	—	—	—	—	—	—	—

Total:	592,039	592,039	592,039	—	9,919,267	3,060,302	1,755,944
Fournier J. Gale, III (1)
Compensation:
Cash Severance	—	—	—	—	3,720,840	—	—
Long Term Incentive
Restricted Stock/Units (2)	563,429	563,429	563,429	—	1,059,921	1,059,921	939,457
Performance Stock Units (2)	—	—	—	—	683,894	683,894	—
Performance Cash	—	—	—	—	500,000	500,000	—
Stock Options (2)	—	—	—	—	93,532	93,532	93,532
Perquisites:
Financial Planning (3)	28,610	28,610	28,610	—	28,610	28,610	28,610
Outplacement (4)	—	—	—	—	60,000	—	—
Benefits:
Value of continued welfare benefits (6)	—	—	—	—	22,044	—	—
Value of additional retirement benefits (7)	—	—	—	—	—	—	—

Total:	592,039	592,039	592,039	—	6,168,841	2,365,957	1,061,599
(1)	Mr. Hall and Mr. Edmonds are eligible for early retirement and Mr. Gale is eligible for normal retirement. For purposes of the various termination columns above, with the exception of the “For Cause” column, they were assumed to have taken early/normal retirement and therefore are entitled to receive the benefits shown above.

(2)	Based on a fair market value of Regions common stock of $9.89 per share on December 31, 2013.

(3)	The service agreement with Regions’ financial planning provider allows for continuation of service for two years following termination due to retirement, death, disability, change-in-control and involuntary without cause.

(4)	The change-in-control agreement provides for reasonable outplacement services for up to two years based on a termination date of December 31, 2013.

(5)	280G Tax Gross-up represents the amount of the excise tax and related gross-up for excise taxes levied under Section 4999 of the IRC on payment and benefits following a change-in-control (otherwise referred to as “excess parachute payments” under Section 280G of the IRC).

(6)	The change-in-control agreement provides for continuation of medical and dental coverage equal to what is provided in accordance with Regions’ employee benefit plans for a period of three years for Mr. Hall, Mr. Owen, Mr. Edmonds and Mr. Gale and for a period of two years for Mr. Turner.

  ï  2014 Proxy Statement    77

COMPENSATION OF EXECUTIVE OFFICERS

(7)	Mr. Hall, Mr. Turner, Mr. Owen and Mr. Edmonds participate in the Regions Retirement Plan and the Regions SERP. The change-in-control agreement provides for additional years credit for age and service under the Regions Retirement Plan and the Regions SERP that the executive would have accrued had they remained employed through the second anniversary of the change-in-control. In addition, Mr. Hall and Mr. Owen are each eligible for the alternative target benefit under the Regions SERP which would normally require the executive to reach age 60 and have a minimum of 10 years of service. Under the Regions SERP, in the event of involuntary termination of employment (or termination for good reason) within 24 months following a change-in-control, unvested benefits attributable to the alternative target benefit become fully vested. Because these benefits are already accrued, they are reflected in the Pension Benefits table on page 73 and do not represent additional expense to the Company. The following chart details the value of the benefit attributable to the additional years of age and service as well as the amounts already accrued that will vest upon involuntary termination of employment (or termination with good reason) within 24 months of a change-in-control.

Name	Value for Enhanced Years of Age and Service Credit	Value for Vesting in Enhanced Benefit	Total Additional Value
	($)	($)	($)
O. B. Grayson Hall, Jr.	3,556,641	2,377,785	5,934,426
David J. Turner, Jr.	NA	574,189	574,189
John B. Owen	3,135,985	1,489,094	4,625,079
David B. Edmonds	—	—	—
Fournier J. Gale, III	NA	NA	NA

(8)	The following chart summarizes the meaning of “cause”, “good reason/without cause” and “change-in-control” under the change-in-control agreements of the NEOs:

“cause”	(i) willful and continued failure to substantially perform reasonably assigned duties, (ii) breach of fiduciary duty involving personal profit or commission of a felony or a crime involving fraud or moral turpitude, material breach of the agreement, (iii) engaging in illegal conduct or gross misconduct that materially injures Regions, (iv) failure to materially cooperate with an investigation authorized by the Board, a regulatory body, or a governmental department or agency, or (v) disqualification or bar by any governmental or regulatory authority from carrying out duties and responsibilities, or loss of any required licenses.
“good reason” and “without cause”	(i) an adverse change in responsibilities as in effect immediately before the change-in-control, (ii) a material diminution in the budget over which the executive has control, (iii) a material breach of the compensation provisions of the agreement or (iv) requiring the executive to move his principal place of work by more than 50 miles.
“change-in-control”	(i) an acquisition of twenty percent or more of the combined voting power of Regions voting securities, (ii) a change in a majority of the members of the Board, (iii) the consummation of a merger (unless voting securities of Regions outstanding immediately prior to the merger continued to represent at least fifty-five percent of the combined voting power of the voting securities of the surviving company outstanding immediately after such merger), or (iv) stockholder approval of a complete liquidation or dissolution of Regions.

78       ï  2014 Proxy Statement

OTHER MATTERS

OTHER MATTERS

Important Notice Regarding Delivery of Security Holder Documents

The SEC has issued rules regarding the delivery of proxy statements and information statements to households. These rules spell out the conditions under which annual reports, information statements, proxy statements, prospectuses and other disclosure documents of a particular company that would otherwise be mailed in separate envelopes to more than one person at a shared address may be mailed as one copy in one envelope addressed to all holders at that address (i.e., “householding”). To conserve resources and reduce expenses, we consolidate materials using these rules when possible. However, stockholders who participate in householding will receive separate proxy cards.

Because we are using the SEC’s notice and access rule, we will not household our proxy materials or notices to stockholders of record sharing an address. This means that stockholders of record who share an address will each be mailed a separate notice of the proxy materials.

However, certain brokerage firms, banks, or similar entities holding our common stock for their customers may household proxy materials or notices. Stockholders sharing an address whose shares of our common stock are held in street name should contact their broker if they now receive (1) multiple copies of our proxy materials or notices and wish to receive only one copy of these materials per household in the future, or (2) a single copy of our proxy materials or notices and wish to receive separate copies of these materials in the future.

If at any time you would like to receive a paper copy of the annual report or proxy statement, please email us at investors@regions.com, write to Investor Relations, Regions Financial Corporation, 1900 Fifth Avenue North, Birmingham, Alabama 35203, or call us at 205-326-5807.

Cost of Proxy Solicitation

We will bear the entire cost of soliciting your proxy, including the cost of preparing, assembling, printing, mailing or otherwise distributing the notice and these proxy materials, as well as soliciting your vote. In addition to solicitation of proxies by mail, we will request that banks, brokers and other record holders send proxies and proxy materials or notice of Internet availability of proxy materials to the beneficial owners of Regions common stock and secure their voting instructions. We will reimburse the record holders for their reasonable expenses in taking those actions.

We also have made arrangements with Innisfree M&A Incorporated to assist us in soliciting proxies and have agreed to pay $15,000 plus reasonable and customary expenses for these services. If necessary, we may also use several of our regular employees, without additional compensation, to solicit proxies from Regions stockholders, either personally or by telephone, facsimile, e-mail or letter on Regions’ behalf.

This is the first distribution of proxy solicitation materials to stockholders.

Submission of Stockholder Proposals

Proposals by stockholders intended to be presented at the Company’s 2015 annual meeting of stockholders must be received by Regions not later than November 12, 2014 for consideration for possible inclusion in the proxy statement relating to that meeting.

The By-Laws of Regions include provisions requiring advance notice of a stockholder’s nomination of members of the Board. To be timely, such notice must be received by the Corporate Secretary of Regions not less than 120 days before the date of the previous year’s proxy statement, or November 12, 2014, in the case of the 2015 annual meeting of stockholders. If no annual meeting was held the previous year and in any year in which the date of the annual meeting is moved by more than 30 days from the date of the previous year’s annual meeting, the notice will be considered timely if received not less than 120 days before the date of the annual meeting or by the 10th day following the day on which public disclosure of the annual meeting date was made. The procedure for submitting a stockholder proposal is generally the same as for submitting a stockholder nomination.

The Board is not required to nominate in the annual proxy statement any person so proposed. It is the current policy and practice of the NCG Committee to evaluate any qualified candidate for Director under the applicable criteria without regard to the source of the recommendation of the candidate.

Such stockholder’s notice shall set forth:

(a) as to each person whom the stockholder proposes to nominate for election or reelection as a Director all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected);

(b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made;

  ï  2014 Proxy Statement    79

OTHER MATTERS

(c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made

(i) the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner,

(ii) the class and number of shares of the Company which are owned beneficially and of record by such stockholder and such beneficial owner, and

(iii) with respect to nominations, a description of all arrangements or understandings between such stockholder and such beneficial owner and each proposed nominee and any other person or persons (including their names) pursuant to which the nominations are to be made by such stockholder; and

(d) the names and addresses of any other stockholders or beneficial owners known to be supporting such nomination or business by the proposing stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made.

Other Business

Regions does not know of any business to be presented for action at the annual meeting other than those items listed in the “Notice of 2014 Annual Meeting of Stockholders” on page 1 and referred to herein. If any other matters properly come before the annual meeting or any adjournment thereof, it is intended that the proxies will be voted in respect thereof by and at the discretion of the persons named as proxies on the electronic proxy or proxy card.

March 11, 2014

By Order of the Board of Directors

Fournier J. Gale, III

Corporate Secretary

80       ï  2014 Proxy Statement

APPENDIX A

APPENDIX A

GAAP TO NON-GAAP AND OTHER RECONCILIATIONS

Adjusted Returns on Average Assets and Tangible Common Equity (Non-GAAP)

The table below presents a reconciliation of net income from continuing operations available to common shareholders (GAAP) to adjusted income from continuing operations available to common shareholders (non-GAAP). Adjusted income from continuing operations available to common shareholders excludes the items listed in the table below. These selected items are included in financial results presented in accordance with generally accepted accounting principles (GAAP). Regions believes that their exclusion from income from continuing operations available to common shareholders provides a meaningful base for period-to-period comparisons, which management believes will assist stakeholders in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions’ business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. Management and the Compensation Committee utilize these non-GAAP financial measures for the evaluation of performance. Regions believes that presenting these non-GAAP financial measures will permit stakeholders to assess the performance of the Company on the same basis as that applied by management and the Board of Directors. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. In particular, a measure of earnings that excludes these selected items does not represent the amount that effectively accrues directly to stockholders.

  ï  2014 Proxy Statement    A-1

APPENDIX A

The following table also provides a calculation of “return on average tangible common equity from continuing operations” and a reconciliation of average stockholders’ equity from continuing operations (GAAP) to average tangible common stockholders’ equity from continuing operations (non-GAAP). Tangible common stockholders’ equity ratios have become a focus of some investors and management believes they may assist investors in analyzing the capital position of the Company absent the effects of intangible assets and preferred stock. Because tangible common stockholders’ common equity and the related ratio are not formally defined by GAAP, these measures are considered to be non-GAAP financial measures and other entities may calculate them differently than Regions’ disclosed calculations. Since analysts, banking regulators and the Compensation Committee may assess Regions’ capital adequacy using tangible common stockholders’ equity, management believes that it is useful to provide investors the ability to assess Regions’ capital adequacy on these same bases.

(Unaudited) ($ amounts in millions)		Year Ended December 31, 2013
Net income from continuing operations available to common shareholders (GAAP)	A	$1,103
Adjustments:
Loss on early extinguishment of debt, net of applicable tax		48
Branch consolidation and property and equipment charges, net of tax		3
Provision expense on restructured residential mortgage loans upon transfer to held for sale, net of tax		46
Non-deductible regulatory charge (1)		58
Tax reduction, primarily valuation allowance adjustment		(40)
Securities gains, net, net of tax		(16)
Leveraged lease terminations, net of tax		(6)
Gain on sale of other assets, net of tax (2)		(15)
Adjusted income from continuing operations available to common shareholders (non-GAAP)	B	$1,181
Average assets from continuing operations	C	$117,805
Adjusted return on average assets from continuing operations (non-GAAP)	B/C	1.00%
Average stockholders’ equity from continuing operations (GAAP)		$15,502
Adjustments:
Average intangible assets (GAAP)		(5,136)
Average deferred tax liability related to intangibles (GAAP)		188
Average preferred equity (GAAP)		(464)
Average tangible common stockholders’ equity from continuing operations (non-GAAP)	D	$10,090
Adjusted return on average tangible common stockholders’ equity from continuing operations (non-GAAP) (3)	B/D	11.71%

(1)	In the fourth quarter of 2013, Regions recorded a non-tax deductible charge of $58 million related to previously disclosed inquires from government authorities concerning matters from 2009. Regions is in discussions with banking supervisors to resolve their inquiries on these matters.

(2)	In the third quarter of 2013, Regions recorded a $24 million pre-tax gain on sale of a non-core portion of a Wealth Management business.

(3)	Calculation used by the Compensation Committee was based upon whole dollar amounts: therefore, amounts differ slightly from the rounded calculation reflected here.

A-2       ï  2014 Proxy Statement

APPENDIX A

Adjusted Pre-Tax Pre-Provision Income From Continuing Operations to Risk-Weighted Assets (Non-GAAP)

The Adjusted Pre-Tax Pre-Provision Income from Continuing Operations to Risk-Weighted Assets table below presents computations of pre-tax pre-provision income (PPI) from continuing operations excluding certain adjustments (non-GAAP). Regions believes that the presentation of PPI and the exclusion of certain items from PPI provides a meaningful base for period-to-period comparisons, which management believes will assist stakeholders and the Compensation Committee in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions’ business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. Regions believes that presentation of these non-GAAP financial measures will permit stakeholders and the Compensation Committee to assess the performance of the Company on the same basis as that applied by management. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. In particular, a measure of income that excludes certain adjustments does not represent the amount that effectively accrues directly to stockholders.

Under the risk-based capital framework, a company’s balance sheet assets and credit equivalent amounts of off-balance sheet items are assigned to one of four broad risk categories. The aggregated dollar amount in each category is then multiplied by the risk-weighted category. The resulting weighted values from each of the four categories are added together and this sum is the risk-weighted assets total that, as adjusted, comprises the denominator of certain risk-based capital ratios. The amount disclosed as risk-weighted assets was calculated consistent with banking regulatory requirements.

(Unaudited) ($ amounts in millions)		Year Ended December 31, 2013
Net income from continuing operations available to common shareholders (GAAP)		$1,103
Preferred dividends (GAAP)		32
Income tax expense (GAAP)		452
Income from continuing operations before income taxes (GAAP)		1,587
Provision for loan losses (GAAP)		138
Pre-tax pre-provision income from continuing operations (non-GAAP)		1,725
Other adjustments:
Loss on early extinguishment of debt		61
Branch consolidation and property and equipment charges		5
Non-deductible regulatory charge		58
Securities gains, net		(26)
Leveraged lease terminations		(39)
Gain on sale of other assets		(24)
Adjusted pre-tax pre-provision income from continuing operations (non-GAAP)	A	$1,760
Risk weighted assets—average of the four quarters in 2013 (regulatory) (1)	B	$95,206
Adjusted pre-tax pre-provision income as a percentage of risk weighted assets (non-GAAP)	A/B	1.85%

(1) Based on average of quarter-end risk-weighted assets determined as follows:
March 31	$92,787
June 30	94,640
September 30	96,484
December 31 (estimated)	96,911
Average	$95,206

  ï  2014 Proxy Statement    A-3

APPENDIX A

Criticized and Classified Loans

($ amounts in millions)		Year Ended December 31, 2013
Total commercial (1)		$2,079
Total investor real estate (1)		936
Total consumer (2)		875
Total criticized and classified loans	A	$3,890
Total loans, net of unearned income	B	74,609
Criticized loans/loans	A/B	5.21%
(1)	Amount can be obtained from page 129 of the Regions Annual Report on Form 10-K for the year ended December 31, 2013 as the sum of the applicable subtotals of the special mention, substandard accrual and non-accrual columns.

(2)	Amount is from internal management reports.

Adjusted Net Charge-Offs Ratio (Non-GAAP)

The calculation for annualized net charge-offs as a percentage of average loans is presented in the table below. During the fourth quarter of 2013, Regions made the strategic decision to transfer certain primarily accruing restructured residential first mortgage loans to loans held for sale. These loans were marked down to fair value through net charge-offs upon transfer to held for sale. Management believes that excluding the incremental increase to net charge-offs from the net charge-off ratio will assist investors in analyzing the Company’s credit quality performance as well as provide a better basis from which to predict future performance. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. Although non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP.

($ amounts in millions)		Year Ended December 31, 2013
Total net charge-offs (GAAP)		$716
Net charge-offs associated with transfer of restructured residential first mortgage loans to loans held for sale		(151)
Adjusted net charge-offs (non-GAAP)	A	$565
Average loans, net of unearned income (GAAP)	B	$74,924
Adjusted net charge-offs as a percentage of average loans (non-GAAP)	A/B	0.75%

A-4       ï  2014 Proxy Statement

REGIONS FINANCIAL CORPORATION 1900 5TH AVENUE NORTH ATTN: INVESTOR RELATIONS BIRMINGHAM, AL 35203

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M65737-P46378	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

REGIONS FINANCIAL CORPORATION	THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following proposals:
Election of Directors	For	Against	Abstain
Proposal 1. Nominees:
1a. 1b. 1c. 1d. 1e. 1f. 1g. 1h. 1i. 1j. 1k. 1l. 1m.

 George W. Bryan

 Carolyn H. Byrd

 David J. Cooper, Sr.

 Don DeFosset

 Eric C. Fast

 O.B. Grayson Hall, Jr.

 John D. Johns

 Charles D. McCrary

 James R. Malone

 Ruth Ann Marshall

 Susan W. Matlock

 John E. Maupin, Jr.

 Lee J. Styslinger III

	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐
				The Board of Directors recommends you vote FOR the following proposal:	For	Against	Abstain
				Proposal 2. Ratification of Selection of Independent Registered Public Accounting Firm.	☐	☐	☐
The Board of Directors recommends you vote FOR the following proposal:
				Proposal 3. Nonbinding Stockholder Approval of Executive Compensation.	☐	☐	☐

				For address changes and/or comments, please check this box and write them on the back where indicated.			☐
				Please indicate if you plan to attend this meeting.	☐	☐
					Yes	No
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

REGIONS FINANCIAL CORPORATION

Annual Meeting of Stockholders

April 24, 2014

9:00 A.M. Central Time

Upper Lobby Auditorium of Regions Bank

1901 Sixth Avenue North

Birmingham, AL 35203

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement, Annual Report on Form 10-K and Chairman’s Letter are available at www.proxyvote.com.

M65738-P46378

PROXY CARD

REGIONS FINANCIAL CORPORATION

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Fournier J. Gale, III and Jeffrey A. Lee, and each of them, proxies with full power of substitution, to vote all of the shares of common stock of Regions Financial Corporation held of record by the undersigned at the Annual Meeting of Stockholders to be held on Thursday, April 24, 2014, and at any adjournments thereof. This card also provides voting instructions for shares held in the Regions Financial Corporation 401(K) Plan or the Computershare Investment Plan for Regions Financial Corporation and held of record by the trustees or agents of such plans. This proxy, when properly executed, will be voted in the manner directed by you. If you sign and return this proxy but do not give any directions, then the proxies will vote FOR Proposal 1, Election of all Director Nominees, FOR Proposal 2, Ratification of Selection of Independent Registered Public Accounting Firm, and FOR Proposal 3, Nonbinding Stockholder Approval of Executive Compensation. The proxies, in their discretion, are further authorized to vote (i) for the election of a person to the Board of Directors, if any nominee named herein becomes unable or unwilling to serve and (ii) on any other matter that may properly come before the meeting.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) (Continued and to be signed on reverse side)